Exhibit 2.2

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

In re:

FRONTIER INSURANCE GROUP, INC.	Chapter 11 Case No. 05-36877 (CGM)

Debtor.

FIRST AMENDED DISCLOSURE STATEMENT WITH

RESPECT TO FIRST AMENDED CHAPTER 11 PLAN

OF REORGANIZATION OF FRONTIER INSURANCE GROUP, INC.

BAKER & HOSTETLER, LLP

Matthew H. Charity, Esq. (MC-9629)

666 Fifth Avenue

New York, New York 10103

Telephone: (212) 589-4200

Facsimile: (212) 589-4201

Counsel for the Debtor and Debtor-in-Possession

Dated: October 17, 2005

EXECUTIVE SUMMARY

On July 5, 2005 (the “Petition Date”), Frontier Insurance Group, Inc. (the “Debtor”) filed a voluntary petition for relief pursuant to chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York in Poughkeepsie, New York (the “Bankruptcy Court”). Since the Petition Date, the Debtor has continued to manage its affairs as a debtor in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code, subject to the supervision of the Bankruptcy Court.

This disclosure statement (the “Disclosure Statement”) is submitted pursuant to section 1125 of the Bankruptcy Code for the solicitation of votes on the Chapter 11 Plan of Reorganization of Frontier Insurance Group, Inc. (the “Plan”; references herein to the Plan are intended to include any exhibits and supplements to the Plan) filed with the Bankruptcy Court.1 Capitalized terms used in this Disclosure Statement and not otherwise defined herein have the respective meanings set forth in the Plan.

The Disclosure Statement describes certain aspects of the Plan, the Debtor’s operations, significant events that occurred during the Debtor’s chapter 11 case (the “Chapter 11 Case”), the process relating to confirmation of the Plan by the Bankruptcy Court and related matters. The Disclosure Statement is designed to assist the Holder of any Impaired Claim against the Debtor in making an informed decision whether to vote to accept or reject the Plan. This executive summary is intended solely as a summary of the distribution provisions of the Plan. FOR A COMPLETE UNDERSTANDING OF THE PLAN, YOU SHOULD READ THE DISCLOSURE STATEMENT, THE PLAN AND THE EXHIBITS THERETO IN THEIR ENTIRETY. You may also wish to consult your own legal and financial advisors.

The Debtor is seeking to emerge from chapter 11 as a reorganized company that is wholly owned by Insurance Management Group, LLC (“IMG”), the Debtor’s largest single creditor and the Holder of the Debtor’s secured and senior indebtedness. The Reorganized Debtor will then be integrated within the companies owned by the Lancer Financial Group, Inc., IMG’s ultimate parent company. The proposed Plan establishes the framework by which the Debtor will (i) emerge from bankruptcy, (ii) resolve outstanding Claims, and (iii) make distributions to Creditors.

In general, the Plan provides that IMG will receive 100% of the stock of the Reorganized Debtor and that the Reorganized Debtor, which will be wholly owned by IMG, and other Creditors will receive Distributions from the liquidation of the Debtor’s Causes of Action, which will be assigned to a Creditor Trust. The Plan’s treatment of Creditors includes a modification of the subordination provisions in the indenture governing the Debtor’s Subordinated Debt obligations, which would otherwise require all Distributions allocated to Holders of Subordinated Debt Claims to be paid to IMG as the holder of “senior indebtedness” as defined in the Subordinated Debt Indenture. As a result of the modification in the Plan, Holders of Subordinated Debt Claims will be entitled to recoveries from the liquidation of the Debtor’s

[1]	This Disclosure Statement amends and restates the Debtor’s Disclosure Statement With Respect to Chapter 11 Plan of Reorganization of Frontier Insurance Group, Inc., dated and filed September 23, 2005.

Causes of Action on a sliding scale based upon the Net Litigation Proceeds realized from the liquidation of the Causes of Action, and the Reorganized Debtor, which will be wholly owned by IMG, will be entitled to the remaining Distributions allocated to the Subordinated Debt. Lastly, the other remaining assets of the Debtor will revest with the Reorganized Debtor.

The terms and provisions of the Plan, including those provisions governing Distributions to Holders of Allowed Claims, reflect the result of substantial negotiations between the Debtor and IMG, as well as negotiations with the Subordinated Debt Property Trustee.

This Disclosure Statement, the Plan and any documents attached or referred to in the Disclosure Statement or the Plan are the only materials that Creditors should use to determine whether to vote to accept or reject the Plan. A ballot (the “Ballot”) for voting on the Plan is enclosed with this Disclosure Statement submitted to Holders of Claims that the Debtor believes are entitled to vote on the Plan.

The last day to vote to accept or reject the Plan is November 22, 2005. To be counted, your Ballot must actually be received by the Voting Agent (as defined herein) by November 22, 2005 at 4:00 p.m. (prevailing Eastern Time) (the “Voting Deadline”). Any Ballots received after the Voting Deadline will not be counted. Claimants must return their Ballots to the Voting Agent in accordance with the Voting Instructions that accompany the Ballots.

October 11, 2005 at 4:00 p.m. (prevailing Eastern Time) is the record date (the “Record Date”). In order to be entitled to vote to accept or reject the Plan, a Holder of a Claim against the Debtor must be the record Holder of such Claim on the Record Date. Holders who acquire claims against the Debtor after the Record Date must arrange with their seller to receive a proxy from the Holder of record of such Claim on the Record Date.

By its order dated October 24, 2005 (the “Disclosure Statement Approval Order”), the Bankruptcy Court approved this Disclosure Statement for dissemination to the Debtor’s Creditors. BANKRUPTCY COURT APPROVAL OF THIS DISCLOSURE STATEMENT DOES NOT, HOWEVER, CONSTITUTE A DETERMINATION BY THE BANKRUPTCY COURT AS TO THE FAIRNESS OR MERITS OF THE PLAN. The Debtor believes that approval of the Plan maximizes the recovery to Creditors. The Debtor strongly urges Creditors to vote to accept the Plan by completing and returning their Ballots so that they will be received on or before the Voting Deadline.

2

The following table divides the Claims against and Equity Interests in the Debtor into separate Classes and summarizes the Plan’s treatment for each Class. The table also identifies which Classes are entitled to vote on the Plan based on rules set forth in the Bankruptcy Code.

Class	Description	Treatment	Status	Entitled to Vote
1	Priority Non- Tax Claims	Payment in full, in cash, of the allowed amount of each Claim (or as otherwise agreed).	Unimpaired	No (deemed to accept)

2	Secured Claims	At the option of the Creditor Trustee and the Reorganized Debtor, (i) the legal, equitable or contractual rights of each Claim will not be altered or the Claim will be rendered unimpaired, (ii) the property securing the Claim will be distributed to the Holder of such Claim and the Holder will be entitled to file a claim for any Deficiency Claim that will be entitled to treatment in Class 4A, (iii) the Holder of each Claim shall be paid Cash in the amount of the unpaid portion of the Allowed Secured Claim plus postpetition interest calculated at the federal judgment rate or (iv) if the Claim is secured due to valid right of setoff, the Holder will be permitted to offset such Claim against amounts due to the Debtor.	Impaired	Yes

Each Secured Claim shall be deemed to be in its own Class of Claims for purposes of sections 1122 and 1129 of the Bankruptcy Code.

3	IMG Claim	100% of the New Common Stock of the Reorganized Debtor, provided that the Reorganized Debtor, which will be wholly owned by IMG, also shall receive the Distributions pursuant to Section 4.05 of the Plan.	Impaired	Yes

4A	General Unsecured Claims	Pro Rata share of any Net Litigation Proceeds; provided that the Pro Rata share shall be calculated by considering Classes 4A and 4B as a single Class.	Impaired	Yes
Holders of Class 4A General Unsecured Claims will not receive any Cash Distributions on the Effective Date.

3

Class	Description	Treatment	Status	Entitled to Vote
4B	Subordinated Debt Claims	Each Holder of an Allowed Class 4B Subordinated Debt Claim shall receive the following amounts:	Impaired	Yes

(i) 5% of the Pro Rata share of any Net Litigation Proceeds between $1 and $5,000,000;

(ii) 10% of the Pro Rata share of any Net Litigation Proceeds between $5,000,001 and $10,000,000;

(iii) 15% of the Pro Rata share of any Net Litigation Proceeds between $10,000,001 and $20,000,000;

(iv) 20% of the Pro Rata share of any Net Litigation Proceeds between $20,000,001 and $40,000,000; and

(v) 50% of the Pro Rata share of any Net Litigation Proceeds in excess of $40,000,000,

provided, however, that for purposes of calculating the Pro Rata share of the Net Litigation Proceeds, Classes 4A and 4B will be considered as a single Class; provided further, however, that the Reorganized Debtor shall receive the following amounts:

(i) 95% of the Pro Rata share of any Net Litigation Proceeds between $1 and $5,000,000;

(ii) 90% of the Pro Rata share of any Net Litigation Proceeds between $ 5,000,001 and $10,000,000;

(iii) 85% of the Pro Rata share of any Net Litigation Proceeds between $10,000,001 and $20,000,000;

(iv) 80% of the Pro Rata share of any Net Litigation Proceeds between $ 20,000,001 and $40,000,000; and

(v) 50% of the Pro Rata share of any Net Litigation Proceeds in excess of $40,000,000.

This treatment represents a modification to the subordination provisions of the Subordinated Debt Indenture, which would otherwise require all Distributions allocated to Class 4B Claimants to be paid to IMG until the IMG Claim is paid in full.

In addition, Holders of Class 4B Claims will receive a Cash Distribution of $50,000 on the Effective Date or as soon after as is reasonably practicable. Distributions to Holders of Subordinated Debt Claims will be reduced by the reasonable fees and expenses of the Subordinated Debt Property Trustee, including the fees and disbursements of counsel in accordance with the terms of the Subordinated Debt Indenture. On or about the Effective Date, the Subordinated Debt Property Trustee will provide the Debtor with invoices for its reasonable fees and expenses, including the fees and expenses of counsel, to the Effective Date.

5	Non-Debtor Subsidiary Claims	No distribution.	Impaired	No (deemed to reject)

4

Class	Description	Treatment	Status	Entitled to Vote
6	Equity Securities § 510(b) Claims	No distribution.	Impaired	No (deemed to reject)

7	Equity Interests	No distribution.	Impaired	No (deemed to reject)

5

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(continued)

Page
D. Creditor-Related Activities	18

1. Section 341 Meeting	19

2. Plan Negotiations with IMG and the Subordinated Debt Property Trustee	18

E. Claims Process and Bar Dates	19

1. Schedules and Statements	19

2. Claims Bar Date and Proofs of Claim	19

3. Claims Objections and Claims Reconciliation	20

4. Potential Recoveries on Claims	24

V. SUMMARY OF THE PLAN	24

A. Overview	24

B. Treatment of Unclassified Claims	25

1. Administrative Claims and Administrative Claims Bar Date	25

2. Professional Fees and Deadline for Final Fee Applications	25

3. Priority Tax Claims	26

4. IMG DIP Loan	26

C. Treatment of Classified Claims and Equity Interests	26

1. Summary	26

2. Treatment of each Class of Claims and Equity Interests	27

D. Summary of Certain Other Provisions of the Plan	33

1. Transactions on the Effective Date	33

2. The Reorganized Debtor	33

3. The Creditor Trust	35

4. Cancellation of Notes, Instruments, Debentures and Equity Interests	39

5. Discharge of Claims and Termination of Equity Interests	40

6. Releases by the Debtor	40

7. Injunctions	41

8. Exculpation and Limitation of Liability	42

9. Estimation of Claims	43

10. Treatment of Disputed Claims	44

11. Distributions	44

-ii-

(continued)

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(continued)

Page
D. Tax Treatment of the Creditor Trust and Trust Beneficiaries	56

1. Classification of the Creditor Trust	57

2. General Tax Reporting by the Creditor Trust and Trust Beneficiaries	56

3. Tax Reporting for Trust Assets Allocable to Disputed Claims	57

E. Information Reporting and Tax Withholding	57

F. Importance of Obtaining Professional Tax Assistance	58

IX. SOLICITATION, VOTING AND PLAN ACCEPTANCE	58

A. In General	58

B. Solicitation of Creditors and Equity Interest Holders Entitled to Vote	59

C. Fiduciaries and Other Representatives	60

D. General Voting Procedures	60

E. Acceptance of Plan	62

X. PLAN CONFIRMATION	62

A. In General	62

B. The Confirmation Hearing	63

C. Requirements for Confirmation of the Plan	63

D. Best Interests Test	66

1. Overview	66

2. Liquidation Analysis	66

E. Plan Feasibility	70

F. Section 1129(b): Unfair Discrimination and the “Fair and Equitable” Test	71

1. No Unfair Discrimination	71

2. Fair and Equitable Test: “Cramdown”	72

XI. ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN	73

XII. CONCLUSION AND RECOMMENDATION	74

-iv-

TABLE OF EXHIBITS

Exhibit	Name
A	Plan of Reorganization

B	Budget of Operating Expenses of Reorganized Debtor

i

DISCLOSURE STATEMENT FOR THE CHAPTER 11 PLAN OF

REORGANIZATION OF FRONTIER INSURANCE GROUP, INC.

I. INTRODUCTION

A.	Purpose of Disclosure Statement

The Debtor submits this Disclosure Statement pursuant to section 1125 of the Bankruptcy Code to solicit votes on its Plan. A copy of the Plan is attached hereto as Exhibit A. The purpose of this Disclosure Statement is to provide information of a kind and in sufficient detail to enable each Creditor who is entitled to vote on the Plan to make an informed decision whether to accept or reject the Plan. This Disclosure Statement also sets forth information regarding the history of the Debtor, its business, the Chapter 11 Case and the Plan. Finally, this Disclosure Statement enables the Bankruptcy Court to determine whether the Plan complies with the provisions of the Bankruptcy Code and should be confirmed.

If there is any inconsistency between the Plan and the descriptions in the Disclosure Statement, the terms of the Plan will control. Capitalized terms used herein and not otherwise defined herein have the respective meanings set forth in the Plan.

B.	Qualification of Summaries in Disclosure Statement

This Disclosure Statement contains summaries of certain provisions of the Plan, certain statutory provisions, certain documents related to the Plan, certain events in the Chapter 11 Case and certain financial information. Although the Debtor believes that the summaries contained herein are fair and accurate, such summaries are qualified to the extent that they do not set forth the entire text of the respective documents, statutory provisions or financial information.

For your convenience, a copy of the Plan is attached to this Disclosure Statement. All of the exhibits to the Plan and this Disclosure Statement and other pleadings and orders relating to the Chapter 11 Case are available for inspection during regular business hours (8:00 a.m. to 4:00 p.m. weekdays, except legal holidays) at the Office of the Clerk of the Court, United States Bankruptcy Court for the Southern District of New York, 74 Chapel Street – Suite 200, Albany, New York 12207 or on the Bankruptcy Court’s internet website at http://www.nysb.uscourts.gov. A login and password to the Bankruptcy Court’s Public Access to Electronic Court Records (“PACER”) are required to access this information and can be obtained through the PACER Service Center at http://www.pacer.psc.uscourts.gov.

C.	Source of Information in Disclosure Statement

Factual information in this Disclosure Statement has been compiled from numerous sources, including (i) the Debtor’s books and records, (ii) publicly filed quarterly and annual reports, (iii) the Debtor’s management and (iv) pleadings filed with the Bankruptcy Court. The Debtor is unable to warrant or represent that the information contained herein, including the financial information, is without any inaccuracy or omission.

D.	General Disclaimers

THE INFORMATION IN THIS DISCLOSURE STATEMENT IS INCLUDED HEREIN FOR PURPOSES OF SOLICITING ACCEPTANCES OF THE PLAN AND MAY NOT BE RELIED UPON FOR ANY PURPOSE OTHER THAN TO DETERMINE HOW TO VOTE ON THE PLAN. NO PERSON MAY GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS, OTHER THAN THE INFORMATION AND REPRESENTATIONS IN THIS DISCLOSURE STATEMENT, REGARDING THE PLAN OR THE SOLICITATION OF ACCEPTANCES OF THE PLAN.

ALL CREDITORS SHOULD READ THIS DISCLOSURE STATEMENT AND THE PLAN, AND ANY EXHIBITS THERETO, IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN. THE STATEMENTS IN THIS DISCLOSURE STATEMENT ARE MADE ONLY AS OF THE DATE HEREOF UNLESS ANOTHER TIME IS SPECIFIED HEREIN. THE TRANSMISSION OF THIS DISCLOSURE STATEMENT SHALL NOT CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION STATED SINCE THE DATE HEREOF. AFTER THE DATE HEREOF, THERE CAN BE NO ASSURANCE THAT (A) THE INFORMATION AND REPRESENTATIONS CONTAINED HEREIN WILL BE MATERIALLY ACCURATE, AND (B) THIS DISCLOSURE STATEMENT CONTAINS ALL MATERIAL INFORMATION.

NO PERSON SHALL CONSTRUE THE CONTENTS OF THIS DISCLOSURE STATEMENT AS PROVIDING ANY LEGAL, BUSINESS, FINANCIAL OR TAX ADVICE. EACH PERSON SHOULD CONSULT WITH HIS OR HER OWN LEGAL, BUSINESS, FINANCIAL OR TAX ADVISORS AS TO ANY MATTERS CONCERNING THE SOLICITATION AND THE PLAN.

THIS DISCLOSURE STATEMENT HAS BEEN PREPARED IN ACCORDANCE WITH SECTION 1125 OF THE BANKRUPTCY CODE AND RULE 3016 OF THE FEDERAL RULES OF BANKRUPTCY PROCEDURE AND NOT NECESSARILY IN ACCORDANCE WITH FEDERAL OR STATE SECURITIES LAWS OR OTHER NON-BANKRUPTCY LAW. THIS DISCLOSURE STATEMENT HAS NEITHER BEEN APPROVED NOR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), NOR HAS THE SEC PASSED UPON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED HEREIN. THIS DISCLOSURE STATEMENT WAS PREPARED TO PROVIDE HOLDERS OF CLAIMS AGAINST AND EQUITY INTERESTS IN THE DEBTOR WITH “ADEQUATE INFORMATION” (AS DEFINED IN THE BANKRUPTCY CODE) SO THAT THEY CAN MAKE AN INFORMED JUDGMENT ABOUT THE PLAN. PERSONS OR ENTITIES TRADING IN, OR OTHERWISE PURCHASING, SELLING, OR TRANSFERRING, SECURITIES OF THE DEBTOR SHOULD NOT RELY UPON THIS DISCLOSURE STATEMENT FOR SUCH PURPOSES AND SHOULD EVALUATE THIS DISCLOSURE STATEMENT AND THE PLAN IN LIGHT OF THE PURPOSE FOR WHICH THEY WERE PREPARED.

CERTAIN INFORMATION IN THIS DISCLOSURE STATEMENT IS BY ITS NATURE FORWARD-LOOKING AND CONTAINS ESTIMATES, ASSUMPTIONS AND PROJECTIONS THAT MAY BE MATERIALLY DIFFERENT FROM ACTUAL FUTURE RESULTS. THE WORDS “BELIEVE”, “MAY”, “WILL”, “ESTIMATE”, “CONTINUE”, “ANTICIPATE”, “INTEND”, “EXPECT”, AND SIMILAR EXPRESSIONS IDENTIFY THESE FORWARD-LOOKING STATEMENTS. ALL FORWARD-LOOKING STATEMENTS ARE SUBJECT TO A NUMBER OF RISKS, UNCERTAINTIES, AND ASSUMPTIONS, INCLUDING THOSE DESCRIBED IN SECTION VII “CERTAIN RISK FACTORS IN CONNECTION WITH THE PLAN.” IN LIGHT OF THESE RISKS AND UNCERTAINTIES, THE FORWARD-LOOKING EVENTS AND CIRCUMSTANCES DISCUSSED IN THIS DISCLOSURE STATEMENT MAY NOT OCCUR, AND ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THE FORWARD-LOOKING STATEMENTS. THE DEBTOR DOES NOT UNDERTAKE ANY OBLIGATION TO PUBLICLY UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

THE FINANCIAL INFORMATION IN THIS DISCLOSURE STATEMENT AND IN ITS EXHIBITS HAS NOT BEEN AUDITED BY A CERTIFIED PUBLIC ACCOUNTANT AND HAS NOT BEEN PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES.

THIS DISCLOSURE STATEMENT SHALL NOT CONSTITUTE OR BE CONSTRUED AS AN ADMISSION OF ANY FACT OR LIABILITY, AS A STIPULATION OR AS A WAIVER OF THE RIGHTS OF ANY PERSON. THE DISCLOSURE STATEMENT SHALL NOT BE ADMISSIBLE IN ANY NONBANKRUPTCY PROCEEDING INVOLVING THE DEBTOR OR ANY OTHER PARTY, NOR SHALL IT BE CONSTRUED TO BE CONCLUSIVE ADVICE ON THE TAX, SECURITIES, OR OTHER LEGAL EFFECTS OF THE REORGANIZATION OR THE PLAN ON HOLDERS OF CLAIMS AGAINST, OR INTERESTS IN, THE DEBTOR.

II. PLAN VOTING INSTRUCTIONS AND PROCEDURES

A.	Notice to Holders of Claims and Equity Interests

On October 24, 2005, the Bankruptcy Court entered the Disclosure Statement Approval Order approving this Disclosure Statement and finding that it contains information of a kind and in sufficient detail to enable the Holders of Claims against and Equity Interests in the Debtor that are entitled to vote to make an informed judgment about the Plan. THE BANKRUPTCY COURT’S APPROVAL OF THIS DISCLOSURE STATEMENT CONSTITUTES NEITHER A GUARANTY OF THE ACCURACY OR COMPLETENESS OF THE INFORMATION CONTAINED HEREIN, NOR AN ENDORSEMENT OF THE PLAN BY THE COURT.

If confirmed by the Bankruptcy Court, the Plan will bind all Holders of Claims against and Equity Interests in the Debtor, whether or not they are entitled to vote or did vote on the Plan and whether or not they receive or retain any Distributions or property under the Plan. Thus, you are encouraged to read this Disclosure Statement carefully.

THIS DISCLOSURE STATEMENT IS THE ONLY DOCUMENT AUTHORIZED BY THE BANKRUPTCY COURT TO BE USED IN CONNECTION WITH THE SOLICITATION OF VOTES ON THE PLAN. No solicitation of votes may be made until this Disclosure Statement has been sent, and no person has been authorized to distribute any information concerning the Debtor other than the information contained herein.

B.	Solicitation Package

In addition to approving this Disclosure Statement, the Bankruptcy Court has established certain voting procedures, scheduled a hearing at which the Bankruptcy Court will consider confirmation of the Plan (the “Confirmation Hearing”) and approved the form of the notice of the Confirmation Hearing (the “Confirmation Hearing Notice”). Accompanying this Disclosure Statement are copies of (i) the Plan (Exhibit A); (ii) the Confirmation Hearing Notice, which provides notice of, among other things, the time for submitting Ballots to accept or reject the Plan, the date, time and place of the Confirmation Hearing, and the time for filing objections to confirmation of the Plan; and (iii) for Creditors who are entitled to vote on the Plan, one or more Ballots (and return envelopes) for voting on the Plan. If you did not receive a Ballot and believe that you should have, please contact the Voting Agent identified below.

C.	Voting Procedures, Ballots And Voting Deadline

Pursuant to the provisions of the Bankruptcy Code, only holders of claims and interests in classes that are (i) treated as “impaired” by the plan of reorganization and (ii) entitled to receive a distribution under such a plan are entitled to vote on the plan. Under the Plan, only Holders of Claims in the following Classes are entitled to vote on the Plan:

•	Class 2 (Secured Claims)

•	Class 3 (IMG Claim)

•	Class 4A (General Unsecured Claims)

•	Class 4B (Subordinated Debt Claims)

Claims and Equity Interests in other Classes are either unimpaired and their Holders are deemed to have accepted the Plan, or they are receiving no Distributions under the Plan and their Holders are deemed to have rejected the Plan.

Notwithstanding the foregoing, only Holders of Allowed Claims in the voting Classes are entitled to vote on the Plan. A Claim as to which an objection has been Filed is not an Allowed Claim, and is thus not entitled to vote, unless and until the objection is determined, resolved or adjudicated in the Bankruptcy Court or another court of competent jurisdiction or pursuant to agreement with the Debtor. However, the Bankruptcy Court may deem a Disputed Claim to be

Allowed on a provisional basis, for purposes only of voting on the Plan. Therefore, although there may be a Ballot enclosed with this Disclosure Statement, the votes cast by Holders of Disputed Claims will not be counted unless the Bankruptcy Court provisionally allows such Claims for purposes of voting on the Plan. If your Claim is disputed and you wish your vote on the Plan to be counted, it is your obligation to obtain an order provisionally allowing your Claim.

If you are entitled to vote to accept or reject the Plan, a Ballot is enclosed for the purpose of voting on the Plan. After carefully reviewing the Plan, this Disclosure Statement, and the detailed instructions accompanying your Ballot, please (i) indicate your acceptance or rejection of the Plan by checking the appropriate box on the enclosed Ballot and (ii) complete and sign your original Ballot (copies will not be accepted) and return it in the envelope provided so that it is RECEIVED by the Voting Deadline of 4:00 p.m. Eastern Time on November 22, 2005.

Each Ballot has been coded to reflect the Class of Claims it represents. In voting to accept or reject the Plan, you must use only the coded Ballot or Ballots sent to you with this Disclosure Statement. If you believe you received the wrong Ballot, please contact the Voting Agent named below in the next subsection. Any Person who holds Claims in more than one Class is required to vote its Claim in each Class separately and separate Ballots will be provided.

IN ORDER FOR YOUR VOTE TO BE COUNTED, YOUR BALLOT MUST BE PROPERLY COMPLETED AS SET FORTH ABOVE AND IN ACCORDANCE WITH THE VOTING INSTRUCTIONS ACCOMPANYING THE BALLOT AND RECEIVED NO LATER THAN NOVEMBER 22, 2005 AT 4:00 P.M. PREVAILING EASTERN TIME (THE “VOTING DEADLINE”) BY THE GARDEN CITY GROUP (THE “VOTING AGENT”) at the following address:

IF BY MAIL:	IF BY HAND OR OVERNIGHT COURIER:

The Garden City Group, Inc.	The Garden City Group, Inc.
Voting Agent for Frontier	Voting Agent for Frontier
Insurance Group, Inc., Debtor	Insurance Group, Inc., Debtor
PO Box 9000 #6359	105 Maxess Road
Merrick, New York 11566-9000	Melville, New York 11747-3836

BALLOTS RECEIVED AFTER THE VOTING DEADLINE WILL NOT BE COUNTED UNLESS THE BANKRUPTCY COURT SO ORDERS. Any Ballot that is executed and returned but which does not indicate an acceptance or rejection of the Plan will not be counted.

DO NOT RETURN ANY DEBT INSTRUMENTS WITH YOUR BALLOT.

If you have any questions about the procedure for voting your Claim or with respect to the packet of materials that you have received, please contact the Voting Agent at the following phone numbers: (631) 470-6807 (Barbara Keane) or (631) 470-6834 (Jeffrey Stein).

If you wish to obtain, at your own expense (unless otherwise specifically required by Bankruptcy Rule 3017(d)), an additional copy of the Plan or this Disclosure Statement, please contact the Voting Agent.

Unless otherwise directed by the Bankruptcy Court, all questions as to the validity, form, eligibility (including time of receipt), acceptance, and revocation or withdrawal of Ballots will be determined by the Debtor, whose determination will be final and binding unless otherwise determined by Final Order of the Bankruptcy Court. The Debtor reserves the right to contest the validity of any revocation or withdrawal. The Debtor also reserves the right to reject any and all Ballots not in proper form, the acceptance of which would, in the opinion of the Debtor or its counsel, be unlawful. Neither the Debtor nor any other person will be under any duty to provide notification of defects or irregularities with respect to deliveries of Ballots nor will any of them incur any liabilities for failure to provide such notification.

D.	Acceptance of Plan

Acceptance of the Plan by a Class of Creditors entitled to vote on the Plan is governed by section 1126 of the Bankruptcy Code, which defines acceptance of a plan by a class of claims as acceptance by holders of two-thirds in dollar amount and a majority in number of the claims of that class who actually vote to accept or to reject the plan.

E.	Confirmation Hearing and Deadline for Objections to Confirmation

The Bankruptcy Court has scheduled the Confirmation Hearing for November 29, 2005 at 2 p.m. (prevailing Eastern Time), or as soon thereafter as counsel may be heard, before the Honorable Cecelia Morris, United States Bankruptcy Judge, in the United States Bankruptcy Court, Southern District of New York, 176 Church Street, Poughkeepsie, New York 12601. The Confirmation Hearing may be adjourned from time to time without notice beyond that given in open court. At the Confirmation Hearing, the Bankruptcy Court will (i) determine whether the requisite votes have been obtained for each voting Class, (ii) hear and determine objections, if any, to confirmation of the Plan, and (iii) determine whether or not to confirm the Plan.

The Bankruptcy Court has directed that objections, if any, to confirmation of the Plan must be made in writing and specify in detail (i) the name of the objector, (ii) all grounds for the objection, and (iii) the amount of the Claim or number and class of shares of Equity Interest held by the objector. Any objection must be filed with the Clerk of the Bankruptcy Court, with a copy to the Chambers, and served upon the following parties so that it is RECEIVED on or before November 22, 2005 at 4:00 p.m. (prevailing Eastern Time):

Counsel for the Debtor	United States Trustee

Baker & Hostetler, LLP	Office of the United States Trustee
666 Fifth Avenue	74 Chapel Street
New York, New York 10103	Albany, New York 12207
Facsimile: (212) 589-4201	Attention: Eric Small, Esq.
Attn: Matthew H. Charity, Esq.

Counsel for IMG

Gibson, Dunn & Crutcher LLP

200 Park Avenue

New York, New York 10166

Facsimile: (212) 351-4035

Attn: Craig A. Bruens, Esq.

III. HISTORY OF THE DEBTOR AND COMMENCEMENT OF THE CASE

A.	Overview of Prepetition Operations

1.	History and Overview of Business Operations

The Debtor (Pink Sheets: FTER)2 was incorporated in Delaware in April 1986 as a holding company which, through its direct and indirect wholly owned subsidiaries, previously conducted business in all 50 states, the District of Columbia, Puerto Rico, Mexico, Greece, Guam and the Virgin Islands as a specialty insurer underwriting various specialty property/casualty coverages. In October 1986, the Debtor became a public company. It immediately began expanding its business through strategic acquisitions of other insurance entities.

The specialty coverages offered (presently or in the past) by the Debtor, through its subsidiaries, include medical and dental malpractice, surety, general liability, short-term auto rental, nonstandard automobile, manufactured housing, excess workers’ compensation, environmental and pollution liability, and until January 2000, credit-related insurance products. The principal insurance subsidiaries3 through which the Debtor offered such coverages include Frontier Insurance Company (“FIC”)4, Douglass Financial Corp. (“Douglass”)5, Lyndon Insurance Group (“Lyndon”), Western Indemnity Insurance Company (“Western”), Regency Insurance Company (“Regency”)6, and Acceleration Life Insurance Company (“Acceleration” and, collectively, the “Insurance Subsidiaries”). All of the Insurance Subsidiaries other than

[2]	The OTC Bulletin Board suspended trading of Frontier’s common stock as of June 27, 2001. Frontier’s stock is currently traded on the Pink Sheets.

[3]	The description of the Debtor’s non-debtor subsidiaries is contained herein to provide a full understanding of the Debtor and its business and financial condition.

[4]	FIC’s subsidiaries include Frontier Pacific Insurance Company (“Frontier Pacific”), United Capitol Holding Company (“United”) (which is the parent of United Capitol Insurance Company (“United Capitol”), Olympic Underwriting Managers, Inc., Fischer Underwriting Group, Inc., and Environmental & Commercial Insurance Agency, Inc.), Surety Bond Connection Agency (which is the parent of Agents Bond Connection Agency and Advantage Casualty & Health Agency). These entities are sometimes referred to as the “FIC Subsidiaries.”

[5]	Douglass is the parent of Douglass Frontier, LLC (“Douglass Frontier”).

[6]	Regency was the parent of Regency Insurance Company and is the parent of Emrol Premium Finance Company.

FIC and Frontier Pacific, were acquired by the Debtor beginning in approximately 1996. In or around January 2000, the Debtor sold its ownership interest in Lyndon and Acceleration to Protective Life Insurance Company, a third party not affiliated with the Debtor or its subsidiaries.

Through the Insurance Subsidiaries, the Debtor formerly managed six principal divisions of insurance, with each division producing different insurance products: (i) health care; (ii) surety; (iii) alternative risk; (iv) specialty programs; (v) environmental, excess and surplus lines; and (vi) personal and credit-related products.

The health care division underwrote a full range of property and casualty products for healthcare providers and related companies and institutions. Products offered included medical malpractice, general liability and commercial multi-peril coverages. Additionally, this division served the medical professional community through the design and distribution of products and services that targeted the unique exposures for medical and dental professional risks, and included such exposures for physicians, internists, dentists, chiropractors, psychiatrists and other specialists. The business produced by this division was underwritten primarily through FIC, Frontier Pacific and Western.

The Debtor’s surety division underwrote bonds for small contract bonds, license and permit bonds, subdivision bonds, service contract bonds, workers’ compensation self insurance bonds, high deductible guarantee bonds, landfill closure bonds, custom bonds, bail bonds, fidelity bonds and various forms of miscellaneous guarantee contracts. The business produced by this division was predominantly underwritten through Spencer Douglass Insurance Associates, Inc. (“SDIA”) and Frontier Pacific. Custom and fidelity bonds were produced by specialty bond agents which had exclusive underwriting agreements with FIC.

The Debtor’s alternative risk division underwrote excess workers’ compensation and stop loss coverage for self-insured medical and group accident and health plans. In addition, this division provided a full range of risk management services, including the formation and management of off-shore captive and rent-a-captive entities, which underwrote a broad range of coverages. The business produced by this division was predominantly underwritten through FIC.

The Debtor’s specialty programs division produced a wide variety of specialty coverages, including crane operators, tow truck operators, pest control, artisan contractors, children’s summer camps, day care centers, alarms and guards, outdoor recreation, demolition contractors, nonstandard auto coverage and white water rafting. Additionally, this division underwrote a short term auto rental program. The business produced by this division was predominantly underwritten through FIC and Frontier Pacific.

The environmental, excess and surplus divisions predominantly underwrote commercial general liability, pollution and professional liability for contractors, consultants and engineers engaged in the remediation of environmentally impaired properties, including those contractors and consultants involved in the abatement of asbestos. These divisions also provided, on a limited basis, pollution liability for facilities engaged in managing waste or the use of hazardous substances. The business produced by these divisions was predominantly underwritten through United Capitol. In August 2000, the Debtor sold the renewal rights to policies related to its environmental, excess and surplus divisions casualty business and certain classes of surety business to Gulf Insurance Company, a third party not related to the Debtor or its subsidiaries. Following this transaction, United Capitol ceased generating new or renewal business.

The Debtor’s personal and credit-related divisions underwrote coverages for collateral protection, extended warranty, extended service contracts, homeowners multi-peril, credit property, involuntary unemployment, nonstandard auto coverage, residual value, mechanical breakdown, credit life, credit property, and credit accident and health. These coverages were underwritten primarily through Lyndon, Acceleration and Regency. However, as stated above, in or around January 2000, the Debtor sold its interest in Lyndon and Acceleration. In addition, in mid-2000, the Debtor sold its interest in Regency. From and after the date of these transactions, the Debtor has not written personal or credit-related policies.

In addition to the Insurance Subsidiaries, the Debtor owns, directly or indirectly, subsidiaries that had been primarily engaged in the business of selling insurance policies or managing claims for various clients. These subsidiaries are Medical Professional Liability Agency, Inc. (“MedPro”), Pioneer Claims Management, Inc. (“PCMI”), SDIA, RMH Company, Inc. (“RMH”), Mr. Bail, LLC (“Mr. Bail”), Bond America (“Bond America”) FPC Advertising (“ FPC”), Brook Smith Agency, Inc. (“Brook Smith”) Award Insurance Services, LLC (“ Award” and, collectively, the “Non-Insurance Subsidiaries”). With the exception of MedPro, all of the Non-Insurance Subsidiaries have ceased their business operations.

2.	Prepetition Indebtedness

The Debtor is a holding company that historically has funded its cash requirements through sales of its common stock and borrowings. The Insurance Subsidiaries have been capitalized by substantial contributions by the Debtor, and have not historically been a principal source of liquidity for the Debtor other than on divestiture. The Insurance Subsidiaries are subject to dividend restrictions imposed by state insurance regulators and federal law.

(a)	The IMG Claim

The Debtor is indebted to IMG in the approximate principal amount of $63,350,000, plus accrued interest in excess of $18,632,512.28. IMG’s claim arises from a June 3, 1997 Credit Agreement (the “Credit Agreement”) among the Debtor, various lending institutions and Deutsche Bank, AG New York Branch and/or Cayman Islands Branch, as Administrative Agent. Pursuant to the Credit Agreement, the Debtor borrowed $100,000,000 in principal amount (the “Loans”) from the lenders who were party to the Credit Agreement (collectively, the “Lenders”). Pursuant to a Purchase and Sale Agreement dated October 14, 2003 entered into by IMG, the Lenders and the Debtor, IMG purchased the Loans from the Lenders. In connection with the Purchase and Sale Agreement, the Lenders, among other things, entered into an “Assignment Agreement” pursuant to which they assigned all of their rights and interests under the Credit Agreement and with respect to the outstanding Loans to IMG, including the right to receive payments of principal and interest on account of the Loans. The Debtor’s obligations to IMG are secured by valid, perfected, enforceable and unavoidable Liens on the stock of the Insurance and Non-Insurance Subsidiaries and the proceeds thereof.

(b)	The Subordinated Debt Claims

In addition to the IMG secured debt, in 1996, the Debtor issued 6 1/4% Convertible Subordinated Debentures Due 2026 in the approximate aggregate principal amount of $129,530,000. The Subordinated Debt is held by the Subordinated Debt Property Trustee for the benefit of the Holders of certain Trust Securities, which were issued by Frontier Financing Trust in relation to the acquisition of the Subordinated Debt. As of the Petition Date, according to the proof of claim filed by the Subordinated Debt Property Trustee, the outstanding principal amount of the Subordinated Debt was $123,151,350 plus accrued interest in excess of $41,268,635.17. In April, 2005, the Debtor did not make its interest payment to the Holders of the Subordinated Debt.

(c)	Description of the Subordination of the Subordinated Debt Claims to the IMG Claim

The Debtor’s obligations with respect to the Subordinated Debt are pre-petition unsecured obligations and are subordinate to the Debtor’s senior indebtedness owing to IMG.

The terms of the Subordinated Debt Indenture, in particular Section 1201 of the Subordinated Debt Indenture, provide that the payment of all Subordinated Debt shall be subordinated and junior in right of payment to the prior payment in full of all existing and future “Senior Indebtedness.” Further, Section 1203 of the Subordinate Debt Indenture provides that “[u]pon any payment by the [Debtor] or distribution of assets of the [Debtor] of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding up or liquidation or reorganization of the [Debtor] . . . all principal of, and premium, if any, and interest due or to become due on, all Senior Indebtedness must be paid in full before any payment is made on account of the principal (and premium, if any) or interest on the [Subordinated] Debentures.” Finally, Section 101 of the Subordinated Debt Indenture defines “Senior Indebtedness” as, among other things, “(i) the principal, premium, if any, and interest with respect to (A) indebtedness of [Frontier Insurance Group, Inc.] for money borrowed.”

Because the IMG Claim is for money borrowed by the Debtor from the Lenders under the Credit Agreement, the Debtor believes that the IMG Claim is “Senior Indebtedness” under the terms of the Subordinated Debt Indenture and that the Subordinated Debt Claims, therefore, are subordinate to the IMG Claim.

3.	Postpetition Financing – IMG DIP Loan

By interim order dated October 19, 2005, the Bankruptcy Court authorized the Debtor to borrow up to $140,000 from IMG on an interim basis pending a total commitment of $380,000 (collectively with all other obligations under the Debtor in Possession Loan and Security Agreement between the Debtor and IMG, dated as of October 19, 2005, the “IMG DIP Loan”)

to finance the Debtor’s operations pending the Debtor’s sale of the Monticello Property. The Debtor may use the IMG DIP Loan (i) to pay the operating and business expenses of the Debtor, including certain “Carve-Out Expenses,” that are set forth in a budget prepared by the Debtor, (ii) to pay any bankruptcy-related charges as allowed by the Bankruptcy Court, including fees of the Clerk of the Court and the United States Trustee, and (iii) for such other purposes, including costs associated with confirmation of the Plan, that the Debtor and the Lender agree to in writing.

The IMG DIP Loan will terminate upon the earlier of the Effective Date, December 31, 2005 or the closing of the sale of the Monticello Property. The Debtor is required to repay the IMG DIP Loan, plus interest at a rate of 9%, in full upon termination of the IMG DIP Loan, except if the termination of the IMG DIP Loan results from the occurrence of the Effective Date and the Debtor does not have sufficient funds to pay the IMG DIP Loan at that time, then (a) the IMG DIP Loan shall be paid on a first-priority basis solely from the Net Litigation Proceeds resulting from the liquidation of the Trust Assets in the ordinary course by the Creditor Trustee in accordance with Section 2.06 of the Plan and the provisions of the Creditor Trust Agreement, (b) the IMG DIP Loan shall continue to accrue interest pursuant to Section 2.03 of the IMG DIP Loan agreement until it is paid in full in cash, (c) the Liens securing the IMG DIP Loan shall remain in full force and effect with respect to the Trust Assets until the IMG DIP Loan is paid in full in cash, and (d) all other obligations under the IMG DIP Loan agreement, except for those set forth above, shall be otherwise terminated and superseded by the obligations set forth in the Plan and the Creditor Trust Agreement.

The terms of the interim order approving the IMG DIP Loan provide that IMG’s commitment with respect to the IMG DIP Loan may be increased by an additional $445,000 without further order of the Bankruptcy Court. The interim order will become a final order unless objections are filed before October 31, 2005.

B.	Legal Proceedings

1.	Prepetition Proceedings

Exclusive of proceedings pending in the Bankruptcy Court, as of the Petition Date, the Debtor was a defendant, or subject to counterclaims, in nine pending lawsuits as identified below:

Proceeding	Case No.	Court	Status
J. Anthony Clark, Director of Insurance of State of Illinois v. Frontier Insurance Group, et al.	Index # 03L000534	Circuit Court Cook County, Illinois	Settlement pending

Tomoka Re. Holdings v. Frontier Insurance Group, et al.	Index # 03 CV 4904	U.S.D.C. - S.D.N.Y.	Discovery

Frontier Insurance Group v. Ernst & Young	Index # 1060/2003	Supreme Court of New York, Sullivan County	Discovery

Serio v. Frontier Insurance Group	Index # 1357/03	Supreme Court of New York, Sullivan County	Discovery

In re: Hawaiian Super Prix v. Frontier Insurance Group	Adv. # 02- 00058	Bankruptcy Court - District of Hawaii	Summary Judgment granted for Debtor. Appeal pending

Jurupa Valley Spectrum LLC v. Frontier Insurance Group	Index # RIC- 336915	Superior Court - Riverside County, California	Action stayed pending rehabilitation

In re: Frontier Insurance Group, Securities Litigation	Index # 94-CV- 5213	U.S.D.C. - E.D.N.Y.	Settled (pre- petition)

Niagara County v. Frontier Insurance Group, Inc.		Supreme Court of New York, Niagara County	Complaint filed on February 16, 2005.

Clarendon Insurance Group, Inc., et al. vs. Frontier Insurance Group, Inc., et al.	Index No. 05- 601648	Supreme Court of New York, New York County	Complaint filed on May 6, 2005

C.	Events Leading to Chapter 11 Filing

In or around 1994, FIC, the Debtor’s largest and principal operating Insurance Subsidiary, began to evidence reserve deficiencies. Required reserve increases continued and escalated in subsequent years requiring the Debtor to make substantial capital contributions to FIC. As the Debtor’s financial condition declined, several securities class actions were commenced against the Debtor and certain officers and directors. All have since been settled, although the Debtor’s obligations under one settlement agreement were not fully satisfied as of the Petition Date.7

In 2000, the Debtor’s financial difficulties with respect to its Insurance Subsidiaries worsened. In particular, during 2000, Western filed a plan of withdrawal with the Texas Department of Insurance pursuant to which Western ceased writing any new or renewal policies. Western is currently under the control of a Texas receiver.

In or about March 2001, the Debtor voluntarily agreed with the New York State Department of Insurance (the “Department”), among other things, to have FIC cease writing any new or renewal policies until the Department gave written notification that FIC may resume such writings. Although the Debtor believed that FIC’s stated capital position was fully protected when it agreed to cease writing new or renewal policies, it recognized its immediate cash flow

[7]	The relevant settlement agreement is with the plaintiff class in In re Frontier Insurance Group, Inc. Securities Litigation, Case No. 94-CV-5213, pending in the United States District Court for the Eastern District of New York. The amount owing by the Debtor pursuant to the settlement constitutes a Class 6 Equity Securities § 510(b) Claim that, in accordance with the provisions of the Plan and section 510(b) of the Bankruptcy Code, is subordinated to General Unsecured Claims, including the Subordinated Debt Claims.

problems. As a result, FIC voluntarily submitted to a rehabilitation proceeding. The superintendent of the Department is acting as rehabilitator of FIC and has assumed control of FIC’s assets and operations.

In October and November 2001, insurance regulators in California and Illinois instituted liquidation proceedings against Frontier Pacific and United Capitol. As a result of these proceedings, none of the Debtor’s Insurance Subsidiaries remains under the Debtor’s control. Currently, the Debtor’s business is comprised of the operations of the Non-Insurance Subsidiaries of which only MedPro is actively engaged in business. The Debtor also actively monitors the rehabilitation of FIC with the goal of resuming control of and resuming business through FIC if the rehabilitation is successful.

As the Debtor’s ability to generate income deteriorated, so did its ability to service its senior bank debt, now held by IMG, and its Subordinated Debt. In April, 2005, the Debtor failed to make the interest payment due on account of the Subordinated Debt. Unable to service these and other ordinary course of business obligations, the Debtor took the unavoidable but necessary step of filing the chapter 11 petition to stabilize its limited operations and protect and preserve the value of its assets for the benefit of its Creditors.

D.	Description of the Debtor’s Significant Assets

The Debtor believes that recoveries to Creditors in the Chapter 11 Case will primarily result from the following Assets:

1.	Monticello Property

The Debtor’s most significant physical asset is real property located at 217 Broadway, Monticello, New York (the “Monticello Property”). During the Chapter 11 case, by order dated August 17, 2005, the Bankruptcy Court approved a sale of the Monticello Property to Vanguard Investors, LLC for a purchase price of $1,000,000, subject to certain adjustments. The Purchase Agreement provides Vanguard Investors with a due diligence period with respect to the Monticello Property, which has been extended by the agreement of the parties. As a result of the due diligence inspection, Vanguard Investors has requested a reduction in the purchase price to $900,000 for which the Debtor is seeking Bankruptcy Court approval by means of a supplemental order to be presented to the Bankruptcy Court on October 28, 2005, and the Debtor anticipates that the sale of the Monticello Property will occur within 30 days after the Bankruptcy Court grants the supplemental order. The net proceeds of the sale of the Monticello Property will be used by the Debtor to pay Administrative Expense Claims during the Chapter 11 Case that are Allowed on the Effective Date and any remaining Cash will be turned over to the Creditor Trust for purposes of funding the Creditor Trust Expenses and Distributions relating to the Plan. If the Monticello Property is not sold during the Chapter 11 Case, it will be included as a Trust Asset that will be transferred to the Creditor Trust.

2.	MedPro

The Debtor believes that MedPro, one of its Non-Insurance Subsidiaries that produces, as a retail broker, medical liability coverage through insurers unrelated to the Debtor and has shown marginal profitability, is an important asset. As explained in Section X.E of this Disclosure Statement, the Reorganized Debtor, among other things, intends to grow the business of MedPro – which has gross annual commissions of approximately $180,000 – with the assistance of, and by using the synergies that may exist as a subsidiary of, IMG and its affiliates, including Lancer Insurance Company. In particular, the Reorganized Debtor will emerge from chapter 11 as a wholly owned subsidiary of Lancer Financial Group, Inc., the ultimate parent company of IMG and the parent company of Lancer Insurance Company (collectively, “Lancer”), a specialty insurer, primarily with respect to the transportation industry, both passenger and property transportation. Lancer is uniquely positioned to grow the business of MedPro, so that it will provide sufficient revenue to the Reorganized Debtor to cover the Reorganized Debtor’s ongoing operating expenses. MedPro produces, as a retail broker, medical liability coverage through insurers unrelated to the Debtor. Because of Lancer’s unique access to additional markets, the Debtor believes that MedPro’s production and profitability will increase within the first year or two after the Debtor emerges from chapter 11 as a subsidiary of Lancer, without the need for additional infrastructure. The potential expansion of MedPro’s business and resulting increased revenue to the Reorganized Debtor, combined with the anticipated reduction of operating expenses of the Reorganized Debtor, are important components of the Debtor’s reorganization.

3.	Certain Contingent Assets

In addition to the Monticello Property and MedPro, the Debtor has significant other assets, which are contingent in nature and are very difficult to value, as described below.

(a)	Causes of Action / E&Y Litigation

The Debtor has certain Causes of Action, which may potentially yield recoveries to the Estate.8 Most notably, the Debtor is pursuing litigation against Ernst & Young (“E&Y”) arising out of E&Y’s alleged malpractice in connection with the determination of the adequacy of FIC’s loss reserves resulting in substantial net losses for the Debtor.9 As part of the prepetition auditing and consulting actuarial services that E&Y provided to the Debtor and to FIC, E&Y determined and recommended ranges for FIC’s claims reserves. E&Y also issued formal opinions on the adequacy of FIC’s reserves for filing with state insurance regulators. In the late 1990s, FIC experienced substantial deficiencies in its reserves, resulting in adverse consequences

[8]	The Causes of Action include all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, rights to legal remedies, rights to equitable remedies, rights to payment and claims, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances and trespasses of, or belonging to, the Estate, whether known or unknown, reduced to judgment, not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured and whether asserted or assertable directly or indirectly or derivatively, in law, equity or otherwise.

[9]	Gregory v. Serio, Superintendent of Insurance of the State of New York, as Rehabilitator of Frontier Insurance Company and Frontier Insurance Group, Inc. v. Ernst & Young, LLP, Case No. 1060/03, Supreme Court of New York, County of Sullivan.

to the Debtor’s financial condition. In 1998 and 1999, in reliance on E&Y’s recommendations and opinions regarding FIC’s reserve deficiencies, the Debtor caused FIC’s reserves to be set at an amount above E&Y’s recommended best estimates for reserve adequacy. In further reliance on E&Y’s recommendations and opinions regarding FIC’s reserves, the Debtor bolstered FIC’s financial position by making contributions to FIC’s surplus in the amounts of $60 million at year-end 1998 and $80 million at year end 1999. The Debtor voluntarily provided these capital contributions to FIC because it believed that FIC’s insurance business was salvageable. The Debtor later determined, however, that FIC’s reserve deficiencies were far greater than had been disclosed by E&Y. The Debtor contends that E&Y was negligent in the performance of its actuarial analysis, recommendations, and opinions in not disclosing the much larger deficiencies in FIC’s reserves. The Debtor’s voluntary contributions to FIC’s surplus were quickly lost when FIC’s business failed, and FIC went into rehabilitation under the supervision of the New York State Department of Insurance. Had the Debtor been properly informed of the true extent of FIC’s reserve deficiencies, the Debtor would not have made the very large contributions to FIC’s surplus in 1998 and 1999. The Debtor seeks to recover its loss of these contributions as damages from E&Y, and has claimed damages in excess of $250 million in its complaint against E&Y. The lawsuit against E&Y is fact sensitive and dependent on certain of the Debtor’s employees’ institutional knowledge. Accordingly, the litigation against E&Y is an extremely valuable asset of the Debtor’s estate which the Debtor seeks to preserve and maximize through the Plan, the establishment of the Creditor Trust and the retention of certain employees of the Debtor by the Creditor Trust to provide support under the Litigation Consulting and Support Agreements. However, it must be emphasized that E&Y vigorously denies liability, and any ultimate recovery on this claim, as with the Debtor’s other Causes of Action, is uncertain both as to recovery and recoverable damages.

By order dated September 20, 2005, the Debtor retained Graves, Dougherty, Hearon & Moody, PC (“Graves Dougherty”) as lead special litigation counsel and Satterlee Stephens Burke & Burke LLP (“Satterlee”) as co-special litigation counsel to continue prosecuting the E&Y litigation during and after the Chapter 11 Case. Graves Dougherty has agreed to be paid pursuant to a contingent fee arrangement, which provides for payments of 33 1/3% of the first $20 million of proceeds from the E&Y litigation, 25% of the proceeds from $20-$50 million and 16 2/3% of any proceeds in excess of $50 million. The Debtor has paid Graves Dougherty $150,000 as a retainer against future litigation expenses and is responsible for payment of Graves Dougherty’s monthly expenses in connection with the litigation. Satterlee is paid its standard hourly rates plus reimbursement of expenses. The Debtor expects that the Creditor Trustee will retain these firms to continue to prosecute the E&Y litigation.

The Debtor’s Schedules set forth an intercompany receivable of over $3.5 million from a Debtor subsidiary, SDIA. SDIA is negotiating with a third-party regarding the proper allocation of approximately $1 million. Accordingly, if SDIA is successful, which remains speculative, the Debtor expects any settlement proceeds to be used towards the payment of the intercompany receivable and that those proceeds would eventually inure to the benefit of the Creditor Trust as a result of either (a) the direct payment of such proceeds to the Creditor Trust as the liquidation of a Cause of Action if the proceeds are realized after the Effective Date or (b) the increase in the

Debtor’s Cash that would be turned over to the Creditor Trust if the proceeds are realized before the Effective Date.

The Causes of Action also include the Debtor’s Avoidance Actions, such as preference and fraudulent transfer actions. The Debtor has not performed an extensive analysis of its Avoidance Actions, but believes that any potential recoveries pursuant to such actions would not be significant.

(b)	The Debtor’s Subsidiaries

Even though the Debtor’s Insurance Subsidiaries are currently subject to state rehabilitation or liquidation proceedings, the Debtor believes that these subsidiaries, or at least FIC, are important assets.

In particular, although there are substantial uncertainties, the Debtor believes that FIC may eventually be found to have a surplus of assets over liabilities, thereby enabling it to be released from its rehabilitation proceeding and to be re-authorized to write new insurance policies. While successful rehabilitation is an extraordinary outcome, the Debtor’s belief is supported by recent public statements by the Superintendent of the New York State Insurance Department, which is controlling FIC while it is in rehabilitation, regarding the successful reduction in claims against FIC over the last four years and the Department’s devotion of “considerable energies to [FIC’s] emergence from rehabilitation so that it may once again operate as an independent Company.” Notwithstanding these statements, though, in order for FIC to emerge from rehabilitation, it must still resolve over 4,000 claims that have been asserted against it. This process is expected to take a number of years and, therefore, it remains uncertain at this time whether FIC will be able to emerge from rehabilitation.

The Debtor also remains optimistic that other of its Insurance Subsidiaries, such as Western, may be able to emerge from state rehabilitation or liquidation proceedings, but it remains uncertain at this time whether such events will occur.

(c)	Net Operating Losses

The Debtor is the parent of a group of companies, including non-debtor subsidiaries (collectively, the “Debtor Tax Group”) that is required to file a consolidated U.S. federal income tax return. In general, and subject to several limitations, the income and losses of members of a consolidated group are netted in determining the group’s taxable income. Because of difficulty in accessing financial information of certain members of the Debtor Tax Group that are involved in state insurance rehabilitation proceedings, the Debtor Tax Group has not filed comprehensive consolidated tax returns since 2001. It is expected that subsequent returns will be completed and filed before the end of 2005. Based on available information, the Debtor believes that the Debtor Tax Group may have significant federal net operating loss (“NOL”) carry forwards. The Debtor believes these NOL carry forwards are a valuable asset of the Estate because, subject to various potential limitations, the NOL carry forwards may be available to reduce the future income tax liability of the Debtor and its affiliates. See Section VIII of this Disclosure Statement for a more complete description of the tax consequences of the Plan.

The sharing of responsibility for taxes among members of the Debtor Tax Group is governed by a tax allocation agreement. Upon the consummation of the Plan, the Debtor Tax Group will cease to be a discrete affiliated tax group; rather, the Debtor and the other members of the Debtor Tax Group will become members of the consolidated tax group that includes IMG. Consequently, as provided in Section 7.06 of the Plan, the existing tax allocation agreement will be terminated in accordance with its terms, and it is expected that the Reorganized Debtor will become a party to the tax allocation agreement of the consolidated group that it will join.

IV. THE CHAPTER 11 CASE

A.	Commencement of the Chapter 11 Case

The Debtor filed its petition for relief under chapter 11 of the Bankruptcy Code on July 5, 2005 to maximize the value of its assets for the benefit of Creditors. Since the Petition Date, the Debtor has continued to operate as a debtor in possession subject to the supervision of the Bankruptcy Court. As a result of the Debtor’s chapter 11 filing, the automatic stay under the Bankruptcy Code enjoined the commencement or continuation of all collection efforts by Creditors, the enforcement of liens against property of the Debtor and the continuation of litigation against the Debtor.

B.	Significant Parties in Interest

Described below are the parties in interest and their advisors that have played significant roles in the Chapter 11 Case to date.

1.	Counsel to the Debtor

The Debtor has retained Baker & Hostetler LLP to act as bankruptcy counsel in the Chapter 11 Case. Baker & Hostetler LLP has worked with the Debtor and its ordinary course of business advisors, consultants and professionals to analyze the Debtor’s business and has negotiated the Plan with certain other parties in interest.

2.	IMG

IMG is represented by Gibson, Dunn & Crutcher LLP in the Chapter 11 Case. Since the Petition Date, IMG has consulted with the Debtor on certain significant events in the Chapter 11 Case, has reviewed matters brought before the Bankruptcy Court by the Debtor, has engaged in substantial negotiations of the Plan with the Debtor, and has engaged in negotiations with the Subordinated Debt Property Trustee in relation to the Plan.

3.	The Subordinated Debt Property Trustee

The Subordinated Debt Property Trustee is represented by Pryor Cashman Sherman & Flynn LLP in the Chapter 11 Case. Since the Petition Date, the Subordinated Debt Property Trustee has reviewed matters brought before the Bankruptcy Court by the Debtor, and has engaged in negotiations with the Debtor and IMG in relation to the Plan.

4.	FIC

FIC is represented by McMahon, Martine & Gallagher in the Chapter 11 Case. Since the Petition Date, FIC has reviewed matters brought before the Bankruptcy Court by the Debtor, and has engaged in negotiations with the Debtor and IMG in relation to the Plan. As a result of these negotiations, the Debtor and FIC have agreed in principle to settle FIC’s Claim against the Debtor as described in Section IV.D. of this Disclosure Statement. As a result of this settlement, the Debtor believes that FIC and the New York State Liquidation Bureau will support the Plan.

5.	Trustee and Official Committees

No request has been made for the appointment of a trustee or examiner and no official committee of creditors or equity security holders has been appointed in the Chapter 11 Case.

C.	First Day Orders

On July 6, 2005, the day after the commencement of the Chapter 11 Case, the Bankruptcy Court entered a number of “first-day” orders granting the Debtor various forms of relief. In particular, the Bankruptcy Court approved certain orders designed to stabilize, and minimize any disruption to, the Debtor’s business operations, including orders:

•	authorizing the interim retention of the Debtor’s bankruptcy counsel;

•	authorizing the continued maintenance of the Debtor’s bank accounts and continued use of existing business forms; and

•	authorizing the Debtor to pay pre-petition employee obligations.

The Bankruptcy Court also entered an interim order (which subsequently became a Final Order) restricting the transfer of certain transfers of Equity Interests in the Debtor in order to preserve any potential NOLs of the Debtor for the benefit of the Estate.

D.	Creditor-Related Activities

1.	Section 341 Meeting

On August 3, 2005, the United States Trustee conducted the initial meeting with the Debtor’s Creditors under section 341 of the Bankruptcy Code. This meeting was continued to October 19, 2005 at 2:00 p.m.

2.	Plan Negotiations with IMG and the Subordinated Debt Property Trustee

Following the commencement of the Chapter 11 Case, the Debtor and IMG negotiated the structure of the Plan in connection with discussions with the Subordinated Debt Property Trustee. Those discussions, and the desire to achieve a consensual reorganization, serve as the basis for the Debtor’s proposed treatment of Class 3 Claims (the IMG Claim) and Class 4B Claims (Subordinated Debt Claims) in the Plan.

3.	Settlement of FIC’s Claim against the Debtor

FIC has filed a proof of claim against the Debtor in the amount of $43,230,580. FIC’s Claim arises from an alleged tax refund due in the amount of $24,223,902 as identified upon FIC’s books and records and claims in the aggregate amount of $19,006,678 arising from multiple alleged debts, charges and intercompany obligations asserted in FIC’s lawsuit against the Debtor entitled Serio, as Rehabilitator of Frontier Insurance Company v. Frontier Insurance Group, Inc., Index # 1357/03, which is pending in the Supreme Court of New York, Sullivan County. FIC’s claims in its lawsuit are largely based on specific claims under a service and expense allocation agreement with the Debtor relating to numerous transactions.

The Debtor believes that FIC’s Claim for a tax refund is mischaracterized as an actual Claim against the Debtor. In addition, the Debtor has denied all liability to FIC under the lawsuit and has asserted a number of setoffs against FIC, including setoffs relating to the alleged conversion of furniture, fixtures and equipment by FIC, setoffs for money allegedly owed to the Debtor under the service and expense allocation agreement, setoffs for FIC’s alleged negligent dissipation of assets and setoffs for FIC’s alleged breach of fiduciary duty to the Debtor.

The Plan encompasses a settlement with FIC and constitutes a request to approve such settlement pursuant to Section 1123(b)(A) of the Bankruptcy Code and Bankruptcy Rule 9019. As a result of this settlement, FIC’s Claim against the Debtor shall be an Allowed Class 4A Claim in the amount of $12,000,000. The remaining terms and conditions of the Debtor’s settlement with FIC will be included in the Plan Supplement.

E.	Claims Process and Bar Dates

1.	Schedules and Statements

On July 25, 2005, the Debtor filed with the Bankruptcy Court its statement of financial affairs, schedules of assets and liabilities and amended schedules of executory contracts and unexpired leases. On August 16, 2005, the Debtor filed with the Bankruptcy Court its amended statement of financial affairs and amended schedules of assets and liabilities, and executory contracts and unexpired leases (as amended, collectively, the “Schedules”).

2.	Claims Bar Date and Proofs of Claim

By order (the “Bar Order”) dated July 25, 2005, the Bankruptcy Court fixed August 31, 2005 at 5:00 p.m. (prevailing Eastern Time) as the deadline for filing proofs of claim in the Chapter 11 Case (the “Bar Date”), except for Claims by Governmental Units, which must be filed by January 2, 2006. Subsequently, the Debtor mailed notices of the Bar Date and proof of claim forms to all known Creditors and stockholders of the Debtor. The Debtor also caused a notice of the Bar Date to be published in the national edition of The New York Times.

Because the Debtor became aware that notice of the Bar Date was not mailed to certain known Creditors, the Court entered an Order Establishing Supplemental Deadline for Filing Proofs of Claim and Approving Form and Manner of Notice Thereof on August 17, 2005 (the “Supplemental Bar Date Order”), which provides such known Creditors who were not served with notice of the Bar Date with an additional 25 days from the date of service of the Supplemental Bar Date Order to file proofs of claim. The Supplemental Bar Date Order was served by the Debtor on August 19, 2005, and, therefore, the deadline for these known Creditors served with the Supplemental Bar Date Order to file proofs of claim in the Chapter 11 Case was September 13, 2005.

The Plan requires that requests for payment of Administrative Claims (except for (a) Claims relating to the assumption of executory contracts, (b) Administrative Claims for which a request has already been Filed, (c) Administrative Claims for Professional Fees or (d) Administrative Claims of the United States Trustee under 28 U.S.C. § 1930 and fees due to the Clerk of the Bankruptcy Court) must be filed with the Bankruptcy Court no later than 30 days after the Effective Date. Administrative Claims for Professional Fees must be sought by final fee application Filed within 30 days after the Effective Date.

3.	Claims Objections and Claims Reconciliation

(a)	Prepetition Claims – Scheduled Claims

The Debtor’s Schedules reflect undisputed, non-contingent and liquidated Claims in the following approximate amounts for each Class that has been created under the Plan, as well as unclassified Priority Tax Claims:

Class	# of Claims	Approximate Dollar Amount of Undisputed, Non-Contingent and Liquidated Scheduled Claims
Priority Tax Claims	1	$55,550
Class 1 Priority Non-Tax Claims	0	$0
Class 2 Secured Claims	0	$0
Class 3 IMG Claim	1	$81,982,512
Class 4A General Unsecured Claims	19	$128,000
Class 4B Subordinated Debt Claims	0	$0[10]

(b)	Prepetition Claims – Filed Claims

According to the Bankruptcy Court’s claims register as of October 10, 2005, approximately 230 Claims aggregating over $343 million have been Filed against the Debtor, excluding certain duplicate Claims,11 which may be summarized as follows:

Class	Approximate # of Claims[12]	Approximate Dollar Amount Asserted in Filed Claims
Priority Tax Claims	1	$1,000
Class 1 Priority Non-Tax Claims	162	$1,896,125
Class 2 Secured Claims	6	$66,597
Class 3 IMG Claim	1	$81,982,512[13]
Class 4A General Unsecured Claims	77	$96,580,052[14]
Class 4B Subordinated Debt Claims	1	$164,419,985

[10]	The Subordinated Debt Claims were Scheduled by the Debtor as contingent, unliquidated and disputed.

[11]	The Debtor has subtracted apparent duplicative Claims from these amounts to provide a more accurate description of the Claims. In particular, HSBC Bank USA, National Association filed two proofs of claim for $164,419,985.17, as indenture trustee and as Subordinated Debt Property Trustee, respectively, in relation to the Subordinated Debt. Also, both Tomoka Re Holdings, Inc. and Tower Hill Preferred Insurance Co. f/k/a Regency Insurance Company filed proofs of claim for $4,487,466 plus additional alleged damages. The Debtor has only counted one of these proofs of claim in the above figures.

[12]	Several Filed Claims appear to assert Claims in different Classes.

[13]	The Court docketed the IMG Claim in the amount of $63,350,000, which does not include the accrued interest listed in the IMG proof of Claim. The Debtor’s estimate includes this interest.

[14]	This figure includes FIC’s Filed Claim of $43,230,580, which is subject to settlement under the Plan in the amount of $12,000,000.

The above analysis is based upon a preliminary review of the Claims register and is subject to further review of the actual Claims Filed. In addition, the Debtor notes that the Filed Claims include contingent and other Claims asserted in unliquidated amounts, which are not reflected in the approximate dollar amounts listed above. Some of the Filed Claims relate to and supersede Claims listed on the Debtor’s Schedules. The Debtor is in the process of reconciling the Filed Claims with its Schedules.

(c)	Description of Significant Claims and Potential Objections to Claims

The Debtor anticipates that it will File objections to certain proofs of claim in advance of the deadline for Holders of Claims to return Ballots accepting or rejecting the Plan, and that the effect of certain objections could be to prohibit certain Claimants from voting absent the Bankruptcy Court’s temporary allowance of such Claims for voting purposes. In fact, the Debtor, with the assistance of its counsel, has been reviewing and analyzing the Claims Filed in the Chapter 11 Case, and has identified certain Claims to which it intends to object because such Claims do not appear to be valid, as described below.

Upon preliminary review of the Claims that have been Filed, the Debtor has determined that approximately 153 Claims (including both Class 4A General Unsecured and Class 1 Priority Non-Tax Claims) totaling approximately $1.8 million15 are not valid Claims against the Debtor and instead relate to former employees’ Claims for (a) 401(k) benefits, which are not property of the Debtor’s Estate and are not affected by this Chapter 11 Case, or (b) “stay-put” bonuses that were waived by the respective Claimants. As a result, on October 5, 2005, the Debtor filed an omnibus objection to these Claims. The Debtor continues to review the remaining Claims for potential objections.

Of the remaining Claims, the Debtor has identified the following Claims as the most significant based upon the amounts asserted in the respective Claims. The Debtor believes that certain of these Claims may be subject to one or more potential objections:

•	Claim of IMG in the amount of $81,982,512 on account of the Debtor’s secured and senior indebtedness. This is the Class 3 IMG Claim, which is deemed Allowed under the Plan.

•	Claims of HSBC Bank USA, N.A., as indenture trustee and Subordinated Debt Property Trustee for the Trust Securities, in the amount of $164,419,985.17 on account of the Subordinated Debt.

•	Claim of Frontier Insurance Company, Inc. in Rehabilitation in the amount of $43,230,580. Pursuant to a settlement with FIC described in Section IV.D of this Disclosure Statement, this Claim is deemed an Allowed Class 4A Claim under the Plan in an amount equal to $12 million.

[15]	Many of these claims do not state an amount, such that the debtor cannot accurately estimate the total amount of these claims.

•	Claim of Hawaiian Super Prix, LLC in the amount of $26,167,658.39. The Debtor believes that this Claim is not valid because the underlying lawsuit was dismissed on the Debtor’s motion for summary judgment, although this dismissal is subject to appeal by the Claimant. The Debtor intends to object to this Claim.

•	Claim of Western Indemnity Insurance Company, Inc. in the amount of $10,781,553.12. The Debtor intends to object to this Claim.

•	Claim of Jurupa Valley Spectrum LLC in the amount of $6,285,000. The Debtor intends to object to this Claim.

•	Claims of Tomoka Re Holdings, Inc. and Tower Hill Preferred Insurance Company, f/k/a Regency Insurance Company in the amount of $4,487,466. The Debtor intends to object to these Claims.

•	Claim of Clarendon Insurance Group, Inc. in the amount of at least $3,668,054. The Debtor believes that this Claim is a claim against MedPro and intends to object to this Claim.

•	Claim of Securities Class Claimants, In re Frontier Insurance Group, Inc., Sec. Litig., No. 94 Civ. 5213 (E.D.N.Y.) in the amount of $1,100,000. This Claim was Filed as an unsecured claim. The Plan includes this Claim within the definition of “Equity Securities § 510(b) Claims,” which are Class 6 Claims under the Plan, because the Claim represents amounts allegedly owed by the Debtor to a class of securities litigation plaintiffs under a pre-petition settlement agreement relating to claims of such plaintiffs for damages arising from the purchase or sale of the Debtor’s common stock from February 10, 1994 through November 8, 1994. As such, the Claim is subject to subordination to the level of equity (Class 7 in this case) pursuant to section 510(b) of the Bankruptcy Code, which provides that a claim for damages arising from the purchase or sale of common stock shall have the same priority as common stock.

•	Claim of Gateway I Investment Group, Inc. in the amount of $520,601.09, which is allegedly partially secured by $32,024.00 held as a security deposit.

•	Claim of Internal Revenue Service for $50,101.03, which is allegedly partially secured in the amount of $24,690.74 and allegedly partially entitled to priority in the amount of $1,000.

The Claims reconciliation process is in its infancy, though, and the actual, ultimate, aggregate amount of Allowed Claims will be affected by the allowance or disallowance of all or part of the above Claims, as well as other Claims not described herein. While the Debtor has disclosed that it intends to object to certain Claims listed above, nothing herein shall limit or be construed as limiting the Debtor from objecting to any of the Claims Filed in the Chapter 11

Case, whether or not such Claims are listed above, except to the extent that such Claims are Allowed under the Plan.

(d)	Administrative Claims

During the Chapter 11 Case, the Debtor has paid its ongoing business expenses in the ordinary course of business, except for the fees and expenses of its professionals, which are subject to the approval of the Bankruptcy Court. Through the end of September, 2005, the Debtor has accrued approximately $140,000 on account of the fees and expenses owing to Baker & Hostetler, LLP, its counsel that has been retained pursuant to section 327 of the Bankruptcy Code, for services during the Chapter 11 Case. The Debtor also has accrued non-material amounts in relation to the fees and expenses of its ordinary course professionals retained during the Chapter 11 Case, and its special litigation counsel, Graves Dougherty (who is retained on a contingent fee basis) and Satterlee. The Debtor believes that these fees and expenses, along with the additional fees and expenses of its retained professionals incurred through the Effective Date, will be asserted as Administrative Claims. Baker & Hostetler, LLP holds a retainer of $36,263, which will be used to pay fees and expenses that are approved by the Bankruptcy Court. In addition, the Debtor maintains $120,000 in an escrow account for Graves Dougherty, which may be used to pay expenses that are approved by the Bankruptcy Court.

4.	Potential Recoveries on Claims

While the Debtor has provided the above information concerning the Claims in the Chapter 11 Case, the Debtor is not able to estimate actual recoveries under the Plan with respect to Claims, because recoveries will depend upon a variety of factors including (i) whether, and in what amount, contingent Claims against the Debtor become fixed, (ii) whether, and to what extent, Disputed Claims are resolved in favor of the Debtor rather than the Claimants, and (iii) whether, and in what amount, the Trust Assets, primarily the E&Y Litigation, generate Net Litigation Proceeds for Distribution. Accordingly, no representation can be or is being made with respect to any estimated recovery for any particular Class of Creditors. However, as set forth in Section X.D. of the Plan (Best Interests Test), the Debtor believes that all Creditors will receive greater recoveries under the Plan than under a chapter 7 liquidation of the Debtor.

V. SUMMARY OF THE PLAN

A.	Overview

This Section V summarizes the terms and provisions of the Plan, including the classification and treatment of Claims and Equity Interests, and the means for implementation of the Plan. The summary is qualified in its entirety by reference to the Plan, which is attached to this Disclosure Statement as Exhibit A. The structure of the Plan resulted from extensive negotiations between the Debtor and IMG, and preliminary negotiations with the Subordinated Debt Property Trustee.

The Debtor seeks to exit chapter 11 protection and emerge as a reorganized entity. In general, the Plan provides that IMG will receive 100% of the stock of the Reorganized Debtor and that other Creditors will receive Distributions from the liquidation of the Debtor’s Causes of Action, which will be assigned to the Creditor Trust. The Creditor Trust will be administered by the Creditor Trustee in accordance with the Creditor Trust Agreement to be Filed with the Plan Supplement. In addition, the Plan provides for the modification of a contractual subordination agreement, which would otherwise require all Distributions allocated to Holders of Subordinated Debt Claims to be paid to IMG. As a result of the modification, Holders of Subordinated Debt Claims will be entitled to recoveries from the liquidation of the Debtor’s Causes of Action. The Debtor has negotiated this treatment with IMG and believes that the proposed Plan represents the best available alternative for Creditors, provides greater recovery than any liquidation scenario and permits the Debtor to reorganize its business using the synergies that may exist as an affiliate of Lancer Financial Group, Inc., the ultimate parent company of IMG. The following is a description of the Plan’s treatment of the Claims against and Equity Interests in the Debtor.

B.	Treatment of Unclassified Claims

1.	Administrative Claims and Administrative Claims Bar Date.

In full satisfaction, settlement, release and discharge, each Administrative Claim (other than claims for Professional Fees) that is an Allowed Claim shall be paid in Cash in full to the Holder thereof (a) by the Debtor on the Effective Date for all Allowed Administrative Claims as of the Effective Date or (b) by the Creditor Trustee on the date on which such Administrative Claim becomes an Allowed Administrative Claim; provided, however, that (i) such Administrative Claim may be treated on such less favorable terms as may be agreed to by such Holder, and (ii) Administrative Claims representing liabilities incurred by the Debtor in the ordinary course of its business during the Chapter 11 Case shall be paid by the Reorganized Debtor in accordance with the terms and conditions of the particular transactions and agreements relating thereto.

All Administrative Claims (except for (a) Claims relating to the assumption of executory contracts, (b) Administrative Claims for which a request has already been Filed, (c) Administrative Claims for Professional Fees or (d) Administrative Claims of the United States Trustee under 28 U.S.C. § 1930) for which a request for payment is not timely Filed by 30 days after the Effective Date shall be Disallowed and deemed discharged. The Creditor Trustee shall have 90 days (or such longer period as may be allowed by order of the Bankruptcy Court) from the Effective Date to object to Administrative Claims.

2.	Professional Fees and Deadline for Final Fee Applications.

Notwithstanding any other provision of the Plan concerning Administrative Claims, any Professional or other Entity seeking an award by the Bankruptcy Court of Professional Fees incurred through and including the Effective Date under sections 328, 330, 331 or 503(b) of the Bankruptcy Code shall File a final application for allowance of compensation for services rendered and reimbursement of expenses incurred through and including the Effective Date no later than 30 days after the Effective Date. To the extent that such an award is granted by the Bankruptcy Court, on, or as soon as reasonably practicable after the date on which such

Administrative Claim becomes an Allowed Administrative Claim, each Holder of an Allowed Administrative Claim for Professional Fees shall receive, in full settlement, satisfaction and release of, and in exchange for, such Allowed Administrative Claim, Cash in an amount equal to the unpaid amount of such Allowed Administrative Claim.

3.	Priority Tax Claims.

Each Holder of an Allowed Priority Tax Claim against the Debtor shall receive payment in Cash in an amount equal to such Allowed Priority Tax Claim on (i) the Effective Date or (ii) the date on which such Priority Tax Claim becomes an Allowed Priority Tax Claim, or such other treatment agreed to by the Debtor and the Holder of such Claim.

According to the Debtor’s Schedules and the Filed Claims, there appear to be two Priority Tax Claims totaling approximately $56,550 that are liquidated, non-contingent and undisputed as of the date hereof. The Debtor continues to analyze these Claims and may object to such Claims if it determines that an objection is appropriate.

4.	IMG DIP Loan.

The Plan provides that the IMG DIP Loan, to the extent outstanding and not previously paid in full, shall be paid in Cash in full on the Effective Date or, with the consent of IMG, shall be paid in Cash in full on a first priority basis senior to all rights of the Trust Beneficiaries from the Net Litigation Proceeds realized from the liquidation of the Trust Assets by the Creditor Trustee. If the IMG DIP Loan is not paid in Cash in full on the Effective Date, and IMG consents to the payment of the IMG DIP Loan from the Trust Assets as set forth above, then all Liens securing the IMG DIP Loan shall remain in full force and effect with respect to any Trust Assets until the IMG DIP Loan is paid in full in Cash.

C.	Treatment of Classified Claims and Equity Interests

1.	Summary.

The chart below identifies the Claims and Equity Interests that are required to be designated in classes pursuant to sections 1122 and 1123(a)(1) of the Bankruptcy Code. Classification of Claims and Equity Interests in the Plan is for all purposes, including voting, confirmation and distribution pursuant to the Plan. The Classes account for the differing nature and priority of the various Claims and Equity Interests under the Bankruptcy Code. A Claim or Equity Interest shall be deemed classified in a particular Class only to the extent that the Claim or Equity Interest falls within the description of that Class and shall be classified in other Classes only to the extent that any portion of the Claim or Equity Interest falls within the description of such other Classes.

A Claim or Equity Interest is placed in a particular Class only to the extent that such Claim or Equity Interest is Allowed in that Class and has not been paid, released or otherwise settled before the Effective Date. Notwithstanding any Distribution provided for in the Plan, no Distribution on account of any Claim or Equity Interest is required or permitted unless and until such Claim or Equity Interest becomes an Allowed Claim or Equity Interest, as the case may be, which may not occur for any Claim or Equity Interest, if at all, until after the Effective Date. To the extent that the Holders of Allowed Claims or Equity Interests object to the Debtor’s classification, such objections shall be considered at the Confirmation Hearing.

Any Class of Claims that, as of the Confirmation Hearing, contains no Allowed Claims shall be deemed deleted form the Plan for purposes of determining acceptance or rejection of the Plan by such Class under section 1129(a)(8) of the Bankruptcy Code.

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims of the kinds specified in sections 507(a)(1) and 507(a)(8) of the Bankruptcy Code have not been classified, and their treatment is set forth in Section II of the Plan.

Class	Status	Voting Rights
Class 1 (Priority Non-Tax Claims)	Unimpaired	Not entitled to Vote - Deemed to accept the Plan

Class 2 (Secured Claims)	Impaired	Entitled to Vote

Class 3 (IMG Claim)	Impaired	Entitled to Vote

Class 4A (General Unsecured Claims)	Impaired	Entitled to Vote

Class 4B (Subordinated Debt Claims)	Impaired	Entitled to Vote

Class 5 (Non-Debtor Subsidiary Claims)	Impaired	Not entitled to Vote - Deemed to reject the Plan

Class 6 (Equity Securities § 510(b) Claims)	Impaired	Not entitled to Vote - Deemed to reject the Plan

Class 7 (Equity Interests)	Impaired	Not entitled to Vote - Deemed to reject the Plan

2.	Treatment of each Class of Claims and Equity Interests.

(a)	Class 1: Priority Non-Tax Claims.

On the later of (i) the Effective Date or (ii) the date on which such Claim becomes an Allowed Class 1 Priority Non-Tax Claim, each Holder of an Allowed Class 1 Priority Non-Tax Claim, shall be paid by the Debtor (if on the Effective Date) or the Creditor Trustee (if after the Effective Date), in full satisfaction, settlement and release of, and in exchange for, such Allowed Class 1 Priority Non-Tax Claim (i) Cash in an amount equal to the unpaid portion of such

Allowed Class 1 Priority Non-Tax Claim or (ii) such other less favorable consideration to which the Holder of such Claim shall have agreed upon in writing. Class 1 is an Unimpaired Class and Holders of Allowed Class 1 Claims are deemed to have accepted the Plan and are not entitled to vote.

As of the date of this Disclosure Statement, the Debtor estimates that approximately 162 Class 1 Priority Non-Tax Claims have been Filed in the approximate liquidated amount of $1,896,125. The Debtor has objected to approximately 142 of these Claims, representing approximately $1,785,044 of the Claims asserted in this Class, on the basis that such Claims were asserted in relation to funds in the respective Claimants’ 401(k) plans, which are not property of the Debtor’s estate, or that the Claims were previously waived by the Claimant. The Debtor continues to analyze the remaining Claims for purposes of determining whether to object to such Claims. The Debtor did not list any non-contingent, unliquidated or undisputed Priority Non-Tax Claims on its Schedules.

(b)	Class 2: Secured Claims.

On the later of (i) the Effective Date or (ii) the date on which a Claim becomes an Allowed Class 2 Secured Claim, at the option of the Debtor (on the Effective Date) or the Creditor Trustee (after the Effective Date), as the case may be, which shall be provided to the Holder of the Claim in writing (i) the Plan shall (A) not alter the legal, equitable or contractual rights to which such Claim entitles the Holder thereof, or (B) otherwise render such Claim unimpaired pursuant to section 1124 of the Bankruptcy Code; (ii) the Debtor or Creditor Trustee shall distribute to the Holder of an Allowed Class 2 Claim the property securing such Holder’s Claim, in which event the Holder shall be entitled within 30 days of notice of such election to file a proof of claim for any deficiency Claim entitled to treatment in Class 4A or be forever barred from thereafter asserting a Deficiency Claim against the Debtor or the Reorganized Debtor; (iii) the Holder of such Claim shall be paid Cash in the amount of the unpaid portion of the Allowed Secured Claim plus postpetition interest calculated at the federal judgment rate; (iv) the Holder of such Claim shall be accorded such other less favorable treatment with respect to such Claim as may be agreed to by such Holder; or (v) for any Allowed Secured Claim that is a Secured Claim because of a valid right of setoff, the Holder of such Claim shall be permitted to offset such Claim against amounts due to the Debtor.

The Plan provides that each Secured Claim shall be deemed to be in its own Class of Claims for purposes of sections 1122 and 1129 of the Bankruptcy Code.

As of the date of this Disclosure Statement, there have been six Secured Claims Filed against the Debtor as set forth below. The Debtor’s Schedules reflect one claim as being secured, but that Claim is the IMG Claim, which is separately classified as the Class 3 Claim under the Plan. The Debtor intends to elect the respective treatment described below with respect to each Filed Secured Claim to the extent that such Secured Claim is Allowed under the Plan. Nothing herein shall be an admission or acknowledgment of the Debtor as to the Allowance of any of the Secured Claims and shall prevent the Debtor from objection to any Secured Claim.

Claimant (Claim #)	Amount	Proposed Treatment if the Secured Claim is an Allowed Secured Claim
Harris County/City of Houston (Claim #1)	$6,612.78	Payment in Cash plus postpetition interest.
Houston ISD (Claim #2)	$381.04	Payment in Cash plus postpetition interest.
Robin E. Luckey (Claim #98)	$2,064.38	The Debtor will object to this Claim, because it is for Stock and does not appear to be a Secured Claim.
146 Rock Hill Drive Realty (Claim #217)	$2,888.59	Permit offset against security deposit of $37,992.
Gateway I Investment Group, Inc. (Claim #222)	$32,024.00	Permit offset against security deposit of $32,024.
Internal Revenue Service (Claim #229)	$24,690.74	Payment in Cash plus postpetition interest.

(c)	Class 3: IMG Claim.

The IMG Claim is deemed an Allowed Claim under the Plan. On, or as soon as reasonably practicable after the Effective Date, IMG or its designee, as the Holder of the Allowed Class 3 IMG Claim, shall receive 100% of the New Common Stock of the Reorganized Debtor, provided that the Reorganized Debtor, which will be wholly owned by IMG, also shall receive the Distributions pursuant to Section 4.05 of the Plan. Class 3 is an Impaired Class and the Holder of the Allowed Class 3 IMG Claim is entitled to vote.

(d)	Class 4A: General Unsecured Claims.

For purposes of determining Distributions for Classes 4A and 4B, such Classes shall be considered as a single Class, and each Class shall be entitled to a Pro Rata share of the Net Litigation Proceeds. The Pro Rata share for Class 4A shall be distributed in accordance with Section 4.04(b) of the Plan, which provides that on, or as soon as reasonably practicable after the later of (i) the Effective Date or (ii) the first Quarterly Distribution Date after the date on which such General Unsecured Claim becomes an Allowed Class 4A General Unsecured Claim, and on subsequent Quarterly Distribution Dates thereafter, the Creditor Trustee shall pay to each Holder of an Allowed Class 4A General Unsecured Claim, in full satisfaction, settlement and release of, and in exchange for, such Allowed Class 4A General Unsecured Claim, a Pro Rata share of the Net Litigation Proceeds; provided, however, that for purposes of calculating the Pro Rata share of the Net Litigation Proceeds, Classes 4A and 4B will be considered as a single Class. Class 4A is an Impaired Class and Holders of Allowed Class 4A General Unsecured Claims are entitled to vote.

As set forth in Section IV.E.3 of this Disclosure Statement, approximately $65,349,472 in Class 4A General Unsecured Claims have been Filed against the Debtor, not including contingent and unliquidated Claims and including the FIC Claim Filed in the amount of $43,230,580 as a $12 million Claim as per the settlement with FIC incorporated into the Plan. These amounts represent the liquidated amounts of the Filed Claims and have not been reconciled yet with the Debtor’s scheduled General Unsecured Claims of approximately $122,000.

(e)	Class 4B: Subordinated Debt Claims.

For purposes of determining Distributions for Classes 4A and 4B, such Classes shall be considered as a single Class, and each Class shall be entitled to a Pro Rata share of the Net Litigation Proceeds. The Pro Rata share for Class 4B shall be distributed in accordance with Section 4.05(b) of the Plan, which provides that from and after the Effective Date and on subsequent Quarterly Distribution Dates thereafter, the Creditor Trustee shall pay to each Holder of an Allowed Class 4B Subordinated Debt Claim, in full settlement, satisfaction and release of, and in exchange for its Allowed Class 4B Subordinated Debt Claim, the following amounts in accordance with the Creditor Trust Agreement:

(i) 5% of the Pro Rata share of any Net Litigation Proceeds between $1 and $5,000,000;

(ii) 10% of the Pro Rata share of any Net Litigation Proceeds between $5,000,001 and $10,000,000;

(iii) 15% of the Pro Rata share of any Net Litigation Proceeds between $10,000,001 and $20,000,000;

(iv) 20% of the Pro Rata share of any Net Litigation Proceeds between $20,000,001 and $40,000,000; and

(v) 50% of the Pro Rata share of any Net Litigation Proceeds in excess of $40,000,000,

provided, however, that for purposes of calculating the Pro Rata share of the Net Litigation Proceeds, Classes 4A and 4B will be considered as a single Class; provided further, however, that the Reorganized Debtor shall receive the following amounts:

(i) 95% of the Pro Rata share of any Net Litigation Proceeds between $1 and $5,000,000;

(ii) 90% of the Pro Rata share of any Net Litigation Proceeds between $5,000,001 and $10,000,000;

(iii) 85% of the Pro Rata share of any Net Litigation Proceeds between $10,000,001 and $20,000,000;

(iv) 80% of the Pro Rata share of any Net Litigation Proceeds between $20,000,001 and $40,000,000; and

(v) 50% of the Pro Rata share of any Net Litigation Proceeds in excess of $40,000,000.

The foregoing treatment represents a modification to the subordination provisions of the Subordinated Debt Indenture, which would otherwise require all Distributions allocated to Class 4B Claimants to be paid to IMG until the IMG Claim is paid in full. In addition, Holders of Subordinated Debt Claims will receive a Distribution of $50,000 on the Effective Date or as soon after as is reasonably practicable. Distributions to Holders of Subordinated Debt Claims will be reduced by the reasonable fees and expenses of the Subordinated Debt Property Trustee, including the fees and disbursements of counsel in accordance with the terms of the Subordinated Debt Indenture. On or about the Effective Date, the Subordinated Debt Property Trustee will provide the Debtor with invoices for its reasonable fees and expenses, including the fees and expenses of counsel, to the Effective Date.

The Subordinated Debt Claims shall be deemed Allowed under the Plan in the amount of $164,419,985.17, consisting of (a) $123,151,350 in principal and amount and (b) $41,268,635.17 in prepetition interest at the applicable rates specified in the Subordinated Debt Indenture. Accordingly, the amount of Claims in Class 4B is $164,419,985.17.

(f)	Class 5: Non-Debtor Subsidiary Claims.

There shall be no Distribution or payment of any kind to the Holders of the Allowed Class 5 Claims. Class 5 is an Impaired Class. Holders of Allowed Class 5 Claims are deemed to have rejected the Plan and are not entitled to vote.

As of the Date of this Disclosure Statement, the Debtor is not aware of any Claims of Non-Debtor Subsidiaries that will be Allowed Claims under the Plan.

(g)	Class 6: Equity Securities § 510(b) Claims.

There shall be no Distribution or payment of any kind to the Holders of the Allowed Class 6 Claims, because the Claims in this Class are defined as Claims that are subject to subordination to the level of equity as a result of section 510(b) of the Bankruptcy Code, and the Plan does not provide for any Distribution or payment to Holders of Equity Interests. Class 6 is an Impaired Class. Holders of Allowed Class 6 Claims are deemed to have rejected the Plan and are not entitled to vote.

As of the date of this Disclosure Statement, the Debtor is aware of one Filed Claim that in this Class. In particular, the securities litigation plaintiffs in In re Frontier Insurance Group, Inc., Sec. Litig., No. 94 Civ. 5213 (E.D.N.Y.) filed an unsecured Claim against the Debtor in the amount of $1,100,000. This Claim has been included within the definition of “Equity Securities § 510(b) Claims,” because the Claim represents amounts allegedly owing by the Debtor to a class of securities litigation plaintiffs under a pre-petition settlement agreement relating to claims of such plaintiffs for damages arising from the purchase or sale of the Debtor’s common stock from February 10, 1994 through November 8, 1994. As such, the Claim is subject to subordination to the level of equity pursuant to section 510(b) of the Bankruptcy Code, which provides, among other things, that a claim for damages arising from the purchase or sale of common stock shall have the same priority as common stock.

(h)	Class 7: Equity Interests.

There shall be no Distribution or payment of any kind to Holders of Class 7 Equity Interests. Class 7 is an Impaired Class. Holders of Allowed Class 7 Equity Interests are deemed to have rejected the Plan and are not entitled to vote. On the Effective Date, all Equity Interests in the Debtor and all documents representing such Equity Interests shall be deemed canceled and of no force or effect. Without limiting the generality of the foregoing, all rights or Claims of any Holders of Equity Interests with respect to dividends, distributions, voting rights, liquidation preferences or presumptive rights to subscribe for Securities of the Debtor, or other rights or Claims with respect to such Equity Interests, whether arising under applicable law, the Debtor’s certificates of incorporation, agreement or otherwise, also shall be deemed extinguished, canceled and of no force or effect as of the Effective Date.

(i)	Special Provisions Regarding Certain Indemnification Claims.

Section 4.09 of the Plan provides that all Claims against the Debtor asserted by current or former officers or directors of the Debtor or its subsidiaries and affiliates for defense and indemnification shall be reinstated against the Reorganized Debtor and rendered unimpaired to the extent that the respective officers or directors are entitled to defense or indemnification under applicable law, agreement, or past policy of the Debtor, provided that as to any such reinstated Claim for defense and indemnification in response to a claim against an officer or director that is covered under the Debtor’s insurance policies, the reinstated Claim against the Reorganized Debtor, and the Reorganized Debtor’s corresponding defense and indemnification obligation, shall not exceed the amount of available coverage and shall not be for excess coverage, and provided further that the aggregate total amount of the Reorganized Debtor’s defense and indemnification obligations with respect to all Claims reinstated under this Section is limited to $1,000,000. The $1,000,000 is a total limit, not a per Claim limit. All portions of Claims in excess of the $1,000,000 aggregate total limit in the preceding sentence shall not be reinstated and shall remain as Class 4A General Unsecured Claims. Section 4.09 of the Plan shall not reinstate or render unimpaired any indemnification Claim asserted by any other Entity or Person. Notwithstanding anything to the contrary contained in the Plan, under no circumstances will any entity be obligated other than the Reorganized Debtor pursuant to the terms of the Plan.

D.	Summary of Certain Other Provisions of the Plan

The following are certain of the more significant additional provisions of the Plan. Other provisions that may be relevant to a decision how to vote on the Plan have been omitted. Accordingly, the provisions discussed below should be read in conjunction with, and are qualified in their entirety by, the Plan itself.

1.	Transactions on the Effective Date.

On the Effective Date, (a) the Plan shall be implemented, (b) the Creditor Trustee shall be appointed in accordance with Section 6.03 of the Plan, (c) the Creditor Trust shall be created pursuant to Section 6.02 of the Plan, (d) the Debtor will transfer the Trust Assets to, and title to the Trust Assets shall automatically vest in, the Creditor Trust on behalf of the Trust Beneficiaries, free and clear of all Claims and Equity Interests, except as specifically provided in the Plan, (e) the Creditor Trust shall be automatically substituted for the Debtor as a party to all pending contested matters, adversary proceedings, claims, administrative proceedings and lawsuits, both within and outside of the Bankruptcy Court, involving the Assets, Claims against the Debtor or matters relating to the Creditor Trust, including the Causes of Action and the resolution of Disputed Claims, (f) all privileges with respect to the Trust Assets, including the attorney/client privilege, to which the Debtor is entitled shall automatically vest in, and may be asserted by or waived on behalf of the Creditor Trust, (g) the New Common Stock shall be Distributed to IMG in accordance with Section 6.08 of the Plan, and (h) the Assets of the Debtor, except for the Trust Assets, shall revest in the Reorganized Debtor free and clear of all Liens, Claims and Equity Interests pursuant to Section 11.01 of the Plan.

2.	The Reorganized Debtor

(a)	Management/Board of Directors of the Reorganized Debtor.

The initial Board of Directors and the officers of the Reorganized Debtor shall be comprised of persons who are current senior officers of IMG’s ultimate parent company, Lancer Financial Group, Inc., and are not insiders of the Debtor, and shall be specifically designated in the Plan Supplement.

(b)	Insurance and Other Obligations of Reorganized Debtor.

The Reorganized Debtor shall pay all indemnification and defense Claims of the current and former directors and officers of the Debtor and its subsidiaries to the extent that such Claims are reinstated pursuant to Section 4.09 of the Plan. In addition, the Reorganized Debtor shall maintain insurance coverage after the Effective Date for the directors and officers of the Reorganized Debtor and its subsidiaries, and shall purchase tail insurance for claims against current and former officers and directors of the Debtor and its subsidiaries relating to the time period from October, 2002 to the Effective Date.

(c)	Administrative Consulting and Support Agreement.

The Plan provides that the Reorganized Debtor is authorized to enter into an Administrative Consulting and Support Agreement with Suzanne R. Loughlin, Executive Vice President of the Debtor. The Administrative Consulting and Support Agreement is annexed to the Plan as Exhibit A. The Administrative Consulting and Support Agreement is necessary to integrate the Reorganized Debtor with the business operations of IMG and its affiliates. Ms. Loughlin is intimately familiar with the Debtor’s business operations, especially its relationship with MedPro and state and federal regulators, and her services will be required so that the Reorganized Debtor and its subsidiaries, especially MedPro, may become integrated with the business operations of IMG and remain in compliance with state and federal regulations governing the Reorganized Debtor’s business.

The Administrative Consulting and Support Agreement provides that Ms. Loughlin will be retained as a consultant to work in administering the day-to-day operations of the Reorganized Debtor and act as a liaison between the Reorganized Debtor and its management and state and federal regulators having jurisdiction over the Reorganized Debtor. In return for these services, Ms. Loughlin, who is expected to also spend one-half of her work efforts performing work for the Creditor Trustee under a separate Litigation Consulting and Support Agreement, will be paid bimonthly at the rate of $75,000 per year. The Administrative Consulting and Support Agreement is terminable by either party upon 30 days written notice.

The Debtor believes that the terms of the Administrative Consulting and Support Agreement are fair and reasonable. All costs and expenses under the Administrative Consulting and Support Agreement will be obligations of the Reorganized Debtor.

(d)	Future Actions by IMG or Reorganized Debtor.

Nothing in the Plan or the Confirmation Order shall restrict or prohibit IMG, IMG’s affiliates or the Reorganized Debtor, each in its sole discretion, from retaining, employing or providing future business opportunities to current and former employees, officers or directors of the Debtor, under any terms and conditions as determined by IMG, its affiliates or the Reorganized Debtor, each in its sole discretion, without the approval of the Bankruptcy Court. Except for the Litigation Consulting and Support Agreements (described below) and the Administrative Consulting and Support Agreements, which concern payments for services in connection with the Plan and incident to the Chapter 11 Case and which are subject to approval of the Bankruptcy Court in connection with the Plan, there are no agreements, commitments or understandings between IMG, IMG’s affiliates or the Reorganized Debtor and any current or former employee, officer or director of the Debtor concerning future retention, employment or business opportunities, nor are there any other agreements, commitments or understandings concerning payments on account of services in connection with the Chapter 11 Case or in connection with the Plan and incident to the Chapter 11 Case.

3.	The Creditor Trust

(a)	Establishment of the Creditor Trust.

On the Effective Date, the Creditor Trust Agreement shall be executed, and all other necessary steps shall be taken to establish the Creditor Trust as a liquidating trust treated as a grantor trust pursuant to Treas. Reg. § 301.7701-4(d) for the benefit of the Trust Beneficiaries. The Creditor Trust shall consist of the Trust Assets and shall be administered by the Creditor Trustee for the purpose of liquidating the Trust Assets and making Distributions pursuant to the Plan. The Creditor Trust shall not carry on or conduct a trade or business, or accept an assignment of any claim or right of action from, or assume any liabilities of, any person or entity other than the Debtor, and no part of the Trust Assets or the proceeds, revenue or income therefrom shall be used or disposed of by the Creditor Trust in furtherance of any trade or business.

(b)	Valuation of Trust Assets.

The fair market value of the Trust Assets as of the Effective Date will be agreed to by the Debtor and the Creditor Trustee. Such valuation shall be used consistently by all parties (including the Trust Beneficiaries) for all federal income tax purposes.

(c)	Federal Income Tax Treatment.

The transfer on the Effective Date of the Trust Assets to the Creditor Trust pursuant to the Plan shall be treated for federal income tax purposes as a transfer of the Trust Assets to the Trust Beneficiaries (other than the Reorganized Debtor) followed by the contribution of the Trust Assets by all the Trust Beneficiaries to the Creditor Trust. The Creditor Trust will be treated as a grantor trust for federal tax purposes and, to the extent permitted under applicable law, for state and local income tax purposes. The Trust Beneficiaries will be treated as grantors and owners of the allocable portion of the Creditor Trust for federal income tax purposes.

(d)	Insurance.

The Creditor Trustee may purchase, at the expense of the Creditor Trust, errors and omissions insurance with regard to any liabilities, losses, damages, claims, costs and expenses it may incur, including but not limited to attorneys’ fees, arising out of or due to its actions or omissions or consequences of such actions or omissions, other than as a result of its fraud, gross negligence or willful misconduct, with respect to the implementation of the Creditor Trust Agreement, the Plan or the Confirmation Order.

(e)	Creditor Trustee.

(i) Appointment. The Creditor Trustee shall be designated in writing by the Debtor in the Plan Supplement after consultation with IMG and the Subordinated Debt Property Trustee.

(ii) Term. The Creditor Trustee shall administer the Creditor Trust pursuant to the Creditor Trust Agreement and in accordance with the Plan, until death, resignation or discharge and the appointment of a successor Creditor Trustee in accordance with the Creditor Trust Agreement.

(iii) Powers and Duties.

(A) Distributions. The Creditor Trustee shall make Distributions to Trust Beneficiaries from the Trust Assets and pay Creditor Trust Expenses in accordance with the Plan and as set forth in the Creditor Trust Agreement, provided that the Creditor Trust shall be required to distribute at least annually to the Trust Beneficiaries any net income plus all Net Litigation Proceeds, except that the Creditor Trust may retain an amount of Net Litigation Proceeds or net income reasonably necessary to maintain the value of the Trust Assets, administer the Creditor Trust, prosecute the Causes of Action and Objections to Claims or meet Claims (including Disputed Claims) and contingent liabilities. The Creditor Trustee shall make continuing efforts to liquidate and dispose of the Trust Assets, make timely Distributions and not unduly prolong the duration of the Creditor Trust.

(B) Other Duties. The Creditor Trustee also will be responsible for (1) objecting to Claims or Equity Interests that are not Allowed hereunder or by a Final Order, (2) investigating and prosecuting the Causes of Action, (3) filing all federal, state and local tax returns; (4) establishing reserves, including the Creditor Trust Expense Reserve, and opening, maintaining and administering bank accounts as necessary to discharge the duties of the Creditor Trustee; and (5) representing the Estate before the Bankruptcy Court or other courts of competent jurisdiction with respect to matters concerning the Creditor Trust. The Creditor Trustee is empowered and authorized to take the foregoing actions and exercise such other powers as may be vested in the Creditor Trustee pursuant to the Creditor Trust Agreement and the Plan, provided that the investment powers of the Creditor Trustee, other than those reasonably necessary to maintain the value of the Trust Assets and to further the liquidating purpose of the Creditor Trust, shall be limited to powers to invest in demand and time deposits, such as short-term certificates of deposit, in banks or other savings institutions, or other temporary, liquid investments, such as Treasury bills. Notwithstanding any other provision of the Plan, in order to facilitate an orderly transfer of the Trust Assets by the Debtor to the Creditor Trust, the Creditor Trustee shall be authorized to engage Professionals, and incur fees and expenses in connection with such engagement, immediately upon the occurrence of the Confirmation Date.

(iv) No Bond Requirement. The Plan provides that the Creditor Trustee is not required to obtain a bond to secure the performance of his or her duties. Nothing in the Plan, though, shall limit the Debtor from selecting a Creditor Trustee, after consultation with IMG and the Subordinated Debt Property Trustee, and requesting the Creditor Trustee to obtain such a bond.

(f)	Creditor Trust Expenses.

(i) Funding of Creditor Trust and Expense Reserve. After payment in full of all Administrative Claims and Priority Claims, the Creditor Trustee shall deposit remaining Cash from the Trust Assets into the Creditor Trust Expense Reserve in an amount up to $250,000 to satisfy the Creditor Trust Expenses. Any Trust Assets in excess of

$250,000 shall be treated as Net Litigation Proceeds by the Creditor Trustee for purposes of Distribution to the Trust Beneficiaries. If the Trust Assets consist of less than $250,000 in Cash after satisfaction of all Allowed Administrative Claims and Allowed Priority Claims, the Reorganized Debtor or IMG shall have a one-time obligation to make a loan to the Creditor Trust Expense Reserve for the funding of the Creditor Trust Expenses in an amount so that the total Cash in the Creditor Trust Expense Reserve is $250,000. Any loan by the Reorganized Debtor or IMG shall be repaid with interest at the prime lending rate as a Creditor Trust Expense from the gross proceeds of the E&Y Cause of Action or upon termination of the Creditor Trust in accordance with the Creditor Trust Agreement. To the extent the Creditor Trustee in his or her discretion determines that the amount of funds in the Creditor Trust Expense Reserve is at any time or may become insufficient and that additional funds are needed, the Creditor Trustee may arrange for additional funds to be loaned to the Creditor Trust as the Trustee in his or her discretion and judgment may reasonably determine to be necessary or advisable to satisfy all current and anticipated obligations of the Creditor Trust. In no event shall the Creditor Trustee be required or permitted to use his or her personal funds or assets for such purposes.

(ii) Description of Creditor Trust Expenses. The Creditor Trust Expenses shall mean all costs and expenses associated or incurred in connection with the administration of the Creditor Trust, including without limitation (a) all compensation and expenses payable to the Creditor Trustee and those Professionals retained by the Creditor Trustee, (b) all costs and expenses in making Distributions pursuant to the Plan, (c) all costs and expenses of prosecuting, defending, settling or otherwise resolving the Causes of Action or Objections to Claims against the Debtor prosecuted by the Creditor Trustee, (d) all costs and expenses of filing, if necessary, any and all tax information and returns required with respect to the Creditor Trust, making tax elections by and on behalf of the Creditor Trust and paying taxes, if any, owed by the Creditor Trust, and (e) the fees provided for in the Litigation Consulting and Support Agreements described below.

(iii) Litigation Consulting and Support Agreements. The Plan provides that the Creditor Trustee is authorized to enter into Litigation Consulting and Support Agreements with Harry W. Rhulen, Chief Executive Officer, Suzanne R. Loughlin, Executive Vice President, and Douglas Moat, director and consultant. The Litigation and Consulting Support Agreements are annexed to the Plan as Exhibit B. The Litigation and Consulting Support Agreement are necessary to the prosecution of the Causes of Action. In particular, the Debtor believes that the services of three former officers or directors that are to be retained under the Litigation Consulting and Support Agreements are essential to the successful prosecution of the Causes of Action. Each of these persons is intimately familiar with the Debtor’s Causes of Action, especially the E&Y Cause of Action, which is an extremely complex cause of action, and the Creditor Trustee’s efforts to prosecute the Causes of Action would be materially adversely affected without the services to be provided under the Litigation Consulting and Support Agreements.

The Litigation Consulting and Support Agreements provide that Mr. Rhulen, Ms. Loughlin and Mr. Moat will each be retained as a consultant to assist the Creditor

Trustee in the prosecution of the Causes of Action, including the E&Y Cause of Action, and the liquidation of the other Trust Assets. Each consultant’s duties shall include the collecting of documents, maintenance of records, marshalling witnesses, providing information and data and testifying and assisting counsel as the Creditor Trustee directs in relation to the Causes of Action and the Trust Assets. In return for these services, Mr. Rhulen, will be paid bimonthly at the rate of $107,500 per year; Ms. Loughlin, who is expected to also spend one-half of her work efforts performing work for the Reorganized Debtor under a separate Administrative Consulting and Support Agreement, will be paid bimonthly at the rate of $75,000 per year; and Mr. Moat, will be paid bimonthly at the rate of $50,000 per year. The Litigation Consulting and Support Agreements are terminable by either party upon 30 days written notice.

The Debtor believes that the terms of the Litigation Consulting and Support Agreements are fair and reasonable. All costs and expenses under the Litigation Consulting and Support Agreements will be obligations of the Creditor Trust and will constitute Creditor Trust Expenses.

(g)	Objections to Claims / Settlement of Disputed Claims.

From and after the Effective Date, except as provided in Section 9.01 of the Plan, the Creditor Trustee shall be the only party authorized (i) to object to any Claims or Equity Interests Filed against the Debtor’s Estate that are not Allowed under the Plan or by Court order, except for other Creditors and parties in interest who may have standing to object to such Claims or Equity Interests, and (ii) to compromise and settle any Disputed Claims in accordance with the Bankruptcy Code, the Bankruptcy Rules and as follows:

(i) If the proposed amount at which the Disputed Claim is to be Allowed is less than or equal to $1,000,000, the Creditor Trustee shall be authorized and empowered to settle the Disputed Claim and execute such documents and instruments as it determines, in its sole discretion, to be necessary or appropriate to effectuate or implement such settlement, without notice to any party, and the Creditor Trustee shall have no liability to any party for the reasonableness of such settlement.

(ii) If the proposed amount at which the Disputed Claim is to be allowed is greater than $1,000,000, the Creditor Trustee shall be authorized and empowered to settle such Disputed Claim and execute such documents and instruments as it determines, in its sole discretion, to be necessary or appropriate to effectuate or implement such settlement only after providing 10 days written notice of such settlement to IMG and the Subordinated Debt Property Trustee, provided that, notwithstanding the foregoing, the Creditor Trustee has the power to seek Bankruptcy Court approval of any settlement even if such approval is not required under this Section. If IMG or the Subordinated Debt Property Trustee objects to a proposed settlement of a Disputed Claim in writing and serves such objection upon the Creditor Trustee so that it is received before the expiration of the 10-day period, the Creditor Trustee shall not be authorized to proceed with the settlement unless (A) all objections are withdrawn, or (B) the Creditor Trustee obtains an order of the Bankruptcy Court approving the settlement of the Disputed Claim pursuant to Bankruptcy Rule 9019 after providing 20 days notice to IMG and the Subordinated Debt Property Trustee. IMG and the Subordinated Debt Property Trustee shall have standing to object to any proposed settlement of a Disputed Claim.

(h)	Prosecution of Causes of Action.

On and after the Effective Date, except as otherwise provided in the Plan, the Creditor Trustee, on behalf of the Creditor Trust and in accordance with the best interests of the Trust Beneficiaries, in its sole discretion, may enforce, prosecute, settle or compromise (or decline to do any of the foregoing) the Causes of Action without notice to any party; provided, however, that the Creditor Trustee shall be authorized to settle (a) the Debtor’s Cause of Action against Ernst & Young LLP, and (b) any other Cause of Action where the amount asserted in the Cause of Action exceeds $1,000,000, only after providing 10 days written notice of a proposed settlement to IMG and the Subordinated Debt Property Trustee, provided that, notwithstanding the foregoing, the Creditor Trustee has the power to seek Bankruptcy Court approval of any settlement even if such approval is not required under this Section. If IMG or the Subordinated Debt Property Trustee objects to a proposed settlement of a Cause of Action in writing and serves such objection upon the Creditor Trustee so that it is received before the expiration of the 10-day period , the Creditor Trustee shall not be authorized to proceed with the proposed settlement unless (A) all objections are withdrawn, or (B) the Creditor Trustee obtains an order of the Bankruptcy Court approving the settlement of the Cause of Action pursuant to Bankruptcy Rule 9019 after providing 20 days notice to IMG and the Subordinated Debt Property Trustee. IMG and the Subordinated Debt Property Trustee shall have standing to object to any proposed settlement of a Cause of Action.

4.	Cancellation of Notes, Instruments, Debentures and Equity Interests.

On the Effective Date, except as otherwise provided in the Plan, all notes, instruments, debentures, certificates and other documents evidencing Claims against and Equity Interests in the Debtor, including all Trust Securities and other securities issued by the Debtor or Frontier Financing Trust, shall be canceled and deemed terminated and of no further force or effect, and the obligations of the Debtor thereunder shall be discharged, in each case without any further act or action under any applicable agreement, law, regulation, order or rule and without any further action by the Bankruptcy Court or any Person; provided, however, that the Subordinated Debt Indenture shall continue in effect solely for the purposes of allowing the Subordinated Debt Property Trustee to receive and make the Distributions to be made to the Holders of the Subordinated Debt under the Plan and to maintain any charging lien, to the extent one exists, under the Subordinated Debt Indenture against Distributions to be made to Holders of the Subordinated Debt for amounts due to the Subordinated Debt Property Trustee. The Holders of the Trust Securities, securities, notes, instruments, debentures, certificates and other documents evidencing Claims and Equity Interests cancelled hereby shall have no rights against the Debtor arising from or relating to such documents or the cancellation thereof, except the rights in the Creditor Trust provided under the Plan.

5.	Discharge of Claims and Termination of Equity Interests.

Except as otherwise provided in the Plan or in the Confirmation Order, the rights afforded under the Plan and the Confirmation Order and the treatment of Claims and Equity Interests thereunder shall be in exchange for, and in complete satisfaction, settlement, discharge and release of all Claims and Equity Interests of any nature whatsoever against the Debtor or any of its Assets or properties, including any interest accrued on Claims from and after the Petition Date and regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims or Equity Interests. Except as otherwise expressly provided in the Plan or the Confirmation Order, upon the Effective Date, the Debtor shall be deemed discharged and released under section 1141(d)(1)(A) of the Bankruptcy Code from any and all Claims and Equity Interests, including, but not limited to, demands and liabilities that arose before the Confirmation Date. Further, upon the Effective Date all debts of the kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code and all Equity Interests relating to any of the foregoing, shall be terminated, extinguished and cancelled. The discharge granted under Section 11.02 of the Plan shall void any judgment obtained against the Debtor or the Reorganized Debtor at any time, to the extent that such judgment relates to a discharged Claim or Equity Interest.

6.	Releases by the Debtor.

The Plan provides that from and after the Effective Date, for good and valuable consideration, each of the present directors, officers and employees of the Debtor, Reorganized Debtor, IMG, and the Subordinated Debt Property Trustee, and the successors and assigns of such parties and any Person claimed to be liable derivatively through any of the foregoing (collectively, the “Released Parties”), shall be released by the Debtor, its Non-Debtor Subsidiaries and any Person claiming by through or under any of them and by the Debtor on behalf of its Estate, from any and all claims, obligations, suits, judgment, damages, rights, causes of action and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, that the Debtor or its Non-Debtor Subsidiaries is entitled to assert in its own right or on behalf of the Holder of any Claim or Equity Interest or other Person, based in whole or in part upon any act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date. Notwithstanding the foregoing, the Released Parties shall not be released from any claims, obligations suits, judgments, damages, rights, causes of action and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, arising under executory contracts assumed under the Plan or acts or omissions which are the result of fraud, gross negligence, willful misconduct or willful violation of the law. The Confirmation Order shall constitute an injunction permanently enjoining the commencement or prosecution by any Entity, whether directly, derivatively, or otherwise, of any claim, demand, suit liability, obligation, debt, damage, right, cause of action, interest or remedy released or to be released pursuant to the Plan.

Section 11.13 of the Plan clarifies the Debtor’s release described above by providing that nothing contained herein or in the Plan or the Confirmation Order shall affect, limit or impair the right of Clarendon Insurance Group, Clarendon National Insurance Company or any of their subsidiaries to pursue any claims they now have or may have hereafter against any of the Debtor’s subsidiaries, former or current officers, directors, principals, employees or agents, whether disclosed or undisclosed or any of the former or current officers or directors of any of the Debtor’s subsidiaries.

The Debtor’s release of claims against the Released Parties and the exculpation provision described below were negotiated with the Released Parties and are important to the success of the Plan. The Released Parties requested the release and exculpation provisions in order to clarify that they shall have no liability of the Debtor once the Debtor reorganizes and to protect themselves from incurring liability on account of their efforts in furthering the Debtor’s reorganization. The Debtor’s release is limited in scope, because it does not affect any direct causes of action that Creditors may have against the Released Parties. Likewise, the exculpation provisions are limited in scope, because they do not apply to actions of gross negligence, bad faith, fraud or willful misconduct.

In return for the Debtor’s release, the Released Parties are prepared to provide substantial benefit to the Debtor, the Reorganized Debtor and the Creditor Trust. In particular, IMG is prepared to consent to the modification of the subordination provisions of the Subordinated Debt Indenture, which will inure to the benefit of all Creditors, commit to funding the operations of the Reorganized Debtor as described in Section X.E of this Disclosure Statement and commit to loan funds to the Creditor Trust under the Plan. Further, the directors, officers and employees of the Debtor are providing the Debtor with their continued services in order to achieve a reorganization, and certain of such individuals will be retained as consultants for the benefit of the Reorganized Debtor and the Creditor Trust.

Absent the Debtor’s release of Claims as provided above, the Released Parties would not provide the services and accommodations to the Debtor as described above under the same terms and conditions. Accordingly, the Debtor believes that its release of Claims against the Released Parties is important and necessary to the success of the Plan.

7.	Injunctions.

EXCEPT AS OTHERWISE EXPRESSLY PROVIDED FOR IN THE PLAN, THE CONFIRMATION ORDER OR OTHER ORDERS ENTERED BY THE BANKRUPTCY COURT, AND TO THE FULLEST EXTENT AUTHORIZED OR PROVIDED BY THE BANKRUPTCY CODE, INCLUDING SECTIONS 524 AND 1141 THEREOF, UPON CONSUMMATION, ALL PERSONS OR ENTITIES, TOGETHER WITH THEIR RESPECTIVE PRESENT OR FORMER EMPLOYEES, AGENTS, OFFICERS, DIRECTORS OR PRINCIPALS, THAT HAVE HELD, CURRENTLY HOLD OR MAY HOLD A CLAIM OR OTHER DEBT OR LIABILITY AGAINST THE DEBTOR THAT IS SUBJECT TO THE PLAN OR WHO HAVE HELD, CURRENTLY HOLD OR MAY HOLD AN EQUITY INTEREST THAT IS SUBJECT TO THE PLAN ARE

PERMANENTLY ENJOINED FROM TAKING ANY OF THE FOLLOWING ACTIONS AGAINST THE DEBTOR, THE ESTATE, THE CREDITOR TRUSTEE, THE CREDITOR TRUST, THE RELEASED PARTIES, THE REORGANIZED DEBTOR OR ANY PROPERTY OF SUCH PERSONS OR ENTITIES ON ACCOUNT OF ANY SUCH CLAIM, EQUITY INTEREST OR PRECLUDED CLAIM: (A) COMMENCING, CONDUCTING OR CONTINUING IN ANY MANNER, DIRECTLY OR INDIRECTLY, ANY SUIT, ACTION OR OTHER PROCEEDING OF ANY KIND TO COLLECT OR RECOVER ANY PROPERTY ON ACCOUNT OF ANY SUCH CLAIM, EQUITY INTEREST OR PRECLUDED CLAIM; (B) ENFORCING, LEVYING, ATTACHING, COLLECTING OR OTHERWISE RECOVERING IN ANY MANNER OR BY ANY MEANS, WHETHER DIRECTLY OR INDIRECTLY, ANY JUDGMENT, AWARD, DECREE OR ORDER TO COLLECT OR RECOVER ANY PROPERTY ON ACCOUNT OF ANY SUCH CLAIM, EQUITY INTEREST OR PRECLUDED CLAIM; (C) CREATING, PERFECTING OR ENFORCING IN ANY MANNER DIRECTLY OR INDIRECTLY, ANY LIEN OR ENCUMBRANCE OF ANY KIND ON ACCOUNT OF ANY SUCH CLAIM, EQUITY INTEREST OR PRECLUDED CLAIM; (D) ASSERTING ANY SETOFF, OFFSET, RIGHT OF SUBROGATION OR RECOUPMENT OF ANY KIND, DIRECTLY OR INDIRECTLY, AGAINST ANY DEBT, LIABILITY OR OBLIGATION DUE TO THE DEBTOR, THE REORGANIZED DEBTOR OR THE ESTATE; AND (E) COMMENCING OR CONTINUING ANY ACTION, IN ANY MANNER AND IN ANY FORUM, THAT DOES NOT COMPLY WITH OR IS INCONSISTENT WITH THE PROVISIONS OF THE PLAN; (F) TAKING ANY ACTION TO INTERFERE WITH THE IMPLEMENTATION OR CONSUMMATION OF THE PLAN AND (G) EXERCISING CONTROL OVER PROPERTY OF THE REORGANIZED DEBTOR OR THE CREDITOR TRUST ON ACCOUNT OF ANY SUCH CLAIM, EQUITY INTEREST OR PRECLUDE CLAIM; PROVIDED, HOWEVER, THAT NOTHING HEREIN SHALL PROHIBIT ANY CLAIMANT FROM PROSECUTING A PROOF OF CLAIM IN THE CHAPTER 11 CASE. BY ACCEPTING DISTRIBUTIONS PURSUANT TO THE PLAN, EACH HOLDER OF AN ALLOWED CLAIM SHALL BE DEEMED TO HAVE CONSENTED TO THE RELEASE, EXCULPATION AND INJUNCTIONS SET FORTH IN THIS SECTION XI OF THE PLAN.

UNLESS OTHERWISE PROVIDED IN THE PLAN OR THE CONFIRMATION ORDER, ALL INJUNCTIONS OR STAYS PROVIDED FOR IN THIS CHAPTER 11 CASE UNDER SECTIONS 105(A) OR 362 OF THE BANKRUPTCY CODE, OR OTHERWISE, AND IN EXISTENCE ON THE CONFIRMATION DATE, SHALL REMAIN IN FULL FORCE AND EFFECT UNTIL THE EFFECTIVE DATE.

8.	Exculpation and Limitation of Liability.

As of the Effective Date, none of (a) the Debtor and its present and former officers, directors and employees, (b) IMG and its present and former officers, directors and employees, (c) the Creditor Trustee, (d) the Subordinated Debt Property Trustee, (e) the accountants, financial advisors, investment bankers and attorneys for the Debtor, solely in their capacities as such and (f) the directors, officers, partners, members, employees, agents , representatives, accountants, financial advisors, investment bankers or attorneys of any of the Persons or Entities described in clauses (a) through (d) above, solely in their capacities as such, shall have or incur any liability to any Person or Entity by reason of any claim, cause of action or other assertion of liability for any act taken or omitted to be taken on or after the Petition Date in connection with, arising out of, or related to (i) the Chapter 11 Case, (ii) the Disclosure Statement, (iii) any contract, instrument, release, agreement or document created or entered into in connection with the Plan (except for any agreement or document created or entered into in the ordinary course of business), (iv) any action or act taken or omitted to be taken in connection with the Chapter 11 Case or (v) any of the settlements and compromises reflected in the Plan (collectively, the “Precluded Claims”), and in all respects shall be entitled reasonably to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan; provided, however, that the foregoing provisions of Section 11.05 of the Plan shall have no effect on the liability of any Person or Entity that results from any such act or omission that is determined by a Final Order to have constituted gross negligence, bad faith, fraud or willful misconduct.

The justification and rationale for the inclusion the exculpation provisions described above in the Plan is set forth above under the discussion relating to the Debtor’s release of Claims against the Released Parties.

9.	Estimation of Claims.

The Creditor Trustee may, at any time, request that the Bankruptcy Court estimate any contingent or unliquidated Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether the Debtor previously objected to such Claim or whether the Bankruptcy Court has ruled on any such Objection. The Bankruptcy Court shall retain jurisdiction to estimate any Claim at any time during litigation concerning any Objection to any Claim, including during the pendency of any appeal relating to any such Objection. In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim, such estimated amount will constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on such Claim, the Creditor Trustee may elect to pursue any supplemental proceedings to object to any ultimate allowance of such Claim. All of the aforementioned Claims objection, estimation and resolution procedures are cumulative and not exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the Bankruptcy Court.

10.	Treatment of Disputed Claims.

(a) No Distribution Pending Allowance. If any portion of a Claim is a Disputed Claim, no payment or distribution provided for under the Plan shall be made on account of the portion of such Claim that is a Disputed Claim unless and until such Disputed Claim becomes an Allowed Claim.

(b) Distribution After Allowance. On the first Quarterly Distribution Date after the date on which a Disputed Claim becomes an Allowed Claim, the Creditor Trustee shall distribute to the Holder of such Claim any Cash that would have been distributable to such Person if such Claim had been an Allowed Claim on the Effective Date.

(c) Reserves for Disputed Claims. In the event that a Claim (whether Administrative, Priority or General Unsecured) is a Disputed Claim, the Creditor Trustee shall establish a reasonable reserve in an amount equal to the amount that would have been distributed to the Holder of the Disputed Claim in such Class had the Disputed Claim been an Allowed Claim on the Effective Date or such other amount as may be approved by the Bankruptcy Court upon motion of the Creditor Trustee.

11.	Distributions.

The Creditor Trustee will make all Distributions required under the Plan other than the distribution of New Common Stock with respect to the IMG Claim.

(a) Source of Funds and Manner of Payment for Plan Distributions. Except as otherwise provided in the Plan or the Confirmation Order, all Cash necessary for the Creditor Trustee to make Distributions pursuant to the Plan shall come from the Trust Assets. Any payment in Cash to be made by the Creditor Trustee shall be made, at the election of the Creditor Trustee, by check drawn on, or by wire transfer from, a domestic bank selected by the Creditor Trustee.

(b) Timing of Distributions. Except as otherwise provided in the Plan, in the Creditor Trust Agreement or as may be ordered by the Bankruptcy Court, Distributions to be made on account of Allowed Claims as of the Effective Date shall be made on the Effective Date or as soon as reasonably practicable thereafter. If the payment or act under the Plan is required to be made or performed on a date that is not a Business Day, the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date. Distributions on account of Claims that become Allowed after the Effective Date shall be made pursuant to Section 9.03 of the Plan.

(c) Interest on Allowed Claims. Unless otherwise specifically provided for in the Plan or in the Confirmation Order or required by the Bankruptcy Code, interest, fees, penalties, costs and other charges accruing on a Claim or incurred by the Holder of such Claim in respect of its Claim on or after the Petition Date shall not be paid or recovered by any Claimant. If a Disputed Claim becomes an Allowed Claim, interest shall not accrue or be paid upon such

Disputed Claim for the period from the Petition Date to the date on which the Distribution is made in respect of such Disputed Claim.

(d) Subordination. Pursuant to section 510(a) of the Bankruptcy Code, nothing in the Plan shall be deemed to limit any subordination agreement, including the subordination provisions in the Subordinated Debt Indenture, or intercreditor agreement that is otherwise enforceable under applicable nonbankruptcy law. Accordingly, Distributions hereunder will be made subject to any enforceable subordination agreement or intercreditor agreement known to the Debtor, including the subordination provisions of the Subordinated Debt Indenture, except as explicitly modified by Section 4.05 of the Plan. Creditors that are parties to any such enforceable subordination or intercreditor agreements shall notify the Debtor of their existence in advance of the Effective Date and shall provide the Debtor with copies of such agreements, or identify such agreements if they are already in the Debtor’s possession.

(f) Delivery of Distributions. Subject to the provisions of Bankruptcy Rule 2002(g), and except as otherwise provided herein, Distributions and deliveries to Holders of Allowed Claims shall be made, as the case may be, (a) at the addresses set forth in the proof(s) of claim Filed by Claimants, (b) at the addresses set forth in any written notices of address changes delivered by Claimants to the Creditor Trustee or the Debtor after the date of any related proof of claim, (c) at the Claimants’ respective addresses reflected in the Schedules, if no proof of claim has been Filed and the Creditor Trustee or Debtor has not received a written notice of a change of address, or (d) in the case of the Subordinated Debt administered by the Subordinated Debt Property Trustee, in accordance with the provisions of the Subordinated Debt Indenture, the Bankruptcy Rules, including Bankruptcy Rule 3021 and Section 8.11 of the Plan.

(g) Distributions to Holders of Subordinated Debt. Section 8.11 of the Plan provides that all Distributions to Holders of Subordinated Debt Claims will be made to the Subordinated Debt Property Trustee for distribution to Holders of Allowed Subordinated Debt Claims. The Subordinated Debt Property Trustee shall make each Distribution to the Holder of record on the business day prior to the date of each such Distribution. Each of the Debtor, the Creditor Trustee and the Subordinated Debt Property Trustee shall have no duty to recognize the transfer of, or the sale of any interest in, any Allowed Claim or any Subordinated Debt occurring after the close of business on the day prior to each Distribution and shall be entitled for all purposes relating to this Plan to recognize, distribute to and deal with only those record holders of Claims stated on the official claims register maintained by the clerk of the Bankruptcy Court or the transfer books and records as maintained by the Subordinated Debt Property Trustee or its agent, as the case may be, as of the close of business on such date. All distributions to holders of Allowed Subordinated Debt Claims will be deemed to apply first to principal amount of such Claims until such principal amount is paid in full, and then to any prepetition accrued interest included in such Claim.

(h) Withholding Taxes. In connection with each Distribution with respect to which the filing of an information return (such as Internal Revenue Service Form 1099 or 1042) or withholding is required, the Creditor Trustee shall file such information return with the Internal Revenue Service or any other taxing authority or Governmental Unit and provide any required statements in connection therewith to the recipients of such Distributions, or effect any such withholding and remit to the appropriate Governmental Unit all moneys so withheld to the extent required by law. With respect to any Person from whom a tax identification number, certified tax identification number or other tax information required by law to avoid withholding has not been received by the Creditor Trustee, the Creditor Trustee may, at its sole option, withhold the amount required and distribute the balance to such Person or decline to make such Distribution until the information is received. Distributions received in respect of Allowed Claims will be allocated first to the principal amount of such Claims, with any excess allocated to unpaid accrued interest.

(i) Cancellation of Liens. Except as otherwise provided in the Plan, on the Effective Date, any Lien securing the IMG Claim or other Secured Claim shall be deemed released, and the Holders of any such Liens shall be authorized and directed, at the expense of the Reorganized Debtor, to release any collateral or other property of the Debtor held by such Holders and to take such actions, at the expense of the Reorganized Debtor, as may be reasonably requested by the Reorganized Debtor to evidence the release of any Lien.

12.	Assumption and Rejection of Executory Contracts and Unexpired Leases.

In accordance with Section 7.01 of the Plan, the Debtor will file the Schedule of Assumed Contracts with the Court and serve the Schedule of Assumed Contracts on the affected parties at least 15 days before the deadline for objections to Confirmation of the Plan. The Confirmation Order shall constitute an order of the Bankruptcy Court approving such assumptions on the Confirmation Date, pursuant to section 365 of the Bankruptcy Code, effective as of the Effective Date. Each executory contract and unexpired lease assumed pursuant to Section 7.01 of the Plan shall revest in, be deemed assigned to, and be fully enforceable by, the Reorganized Debtor or its successor or assignee in accordance with its terms, except as modified by the provisions of the Plan, any order of the Bankruptcy Court authorizing and providing for its assumption or applicable federal law. The Debtor will pay any cure costs relating to contracts or leases assumed under the Plan. Objections to the Debtor’s assumption of any executory contract or unexpired lease may be Filed in accordance with Section 7.02 of the Plan.

On the Effective Date, the executory contracts and unexpired leases not listed on the Schedule of Assumed Contracts shall be deemed to be rejected as of the Effective Date. The Confirmation Order shall constitute an order of the Bankruptcy Court approving such rejections on the Confirmation Date, pursuant to section 365 of the Bankruptcy Code, effective as of the Effective Date. Any party to an executory contract or unexpired lease subject to rejection as provided in the Plan may file with the Bankruptcy Court and serve on the Debtor an objection to such rejection; provided, however, that failure to file any such objection before the Confirmation Hearing shall constitute a waiver of any right to object to the rejection.

If the rejection by the Debtor, pursuant to the Plan or otherwise, gives rise to a Claim by the other party or parties to such executory contract or unexpired lease, such Claim shall be forever barred and shall not be enforceable against the Debtor or its Estate, the Reorganized Debtor, the Creditor Trustee or the Creditor Trust, or any of their respective successors or properties unless a proof of claim is Filed and served upon the Creditor Trustee within 30 days after the earlier of (a) the date of entry of a Final Order of the Bankruptcy Court rejecting the executory contract or unexpired lease or (b) the Effective Date. Unless otherwise ordered by the Bankruptcy Court or provided in the Plan, all Rejection Claims for which proofs of claim are required to be Filed and which are timely Filed in accordance with the provisions of Section 7.05 of the Plan will constitute and will be treated as Class 2 Claims to the extent that they are Secured Claims and Class 4A Claims to the extent that they are Unsecured Claims, but only to the extend that such Claims are Allowed Claims.

13.	Modification of the Plan.

The Debtor may alter, amend or modify the Plan under section 1127 of the Bankruptcy Code or as otherwise permitted at any time before the Confirmation Hearing. After the Confirmation Date and before the substantial consummation of the Plan, and in accordance with the provisions of section 1127(b) of the Bankruptcy Code and the Bankruptcy Rules, the Debtor, so long as the treatment of Holders of Allowed Claims under the Plan is not adversely affected, may institute proceedings in the Bankruptcy Court to remedy any defect or omission or to reconcile any inconsistencies in the Plan, the Disclosure Statement or the Confirmation Order and any other matters as may be necessary to carry out the purposes and effects of the Plan; provided, however, that prior notice of such proceedings shall be served in accordance with Bankruptcy Rule 2002.

14.	Revocation of the Plan.

The Debtor reserves the right to revoke or withdraw the Plan before the Confirmation Date or if the conditions set forth in Section 10.02 of the Plan have not been satisfied or waived in accordance with Section 10.03 of the Plan after the Confirmation Date, at any time up to the Effective Date. If the Debtor revokes or withdraw the Plan before the Confirmation Date, or if Confirmation or Consummation of the Plan does not occur, then (a) the Plan shall be deemed null and void in all respects, (b) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Class of Claims), assumption or rejection of executory contracts or leases effected by the Plan, and any document or agreement executed pursuant to the Plan, shall be deemed null and void, and (c) nothing in the Plan shall (i) constitute or be deemed a waiver or release of any Claims by or against, or any Equity Interests in, the Debtor or any other Person or Entity, (ii) prejudice in any manner the rights of the Debtor or any other Person, or (iii) constitute an admission, acknowledgment, offer or commitment of any sort by the Debtor or any other Person or Entity. In such event, nothing contained herein shall be deemed to constitute a waiver or release of any claims by or against the Debtor or any other Person or Entity or prejudice in any manner the rights of the Debtor or any Person or Entity in any further proceedings involving the Debtor.

15.	Retention of Jurisdiction.

The Plan provides for a broad retention of jurisdiction. Notwithstanding the entry of the Confirmation Order or the occurrence of the Effective Date, the Bankruptcy Court shall retain jurisdiction over all matters arising in, arising under or related to the Chapter 11 Case pursuant to section 1142 of the Bankruptcy Code and 28 U.S.C. section 1334 to the fullest extent permitted by the Bankruptcy Code and other applicable law, including, without limitation, such jurisdiction as is necessary to ensure that the purpose and intent of the Plan are carried out.

E.	Conditions Precedent to Confirmation and Consummation.

1.	Conditions Precedent to Confirmation.

It shall be a condition precedent to Confirmation that the following conditions shall have been satisfied or waived in accordance with the provisions of Section 10.03 of the Plan:

(a) the Bankruptcy Court shall have entered a Final Order approving the Disclosure Statement and finding that the Disclosure Statement contains adequate information pursuant to section 1125 of the Bankruptcy Code; and

(b) the Confirmation Order shall be reasonably acceptable in form and substance to the Debtor and IMG and shall have been entered by the Bankruptcy Court.

2.	Conditions Precedent to Consummation (i.e. the Effective Date).

It shall be a condition precedent to Consummation that the following conditions shall have been satisfied or waived in accordance with the provisions of Section 10.03 of the Plan:

(a) the Confirmation Order, in form and substance reasonably acceptable to the Debtor and IMG (i) shall have been signed by the Bankruptcy Court and duly entered on the docket for the Chapter 11 Case by the clerk of the Bankruptcy Court, and (ii) shall be a Final Order;

(b) the Creditor Trust Agreement, in form and substance reasonably acceptable to the Debtor and IMG, shall have been executed by the parties thereto;

(c) the Trust Assets have been transferred to and title to the Trust Assets have vested in the Creditor Trust in accordance with Section VI of the Plan; and

(d) all actions, documents and agreements necessary, in the judgment of the Debtor, to be taken and effected, or executed and delivered, as the case may be, to implement and consummate the provisions of the Plan to be effectuated on or before the Effective Date shall be reasonably satisfactory to the Debtor, and such actions, documents and agreements shall have been taken, effected, executed and delivered to the satisfaction of the Debtor.

VI. FINANCIAL INFORMATION

The Debtor has filed its Schedules with the Bankruptcy Court as required by the Bankruptcy Code. The Debtor will supplement and amend its Schedules as may be necessary and appropriate from time to time. The Debtor will continue to file monthly operating reports through the Effective Date of the Plan. This financial information has not been included in this Disclosure Statement, but may be examined at the Clerk’s Office, United States Bankruptcy Court, 176 Church Street, Poughkeepsie, New York 12601 or on the Bankruptcy Court’s internet website at http://www.nysb.uscourts.gov. A login and password to the Bankruptcy Court’s Public Access to Electronic Court Records (“PACER”) are required to access this information and can be obtained through the PACER Service Center at http://www.pacer.psc.uscourts.gov.

VII. CERTAIN FACTORS TO BE CONSIDERED BEFORE VOTING

A.	General Considerations

Holders of Claims against the Debtor should read and consider carefully the information set forth below, as well as the other information set forth in this Disclosure Statement (and the documents delivered together herewith and/or incorporated by reference), before voting to accept or reject the Plan. This information, however, should not be regarded as the only risk factors involved in connection with the Plan and its implementation.

B.	Risk of Dilution of Recovery Due to Disputed Claims

The Holders of Class 4A and Class 4B Claims are subject to the risk of dilution if the amount of Allowed Administrative Claims, Allowed Class 1 Claims and Allowed Class 2 Claims is higher than the Debtor’s estimate. Class 4A Claims and Class 4B Claims are also subject to dilution based upon the amount of Allowed Class 4A and Class 4B Claims because the Distribution to Holders of these Claims is calculated on a Pro Rata basis as if Classes 4A and 4B were a single Class. Accordingly, the amount of Distribution that ultimately will be made to any particular Holder of an Allowed Class 4A Claim or an Allowed Class 4B Claim may be affected adversely by the Allowance of Disputed Claims in Class 4A or Class 4B. Consequently, Distributions to Holders of Allowed Claims in Classes 4A and 4B will be made subject to a reserve established with respect to Disputed Claims.

C.	Unliquidated or Contingent Claims

Certain unliquidated or contingent proofs of claim have been Filed against the Debtor. These Claims are subject to resolution in amounts, if any, that are to be determined by the Bankruptcy Court. The unliquidated Claims have not been taken into account in calculating the total amount of Claims in certain Classes as set forth in this Disclosure Statement. If all or any portion of the Claims set forth in such proofs of claim are Allowed by the Bankruptcy Court, the recoveries to Creditors will be reduced. The Debtor believes that it is likely that some of the unliquidated or contingent proofs of Claim will be Allowed in some amount, thereby likely increasing the amount of Claims in Class 4A and diluting Distributions to other Claims in Classes 4A and 4B.

D.	Risks Relating to Inherent Uncertainty of Future Events

The feasibility analysis and the future events described in this Disclosure Statement were developed by management in connection with the planning, negotiation and development of the

Plan. These future events are intended to illustrate the estimated effects of the Plan and certain related transactions. The projections are based on a variety of assumptions as set forth therein, and the Reorganized Debtor’s future operating results are subject to and likely to be affected by a number of factors, including significant business, economic, regulatory and competitive uncertainties, many of which are beyond the control of the Reorganized Debtor.

The future event projections were not prepared with a view towards public disclosure or with a view towards complying with the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information. The Reorganized Debtor does not intend to update or otherwise revise its projections to reflect events or circumstances existing or arising after the date of the Disclosure Statement or to reflect the occurrence of unanticipated events. In the view of management, however, the projections were prepared on a reasonable basis and represent a reasonable view of the expected future financial performance of the Reorganized Debtor after the Effective Date. Nevertheless, the projections should not be regarded as a representation by the Debtor, the Reorganized Debtor, or any other person that the projections will be achieved and Holders of Claims and Interests are therefore cautioned not to place undue reliance on the projected financial information in this Disclosure Statement.

E.	Certain Bankruptcy Considerations

Although the Debtor believes that the Plan will satisfy all requirements necessary for confirmation by the Bankruptcy Court, there can be no assurance that the Bankruptcy Court will reach the same conclusion. Moreover, there can be no assurance that modifications of the Plan will not be required for confirmation or that such modifications would not necessitate the re-solicitation of votes. In addition, although the Debtor believes that the Effective Date will occur during the fourth Quarter of 2005, there can be no assurance as to such timing.

F.	Certain Tax Considerations

THERE ARE A NUMBER OF MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS, RISKS, AND UNCERTAINTIES ASSOCIATED WITH CONSUMMATION OF THE PLAN. INTERESTED PARTIES SHOULD READ CAREFULLY THE DISCUSSION SET FORTH IN ARTICLE VIII (“CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN”) FOR A DISCUSSION OF THE MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES AND RISKS FOR HOLDERS OF CLAIMS RESULTING FROM THE TRANSACTIONS OCCURRING IN CONNECTION WITH THE PLAN.

G.	Continuing Capital Requirements

The Reorganized Debtor will likely have capital needs to continue its operations. It is expected that IMG will provide the Reorganized Debtor with adequate capital to meet its financial obligations upon emergence from chapter 11. In addition, as discussed later in the “Feasibility” Section of this Disclosure Statement, the Debtor believes that the Reorganized Debtor will be able to meet its future financial obligations through a combination of increased revenues and lower operating costs, both of which result from reorganizing under the Plan. However, there can be no assurance that the Reorganized Debtor will be able to fund its operations from the revenue that it generates or that it will be able to reduce its operating expenses to a sustainable level.

VIII. CERTAIN UNITED STATES FEDERAL

INCOME TAX CONSEQUENCES OF THE PLAN

A.	General

A summary description of certain United States federal income tax consequences of the Plan is provided below. This description is for informational purposes only. No opinion of counsel has been sought or obtained, and no rulings or determinations of the Internal Revenue Service (“IRS”) or any other tax authorities have been sought or obtained with respect to any of the tax consequences of the Plan. The description below is not binding upon the IRS or such other authorities. Only the principal consequences of the Plan for the Holders of Claims who are entitled to vote to confirm or reject the Plan are described below. The summary does not address the United States federal income tax consequences to Holders whose claims are entitled to satisfaction in full under the Plan or to Holders whose Claims or Equity Interests are extinguished without a Distribution in exchange therefor.

The following discussion of United States federal income tax consequences is based on the Internal Revenue Code (the “Tax Code”), Treasury Regulations, judicial decisions and published administrative rulings and pronouncements of the IRS, all as in effect on the date hereof. Legislative, judicial or administrative changes or interpretations enacted or promulgated in the future could alter or modify the analysis and conclusions set forth below. Any such changes or interpretations may be retroactive and could affect significantly the United States federal income tax consequences discussed below. This discussion does not address foreign, state or local tax consequences of the Plan, nor does it purport to address the federal tax consequences of the Plan to special classes of taxpayers (such as Holders of Claims that are pass-through entities, or an owner thereof, dealers in securities or foreign currency, mutual funds, insurance companies, financial institutions, small business investment companies, regulated investment companies, broker-dealers, tax-exempt organizations and except to the extent set forth below, foreign entities and non-resident alien individuals). Furthermore, estate and gift tax issues are not addressed herein.

THIS DISCUSSION WAS NOT INTENDED OR WRITTEN TO BE USED, AND IT CANNOT BE USED, BY ANY HOLDER OF A CLAIM FOR THE PURPOSE OF AVOIDING TAX PENALTIES THAT MAY BE IMPOSED ON SUCH HOLDER. NO REPRESENTATIONS ARE MADE REGARDING THE PARTICULAR TAX CONSEQUENCES OF THE PLAN TO ANY HOLDER OF A CLAIM. THIS DISCUSSION WAS WRITTEN TO SUPPORT THE SOLICITATION OF VOTES IN SUPPORT OF THE PLAN; EACH HOLDER OF A CLAIM IS STRONGLY URGED TO CONSULT ITS TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE TRANSACTIONS DESCRIBED HEREIN AND IN THE PLAN.

B.	Consequences to the Debtor

1.	Discharge of Debt

Generally, the discharge of a debt obligation by a debtor subject to U.S. federal income tax, such as the Debtor, for an amount less than the adjusted issue price (in most cases, the amount the debtor received on incurring the obligation, with certain adjustments) of the obligation gives rise to cancellation of indebtedness (“COD”) income, which must be included in the debtor’s gross income for federal income tax purposes. COD income is not recognized by a taxpayer that is a debtor in a title 11 case if the discharge is granted by the court pursuant to a plan of reorganization approved by the court. The Plan, if approved, would enable the Reorganized Debtor to qualify for the bankruptcy exclusion rule with respect to any COD income triggered by the Plan.

If debt is discharged in a title 11 case, however, certain tax attributes otherwise available to the debtor are reduced, in most cases by the principal amount of the indebtedness forgiven. Tax attributes subject to reduction (generally in the following order) include: (i) NOLs and NOL carry forwards; (ii) most tax credit carry forwards, including the general business credit and the minimum tax credit carry forwards; (iii) capital losses and capital loss carry forwards; (iv) the tax basis of the debtor’s carry forwards assets, but not in an amount greater than the excess of the aggregate tax bases of the property held by the debtor immediately after the discharge over the aggregate of the debtor’s liabilities immediately after the discharge; and (v) foreign tax credit carry forwards. Attribute reduction is calculated only after the tax for the year of discharge has been determined.

A debtor may elect to avoid the prescribed order of attribute reduction and instead reduce the basis of certain property first. The Debtor does not intend to make this election. Accordingly, any COD income realized by the Debtor will result in a reduction of any NOLs and other attributes, including asset basis, attributable to the Debtor. The Debtor may have significant NOLs at the time of the Effective Date of the Plan.

2.	Limitation of Use of Tax Attributes

When a corporation undergoes an ownership change, Section 382 of the Tax Code limits the ability of the corporation to utilize its tax attributes, such as NOLs and NOL carry forwards, built-in-losses and deductions, such as depreciation deductions, attributable to the unrealized built-in losses (the “Section 382 Limitation”). An ownership change occurs when the ownership of a corporation (or its ultimate parent corporation) by certain shareholders changes by more than 50 percentage points over a three year period. Generally, if an ownership change occurs, the annual limitation on the usage of the corporation’s tax attributes existing at the time of the ownership change is equal to the value of the corporation’s stock immediately before the change multiplied by the applicable “long-term tax-exempt rate” in effect for the month in which the ownership change occurs. The long-term tax-exempt rate for ownership changes taking place in September 2005 is 4.24%. Subject to certain limitations, any unused portion of the Section 382 Limitation may be carried forward and used in subsequent taxable years. The Section 382

Limitation is applicable to the use of pre-ownership change NOLs and NOL carry forwards in all tax periods following the change of control. The Section 382 Limitation is applicable to built-in losses and deductions (including depreciation) attributable to build-in losses recognized during the five year period commencing on the date of the ownership change.

Section 382(l)(5) of the Tax Code provides that the Section 382 Limitation does not apply following an ownership change if the ownership change occurs with respect to a loss corporation that is subject to the jurisdiction of the U.S. Bankruptcy Court in a title 11 case and shareholders and qualified creditors own immediately after the ownership change stock possessing at least 50% of the voting power of all outstanding classes of voting stock and at least 50% of the total value of all outstanding stock (the “Section 382(l)(5) Exception”). A creditor is a “qualified creditor” for this purpose only to the extent that the stock held by the creditor was received in full or partial satisfaction of “qualified indebtedness” pursuant to the terms of a court order. Indebtedness is “qualified indebtedness” for this purpose only if such indebtedness (i) had been held by the same creditor since the beginning of the 18 month period that ends upon the filing of the bankruptcy case or (ii) arose in the ordinary course of business and has been owned at all times by the same creditor.

If the Section 382(l)(5) Exception is applicable to an ownership change, the NOLs of the loss corporation will be reduced by a portion of the interest deduction generated by interest on the debt converted to stock. Further, if the Section 382(l)(5) Exception is applicable to an ownership change, the Section 382 Limitation for an ownership change that occurs within the 2-year period following the change to which the Section 382(l)(5) Exception applied would be zero.

If a loss corporation that is a debtor in a title 11 case is not permitted to rely upon the Section 382(l)(5) Exception or elects not to apply the Section 382(l)(5) Exception to an ownership change, the amount of Section 382 Limitation applicable to such loss corporation would be computed pursuant to Section 382(l)(6). Pursuant to Section 382(l)(6), the value of the loss corporation taken into account to compute the applicable Section 382 Limitation would be equal to the lesser of (i) the value of the loss corporation’s outstanding stock immediately after the ownership change or (ii) the value of the loss corporation’s assets, determined without regards to the amount of its liabilities, immediately before the change of control.

The Debtor expects that it will undergo an ownership change as a result of the consummation of the Plan, and expects that the Section 382(l)(s) Exception will apply to such ownership change. The Debtor is unable to predict whether it will elect to have the provisions of Section 382(l)(6) apply to such ownership change.

C.	Federal Income Tax Consequences to Holders of Claims and Equity Interests

The federal income tax consequences of the Plan to Holders of Claims and the character, amount and timing of income, gain or loss recognized as a consequence of the Plan and the distributions provided for or by the Plan will depend upon, among other things, (i) the manner in which a Holder acquired a Claim; (ii) the length of time a Claim has been held; (iii) whether the

Claim was acquired at a discount; (iv) whether the Holder has taken a bad debt deduction in the current or prior years; (v) whether the Holder has previously included accrued but unpaid interest with respect to a Claim; (vi) the method of tax accounting of a Holder; (vii) whether the Holder will realize foreign currency exchange gain or loss with respect to a Claim; (viii) whether a Claim is an installment obligation for federal income tax purposes; and (ix) the type of consideration received or deemed received by the Holder in exchange for its Claim. Therefore, Holders of Claims should consult their tax advisor for information that may be relevant to their particular situation and circumstances and the particular tax consequence to such Holders as a result thereof.

1.	Consequences to Holders of General Unsecured or Subordinated Debt Claims.

A Holder of a General Unsecured or Subordinated Debt Claim generally will recognize gain (or loss) for federal income tax purposes to the extent the amount realized pursuant to the Plan in respect of its Claim (not including any amount attributable to accrued but unpaid interest) exceeds (or is exceeded by) its tax basis in its Claim (other than any portion of the Claim attributable to such accrued interest). The amount realized for this purpose generally will equal the amount of cash and the fair market value, if any, of any other assets received or deemed received for federal income tax purposes pursuant to the Plan in respect of its Claim. A Holder of a Claim that receives or is deemed to receive for federal income tax purposes a non-cash asset pursuant to the Plan in respect of its Claim will generally have an initial tax basis in such asset equal to the fair market value of such asset on the date of receipt and a holding period in such asset that begins on the day after the date of receipt.

As discussed below, the Creditor Trust has been structured to qualify as a “grantor trust” for U.S. federal income tax purposes. Accordingly, each Holder of a Class 4A or Class 4B Claim will be treated for U.S. federal income tax purposes as directly receiving and as a direct owner of its allocable percentage of the Trust Assets. See “Tax Treatment of Creditor Trust and Trust Beneficiaries”, below. Pursuant to the Plan, the Debtor and the Creditor Trustee will make a good faith valuation of the Trust Assets and the Trust Beneficiaries must consistently use such valuation for all federal income tax purposes.

A Holder of a General Unsecured or Subordinated Debt Claim may receive additional distributions subsequent to the Effective Date as a result of subsequently disallowed Disputed Claims or unclaimed distributions. The imputed interest provisions of the Tax Code may apply to treat a portion of such later distributions to such holders as interest.

It is possible that any loss realized by a Holder of a General Unused or Subordinated Debt Claim may be deferred until all subsequent distributions relating to Disputed Claims in such class are determinable, and that a portion of any gain realized may be deferred under the “installment method” of reporting. In general, a loss is treated as sustained in the taxable year for which there has been a closed and completed transaction, and no portion of a loss with respect to which there is a reasonable prospect for reimbursement may be deducted until it can be ascertained with reasonable certainty whether such reimbursement will be recovered. The Debtor believes that a Holder of a Claim will have a reporting position that it will recognize loss on the Effective Date to the extent described above. Holders that are Trust Beneficiaries are urged to consult their tax advisors regarding the possibility for deferral, and the ability to elect out of the installment method of reporting any gain realized in respect of their claims.

After the Effective Date, any amount a Trust Beneficiary receives as a distribution from the Creditor Trust in respect of its beneficial interests in the Creditor Trust (other than as a result of the subsequent disallowance of Disputed Claims) should not be included, for federal income tax purposes, in the holder’s amount realized in respect of its Allowed Claim but should be separately treated as a distribution received in respect of such holder’s beneficial (ownership) interests in the Creditor Trust. As and when Disputed Claims are wholly or partially disallowed and assets in the Disputed Claims reserve are credited to the other Holders, a Holder likely will recognize gain equal to the amount of its allocable portion of the fair market value of such assets over any amount previously reported as the fair market value of the residual portion of the Disputed Claims reserve. The Debtor believes that holders of Claims will have a reporting position that they are required to include in their amounts realized only their allocable portion of the fair market value of the residual of the Disputed Claims reserve and not the fair market value of all of the assets held or deemed held by it. It is possible, however, that the IRS would assert a contrary view on the ground that the Disputed Claims are contingent liabilities that cannot be used to reduce the Holders’ amount realized unless and until such Claims are Allowed or are required to be paid, in which event a Holder would be required to include in amount realized its allocable portion of the assets of the Disputed Claim reserve.

As discussed above, the character of income or loss as ordinary or capital from the Plan will depend on a number of factors, including the origin and nature of such Claim. Subject to the discussion below under the heading “Market Discount,” if the Claim is a capital asset in the hands of a Holder, the gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the Holder’s holding period with respect to its Claim is more than one year on the Effective Date. Long-term capital gains of individuals are subject to reduced rates of taxation; the deductibility of capital losses is subject to limitation.

2.	Consequences to Holder of the IMG Claim.

Assuming that the IMG Claim is not treated as a “security” for federal income tax purposes, the Holder of the IMG Claim will recognize gain or loss for federal income tax purposes to the extent the amount realized pursuant to the Plan in respect of its Claim (not including any amount attributable to accrued but unpaid interest) exceeds (or is exceeded by) its tax basis in its Claim (other than the portion of the Claim attributable to such accrued interest). The amount realized for this purpose generally will equal the fair market value of any assets received pursuant to the Plan in respect of its Claim. Subject to the discussion below under the heading “Market Discount,” the gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the Holder’s holding period with respect to its Claim is more than one year on the Effective Date. The initial tax basis in the assets receives will be equal to the fair market value thereof on the date of receipt and the holding period in such assets will begin on the day after the date of receipt. If the IMG Claim is treated as a “security” for federal income tax purposes, its Holder would recognize neither gain nor loss as a result of the Plan.

3.	Market Discount.

Gain recognized by a Holder with respect to a “market discount bond” will generally be treated as ordinary income to the extent of the market discount accrued on such bond during the Holder’s period of ownership. In general, a debt obligation other than a debt obligation with a fixed maturity of one year or less that is acquired by a Holder in the secondary market (or, in certain circumstances, upon original issuance) is a “market discount bond” as to that Holder if the debt obligation’s stated redemption price at maturity (or, in the case of a debt obligation having original issue discount, the revised issue price) exceeds the tax basis of the debt obligation in the Holder’s hands immediately after its acquisition.

4.	Pre-Effective Date Interest.

To the extent that any Claim entitled to a Distribution under the Plan is comprised of indebtedness and accrued but unpaid interest thereon, the Plan provides and the Debtor intends to take the position that, for federal income tax purposes, the Distribution in respect of such Claim shall be allocated to the principal amount of the Claim first and then, to the extent the consideration exceeds the principal amount of the Claim, to the portion of such Claim representing accrued but unpaid interest. No assurance can be given that such allocation will be respected. If, contrary to the Debtor’s intended position, such a Distribution were treated as being allocated first to accrued but unpaid interest, a Holder of such a Claim would realize ordinary income with respect to the distribution in an amount equal to the accrued but unpaid interest not already taken into income under the Holder’s method of accounting.

D.	Tax Treatment of the Creditor Trust and Trust Beneficiaries

Upon the Effective Date, the Creditor Trust shall be established for the benefit of the Trust Beneficiaries, whether allowed on or after the Effective Date.

1.	Classification of the Creditor Trust.

The Creditor Trust is intended to qualify as a grantor trust for United States federal income tax purposes. Assuming that characterization is correct, the Creditor Trust would not be treated as a separate taxable entity but, instead, Holders of Claims would be treated as grantors, or owners, of the Creditor Trust’s assets for federal income tax purposes. Pursuant to the Plan, all parties (including the Debtor, the Creditor Trustee and the Trust Beneficiaries) are required to treat, for federal income tax purposes, the Creditor Trust as a grantor trust of which the Trust Beneficiaries are the owners and grantors, and the following discussion assumes that the Creditor Trust will be respected as such for United States federal income tax purposes. However, there can be no assurance that the IRS would not take a contrary position. If the IRS were to challenge successfully such classification, the federal income tax consequences to the Creditor Trust and the Trust Beneficiaries could vary from those discussed herein (including the potential for an entity level tax on any income of the Creditor Trust).

2.	General Tax Reporting by the Creditor Trust and Trust Beneficiaries.

For all United States federal income tax purposes, the Debtor intends to treat the transfer of the Trust Assets to the Creditor Trust as a transfer of the such Trust Assets directly to the Trust Beneficiaries, followed by the transfer of such Trust Assets by the Trust Beneficiaries to the Creditor Trust. Pursuant to the Plan, the Creditor Trustee and the Trust Beneficiaries are required to treat the transaction in the same manner. Although not free from doubt, the Debtor intends to take the position that the establishment of the Disputed Claims reserve will be treated as a direct transfer of the assets thereof to the Disputed Claims reserve by the Debtor.

Consistent with the treatment of the Creditor Trust as a grantor trust, and except as discussed below (in connection with pending Disputed Claims), each Trust Beneficiary will be required to report on its United States federal income tax return its allocable share of any income, gain, loss, deduction or credit recognized or incurred by the Creditor Trust, in accordance with its relative beneficial interest. The character of items of income, deduction and credit to any holder and the ability of such holder to benefit from any deduction or losses may depend on the particular situation of such holder.

The United States federal income tax reporting obligations of a Trust Beneficiary are not dependent upon the Creditor Trust distributing any cash or other proceeds. Therefore, a Trust Beneficiary may incur a federal income tax liability with respect to its allocable share of the income of the Creditor Trust regardless of the fact that the trust has not made any concurrent distribution to the Trust Beneficiary. In general, other than in respect of cash retained on account of the Disputed Claims and subsequently distributed, a distribution of cash by the Creditor Trust to Trust Beneficiaries will not be taxable because the Trust Beneficiaries are already regarded for federal income tax purposes as owning the underlying assets.

The Creditor Trustee will file with the IRS returns for the Creditor Trust as a grantor trust. The Creditor Trustee will also send to each Trust Beneficiary a separate statement setting forth such Trust Beneficiary’s share of items of income, gain, loss, deduction or credit and will instruct the Trust Beneficiary to report such items on its federal income tax return. The Creditor Trustee will also file, or cause to be filed, all appropriate tax returns with respect to any Trust Assets allocable to Disputed Claims, as discussed below.

3.	Tax Reporting for Trust Assets Allocable to Disputed Claims.

Absent definitive guidance from the IRS or a court of competent jurisdiction to the contrary, the Creditor Trustee will treat all Trust Assets allocable to Disputed Claims, as a separate taxable trust for federal income tax purposes. Any amounts earned by or attributable to the separate trust and distributed to a Beneficiary during the same taxable year will be includible in such Beneficiary’s gross income.

E.	Information Reporting and Tax Withholding

All distributions under the Plan are subject to applicable information reporting and tax withholding, including any backup withholding. Under the Tax Code’s backup withholding rules, a Holder of a Claim or a Trust Beneficiary may be subject to backup withholding with respect to distributions or payments made pursuant to the Plan or by the Creditor Trust, unless the Holder: (a) comes within certain exempt categories (which generally include corporations) and, when required, demonstrates this fact or (b) provides a correct taxpayer identification number and certifies under penalty of perjury that the taxpayer identification number is correct and that the taxpayer is not subject to backup withholding because of a failure to report all dividend and interest income. Backup withholding is not an additional tax but is merely an advance payment, which may be refunded to the extent it results in an overpayment of tax. A Holder of a Claim or a Trust Beneficiary may be required to establish an exemption from backup withholding or to make arrangements with respect to the payment of backup withholding.

F.	Importance of Obtaining Professional Tax Assistance

THE FOREGOING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING WITH A TAX PROFESSIONAL. THE ABOVE DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. THE TAX CONSEQUENCES ARE IN MANY CASES UNCERTAIN AND MAY VARY DEPENDING ON A HOLDER’S INDIVIDUAL CIRCUMSTANCES. ACCORDINGLY, HOLDERS ARE URGED TO CONSULT WITH THEIR TAX ADVISORS ABOUT THE FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE PLAN.

IX. SOLICITATION, VOTING AND PLAN ACCEPTANCE

A.	In General

On October 24, 2005, the Bankruptcy Court entered the Disclosure Statement Approval Order, and also established voting procedures, scheduled the Confirmation Hearing, and approved the Confirmation Hearing Notice and certain related matters. A copy of the Confirmation Hearing Notice is enclosed with this Disclosure Statement. It sets forth in detail, among other things, procedures governing voting deadlines and objection deadlines. The Confirmation Hearing Notice and the instructions attached to the Ballot, if any, accompanying this Disclosure Statement should be read in connection with this section of this Disclosure Statement.

If you have any questions about the voting procedure for voting your Claim or the packet of material you received, or for all correspondence, please contact the Voting Agent or Debtor’s counsel, Baker & Hostetler:

IF BY MAIL:

BAKER & HOSTETLER, LLP	The Garden City Group, Inc.
Matthew H. Charity, Esq.	Voting Agent for Frontier
666 Fifth Avenue	Insurance Group, Inc., Debtor
New York, New York 10103	PO Box 9000 #6359
Telephone: (212) 589-4200	Merrick, New York 11566-9000

IF BY HAND OR COURIER DELIVERY

BAKER & HOSTETLER, LLP	The Garden City Group, Inc.
Matthew H. Charity, Esq. (MC-9629)	105 Maxess Road
666 Fifth Avenue	Melville, NY 11747-3836
New York, New York 10103	Attn: Barbara Keane and/or Jeffrey Stein
Telephone: (212) 589-4200	Telephone: (631) 470-6807 or
Facsimile: (212) 589-4201	(631) 470-6834

If you wish to obtain an additional copy of the Plan, this Disclosure Statement, or any exhibits to such documents, at your own expense, unless otherwise specifically required by Fed. R. Bankr. P. 3017(d), please contact the Voting Agent.

B.	Solicitation of Creditors and Equity Interest Holders Entitled to Vote

As set forth in more detail below, a Holder of a Claim or Equity Interest may vote to accept or reject a chapter 11 plan if (i) the Claim or Equity Interest is “impaired” by the Plan, and (ii) the Claim or Interest is “allowed,” which means, generally, that no party in interest has objected to such Claim or Equity Interest. A Ballot to be used for voting on the Plan, together with a return envelope, is enclosed with copies of this Disclosure Statement being sent to Holders of Claims that are entitled to vote on the Plan. As discussed below, Holders of Equity Interests are deemed to reject the Plan and are not entitled to vote.

Under the Bankruptcy Code, only Classes of Claims and Equity Interests that are “impaired” (as that term is defined in section 1124 of the Bankruptcy Code) under the Plan and receive or retain property under the Plan are entitled to vote to accept or reject the Plan. Under section 1124 of the Bankruptcy Code, a Class of Claims or Equity Interests is “impaired” under a plan unless (i) the plan leaves unaltered the legal, equitable, and contractual rights to which such Claim or Equity Interest entitles the Holder thereof or (ii) notwithstanding any legal right to an accelerated payment of such Claim or Equity Interest, the Plan cures all existing defaults (other than defaults resulting from the occurrence of events of bankruptcy) and reinstates the maturity of such Claim or Equity Interest as it existed before the default.

Pursuant to sections 1126(f) and (g) of the Bankruptcy Code, Classes of Claims and Equity Interests that are not impaired are conclusively presumed to have accepted the Plan and are not entitled to vote on the Plan. In addition, Classes of Claims and Equity Interests that are impaired but whose Holders will receive or retain no property under the Plan are deemed to have rejected the Plan and, therefore, are not entitled to vote on the Plan. The classification of Claims and Equity Interests is summarized, together with notations as to whether each Class of Claims or Equity Interests is impaired or unimpaired, in Section V.C.1 (“Classification and Treatment of Classified Claims and Equity Interests”). Additional information regarding voting is in the voting instructions accompanying the Ballots.

In accordance with sections 1124 and 1126 of the Bankruptcy Code, the Debtor is soliciting acceptances only from Holders of Claims in Class 2 (Secured Claims), Class 3 (IMG Claim), Class 4A (General Unsecured Claims) and Class 4B (Subordinated Debt Claims). Class 1 (Priority Non-Tax Claims) is unimpaired, and Holders of Allowed Claims in such Class are deemed to have accepted the Plan. Class 5 (Non-Debtor Subsidiary Claims), Class 6 (Equity Securities § 510(b) Claims) and Class 7 (Equity Interests), respectively, will not receive or retain any property on account of their Claims or Equity Interests and Holders of Claims in such Classes are deemed to have rejected the Plan.

Notwithstanding the foregoing, any Claim as to which an objection has been timely filed and has not been withdrawn or dismissed is not entitled to vote, unless the Bankruptcy Court, pursuant to Bankruptcy Rule 3018(a), upon application of the Holder of the Claim with respect to which there has been objection, temporarily allows the Claim in an amount that the Bankruptcy Court deems proper for the purpose of accepting or rejecting the Plan. If your Claim has been objected to and is disputed, it is your obligation to obtain an order provisionally allowing your Claim or Equity Interest for purposes of voting.

Holders of Claims in the voting Classes may vote on the Plan only if they are Holders as of the Voting Record Date. The “Voting Record Date” is October 11, 2005.

C.	Fiduciaries and Other Representatives

If a Ballot is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another person acting in a fiduciary or representative capacity, such person should indicate such capacity when signing and, unless otherwise determined by the Debtor, must submit proper evidence satisfactory to the Debtor of authority to so act. Authorized signatories should submit separate Ballots for each beneficial owner for whom they are voting.

UNLESS THE BALLOT OR MASTER BALLOT BEING FURNISHED IS TIMELY SUBMITTED TO THE VOTING AGENT ON OR BEFORE THE VOTING DEADLINE, SUCH BALLOT WILL NOT BE COUNTED. TO BE COUNTED, ALL BALLOTS MUST BE ORIGINAL. PHOTOCOPIED OR FAXED BALLOTS WILL NOT BE COUNTED. IN ADDITION, THE SIGNATURE ON THE BALLOT MUST BE ORIGINAL FOR THE BALLOT TO BE COUNTED. BALLOTS THAT FAIL TO INDICATE AN ACCEPTANCE OR REJECTION OR WHICH INDICATE BOTH AN ACCEPTANCE AND REJECTION SHALL NOT BE COUNTED.

D.	General Voting Procedures

Whenever a Creditor casts more than one Ballot voting the same Claim before the Voting Deadline, the last Ballot received before the Voting Deadline is deemed to reflect the voter’s intent and thus to supersede any prior Ballots. Creditors must vote all of their Claim(s) within a particular Class under the Plan either to accept or reject the Plan and may not split their vote(s), and thus a Ballot that partially rejects and partially accepts the Plan will not be counted.

The following Ballots will not be counted or considered for any purpose in determining whether the Plan has been accepted or rejected:

1.	any Ballot that is properly completed, executed and timely returned to the Voting Agent, but (i) does not indicate an acceptance or rejection of the Plan or (ii) indicates both acceptance and rejection of the Plan;

2.	any Ballot received after the Voting Deadline;

3.	any Ballot that is illegible or contains insufficient information to permit the identification of the claimant;

4.	any Ballot cast by a person or entity that does not hold a Claim in a Class that is entitled to vote to accept or reject the Plan;

5.	any Ballot cast for a Claim scheduled as unliquidated, contingent or disputed for which no proof of claim was timely Filed;

6.	any unsigned Ballot;

7.	any Ballot transmitted to the Voting Agent by facsimile or other electronic means; and

8.	any form of Ballot other than the official form sent by the Debtor’s voting agent or a copy thereof.

In addition, the Bankruptcy Court has entered an order concerning solicitation and voting, which provides that, solely for purposes of voting to accept or reject the Plan and not for the purpose of the allowance of, or Distribution on account of, a Claim, and without prejudice to the rights of the Debtor or any other parties in interest in any other context, each Claim within a Class of Claims entitled to vote to accept or reject the Plan is temporarily allowed in an amount equal to the amount of such claim as set forth in the Schedules or, if a Claim for which a proof of claim has been timely filed is not listed in the Schedules, such claim is temporarily allowed for voting purposes only, and not for purposes of allowance or distribution, at $1.00, provided that:

(i) If a Claim is deemed allowed in accordance with the Plan, such Claim is allowed for voting purposes in the deemed allowed amount set forth in the Plan but only for the purposes of the Plan;

(ii) If a Claim for which a proof of claim has been timely filed is marked as contingent, unliquidated, or disputed, such Claim is temporarily allowed for voting purposes only, and not for purposes of allowance or Distribution, at $1.00;

(iii) If a Claim has been estimated or otherwise allowed for voting purposes by order of the Court, such claim is temporarily allowed in the amount so estimated or allowed by the Court for voting purposes only, and not for purposes of allowance or Distribution;

(iv) If a Claim is listed in the Schedules as contingent, unliquidated or disputed and a proof of claim was not (a) filed by the applicable bar date for the filing of proofs of claim established by the Court or (b) deemed timely filed by an order of the Court prior to the Voting Deadline, unless the Debtor has consented in writing, such Claim is disallowed for voting purposes and for purposes of allowance and distribution pursuant to Bankruptcy Rule 3003(c); and

(v) If the Debtor has served an objection to a Claim at least ten (10) days before the Voting Deadline, such Claim is temporarily disallowed for voting purposes only and not for purposes of allowance or distribution, except to the extent and in the manner as may be set forth in the objection.

Any claimant seeking to challenge the allowance of its claim for voting purposes in accordance with the above procedures must serve on the Debtor and file with the Court on or before the tenth (10th) day after the later of (i) service of the Confirmation Hearing Notice and (ii) service of notice of an objection, if any, to such Claim, a motion, pursuant to Bankruptcy Rule 3018(a), temporarily allowing such claim in a different amount for purposes of voting to accept or reject the Plan. With respect to any creditor filing a motion pursuant to Bankruptcy Rule 3018(a), such creditor’s Ballot shall not be counted unless temporarily allowed by the Court for voting purposes after notice and a hearing.

E.	Acceptance of Plan

Acceptance of the Plan by a Class of Creditors entitled to vote on the Plan is governed by section 1126 of the Bankruptcy Code, which defines acceptance of a plan by a class of claims as acceptance by holders of two-thirds in dollar amount and a majority in number of the claims of that class who actually vote to accept or to reject the plan.

X. PLAN CONFIRMATION

A.	In General

The Bankruptcy Court may confirm the Plan only if it determines that the Plan complies with the technical requirements of the Bankruptcy Code, including, among other things, that (i) the Plan has properly classified Claims and Equity Interests, (ii) the Plan complies with applicable provisions of the Bankruptcy Code, (iii) the Debtor has proposed the Plan in good faith and not by any means forbidden by law, (iv) disclosure of “adequate information” as required by section 1125 of the Bankruptcy Code has been made, (v) the Plan has been accepted by the requisite votes of all Classes of Creditors (except to the extent that “cramdown” is available under section 1129(b) of the Bankruptcy Code), (vi) the Plan is in the “best interests” of all Holders of Claims or Equity Interests in an Impaired Class and (vii) all fees and expenses payable under 28 U.S.C. § 1930, as determined by the Bankruptcy Court at the Confirmation Hearing, have been paid or the Plan provides for the payment of such fees and expenses on the

Effective Date. The remainder of this Section discusses the steps that must be taken to confirm the Plan

B.	The Confirmation Hearing

Section 1128(a) of the Bankruptcy Code requires the Bankruptcy Court, after appropriate notice, to hold a hearing on confirmation of a plan of reorganization. The Confirmation Hearing in respect of the Plan has been scheduled for November 29, 2005, at 2 p.m., prevailing Eastern Time, before The Honorable Cecelia G. Morris, United States Bankruptcy Judge, United States Bankruptcy Court, Southern District of New York, Poughkeepsie Division, 176 Church Street, Poughkeepsie, New York 12601. The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without notice beyond that given in open court.

Section 1128(b) of the Bankruptcy Code provides that any party in interest may object to confirmation of a plan of reorganization. Any objection to confirmation of the Plan must be in writing, must conform to the Bankruptcy Rules, must set forth the name of the objector, the nature and amount of the Claims or Equity Interests held or asserted by the objector against the Debtor, the basis for the objection and the specific grounds therefor, and must be Filed with the Bankruptcy Court, with a copy to Chambers, together with proof of service thereof, and served upon and received no later than 4:00 p.m., prevailing Eastern Time, on November 22, 2005 on (i) Baker & Hostetler LLP, 666 Fifth Avenue, New York, New York 10103, Attn: Matthew H. Charity, attorneys for the Debtor and Debtor in Possession; (ii) The United States Trustee for the Southern District of New York, 74 Chapel Street, Albany, New York 12207, Attn: Eric Small, Esq., and (iii) Gibson, Dunn & Crutcher LLP, 200 Park Avenue, New York, New York 10166, Attn: Craig A. Bruens, attorneys for IMG.

Objections to confirmation of the Plan are governed by Bankruptcy Rule 9014.

C.	Requirements for Confirmation of the Plan

At the Confirmation Hearing, the Court will determine whether the confirmation is appropriate by evaluating whether the requirements specified in section 1129(a) of the Bankruptcy Code have been satisfied, which include the following:

1.	The Plan complies with the applicable provisions of the Bankruptcy Code.

2.	The Debtor, as the Plan proponent, complies with the applicable provisions of the Bankruptcy Code.

3.	The Debtor has proposed the Plan in good faith and not by any means forbidden by law.

4.	Any payment made or promised by the Debtor for services or for costs and expenses in, or in connection with, the Chapter 11 Case, or in connection with the

Plan and incident to the Chapter 11 Case, has been approved by, or is subject to the approval of, the Bankruptcy Court as reasonable.

5.	The Debtor has disclosed the identity and affiliations of any individual proposed to serve, after confirmation of the Plan, as a director or officer of the Reorganized Debtor, and (i) the appointment to, or continuance in, such office of such individual is consistent with the interests of Creditors and Holders of Equity Interests and with public policy and (ii) the Debtor has disclosed the identity of any insider that will be employed or retained by the Debtor, and the nature of any compensation for such insider.

6.	With respect to each Impaired Class of Claims or Equity Interests, each Holder of a Claim or Equity Interest in such Class (i) has accepted the Plan or (ii) will receive or retain under the Plan, on account of the Claims or Equity Interests held by such entity, property of a value, as of the Effective Date of the Plan, that is not less than the amount that such entity would receive or retain if the applicable Debtor were liquidated on such date under Chapter 7 of the Bankruptcy Code. See discussion of “Best Interests Test” below.

7.	Except to the extent that the Plan meets the requirements of section 1129(b) of the Bankruptcy Code (discussed below), each Class of Claims or Equity Interests has either accepted the Plan or is not impaired under the Plan. Class 5 (Non-Debtor Subsidiary Claims), Class 6 (Equity Securities § 510(b) Claims) and Class 7 (Equity Interests) are deemed to have rejected the Plan, and, thus, the Plan can be confirmed only if the requirements of section 1129(b) of the Bankruptcy Code are met.

8.	Except to the extent that the Holder of a particular Claim has agreed to a different treatment of such Claim, the Plan provides that all Allowed Administrative Claims and Allowed Priority Non-Tax Claims will be paid in full, in Cash, on (i) the Effective Date, if such Claims are Allowed as of the Effective Date, or (ii) the first Quarterly Distribution Date after such Claims become Allowed, and that all Allowed Priority Tax Claims will be paid in full, in Cash on the 10th Business Day following the later of (i) the Effective Date and (ii) the first Quarterly Distribution Date after the date that such Claim becomes Allowed.

9.	If a Class of Claims is Impaired under the Plan, at least one Impaired Class has accepted the Plan, determined without including any acceptance of the Plan by any insider holding a Claim in such Class.

10.	Confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of the Debtor or any successor to the Debtor under the Plan, unless such liquidation or reorganization is proposed in the Plan. See discussion of “Feasibility” below.

In addition, pursuant to section 1129(a)(9) of the Bankruptcy Code, the Plan provides for the payment in Cash on the Effective Date for Allowed Priority Tax Claims, Allowed Priority Non-Tax Claims and Allowed Administrative Claims. 16 Based upon the Debtor’s pending objection to certain Priority Non-Tax Claims that were Filed and based upon the Debtor’s review of the remaining Claims and objections that the Debtor expects to File on or before the Effective Date, the Debtor estimates that it will need Cash on hand on the Effective Date of between $0 and $460,000 in order to comply with section 1129(a)(9) of the Bankruptcy Code.

The Debtor’s estimate is comprised of potential payments that it may be required to be made to Claims pursuant to the Plan in the following approximate amounts:

•	$ 210,000 on account of Administrative Claims that have not been paid in the ordinary course of business before the Effective Date, which Claims are expected to primarily include the Claims of the Debtor’s retained professionals for Professional Fees;

•	$ 32,000 on account of Secured Claims pursuant to the Debtor’s proposed treatment of such Claims as set forth in Section V.C.2(b) of this Disclosure Statement.

•	$ 57,000 on account of Priority Tax Claims.

•	$ 111,000 on account of Priority Non-Tax Claims.

•	$ 50,000 on account of the payment to Class 4B Claims pursuant to Section 4.05 of the Plan.

The Debtor’s estimate for Cash required as of the Effective Date is based upon its preliminary analysis of the Claims Filed and appearing in the Schedules, the Debtor’s potential objections to certain of these Claims as well as the Debtor’s predictions of the future Professional Fees that will be incurred in the Chapter 11 Case. As a result, the Debtor’s estimate is subject to adjustment based on further analysis of the Claims, the actual outcome of objections to Claims and the actual amount of Professional Fees that are incurred during the Chapter 11 Case. It is the Debtor’s belief that it will have sufficient Cash available on the Effective Date to make all payments required for Confirmation, either as a result of the pending sale of the Monticello Property or pursuant to the post-petition financing described in Section III.A.3 of this Disclosure Statement.

The Debtor believes that, upon satisfaction of the conditions to the effectiveness of the Plan, the Plan will satisfy all applicable statutory requirements of Chapter 11 of the Bankruptcy

[16]	Pursuant to section 502(a) of the Bankruptcy Code, a Filed Claim is deemed allowed unless a party in interest objects to such Claim. If an objection is Filed with respect to a Claim before the Effective Date, the Claim will be a Disputed Claim and may not be paid in Cash on the Effective Date, but the Creditor Trustee will be expected to reserve Cash for Disputed Claims that otherwise would have been paid on the Effective Date in the amount that would have been payable on the Effective Date if such Disputed Claims were Allowed at that time.

Code, that the Debtor has complied or will have complied with all applicable requirements of chapter 11, and that the Plan is being proposed in good faith.

D.	Best Interests Test

1.	Overview

As described above, the Bankruptcy Code requires that, with respect to each Impaired Class of Claims or Equity Interests, each Holder of a Claim or Equity Interest in such Class either (a) accept the Plan or (b) receive or retain under the Plan property of a value, as of the Effective Date, that is not less than the value such Holder would receive or retain if the Debtor was liquidated under chapter 7 of the Bankruptcy Code. The Debtor believes that the Plan is in the best interests of each Class of Creditors and Equity Interests and that each Impaired Class will receive Distributions under the Plan that are at least equal in value to the Distributions such Class would receive in a chapter 7 liquidation of the Debtor.

To support its belief that the Plan is in the best interests of Creditors, the Debtor has developed an analysis assuming hypothetically that the Chapter 11 Case is converted to a chapter 7 case and that the Debtor is liquidated under the direction of a court-appointed trustee as set forth below. THE HYPOTHETICAL LIQUIDATION ANALYSIS HAS BEEN PREPARED SOLELY FOR USE IN THIS DISCLOSURE STATEMENT AND IS NOT APPROPRIATE FOR USE IN ANY OTHER PURPOSE. NOTHING IN THIS ANALYSIS IS INTENDED TO BE OR CONSTITUTES AN ADMISSION OF THE DEBTOR FOR ANY PURPOSE. The assumptions used in developing this analysis are inherently subject to uncertainties and contingencies, many of which would be beyond the control of the Debtor or a chapter 7 trustee. In addition, any liquidation would take place in the future and circumstances may then exist that cannot presently be predicted. Accordingly, there can be no assurance that the analysis of a liquidation set forth below would reflect the actual results if the Debtor was in fact liquidated.

2.	Liquidation Analysis

In a hypothetical chapter 7 liquidation of the Debtor, a chapter 7 trustee would be appointed and charged with reducing to cash any and all Assets of the Debtor. The trustee would be required to either (a) sell the Debtor as a “going-concern” or (b) shut down the Debtor’s business and sell the individual Assets of the Debtor. As discussed below, numerous factors suggest that a liquidation of the Debtor and its Assets would not provide Creditors with significant recoveries, if any. In fact, these factors demonstrate that recoveries for all Creditors may be maximized by the reorganization of the Debtor pursuant to the Plan.

(a)	Increased Administrative Costs under Chapter 7

The appointment of a chapter 7 trustee, as well as the professional advisors likely to be retained by the chapter 7 trustee, would result in administrative costs and expenses that would have priority over all Administrative and Unsecured Claims in the Chapter 11 Case pursuant to section 726(b) of the Bankruptcy Code. Under section 326(a) of the Bankruptcy Code, the chapter 7 trustee’s fees alone could be as high as three percent of the Distributions made to

Creditors. In addition, a conversion to chapter 7 would result in additional administrative expenses and fees because the chapter 7 trustee, once appointed, and any professionals retained by the chapter 7 trustee, would need time to gain familiarity with the Debtor, its Creditors and the Causes of Action.

(b)	Decreased Efficiency in Prosecuting the Causes of Action under Chapter 7

Although a chapter 7 trustee eventually could prosecute the Causes of Action and make Distributions to Creditors similar to the Creditor Trustee under the Plan, including the retention of special counsel for the prosecution of such Causes of Action on a contingent basis, a chapter 7 trustee would not have the benefit of the historical knowledge of the Debtor and its former officers and employees to pursue the Causes of Action with maximum effectiveness. Under the Plan, certain former officers and employees of the Debtor will be retained by the Creditor Trustee to assist in prosecuting the Causes of Action. These employees and officers also may receive diminished roles in connection with the business operations of the Reorganized Debtor. The Debtor believes that it is unlikely that these former officers and employees would be retained by a chapter 7 trustee, especially absent the prospect of maintaining some role, albeit diminished, in the future business operations of the Reorganized Debtor. In a chapter 7 liquidation, therefore, it would be more difficult and costly to gain access to the former officers and employees of the Debtor who are critical to the prosecution of the Causes of Action. Accordingly, the Debtor believes that the Creditor Trustee under the Plan would be able to prosecute the Causes of Action more efficiently than a chapter 7 trustee.

(c)	Lack of Funding to Prosecute the Causes of Action under Chapter 7

Under either a chapter 7 liquidation or the Plan, prosecution of the Causes of Action may require additional funding beyond the Debtor’s cash on hand or the cash expected to be generated from the sale of the Monticello Property. The Plan has established a mechanism for providing such additional funding to prosecute the Causes of Action in that IMG has agreed, on a one-time-basis, to loan up to $250,000 to the Creditor Trust. It is not clear whether a chapter 7 trustee would be able to arrange for a similar source of funding for the prosecution of the Causes of Action.

(d)	Dilution of Recoveries on Claims in Class 4A and 4B under Chapter 7

Distributions pursuant to a chapter 7 liquidation would result in the dilution of recoveries for Claims in Class 4A and the likely elimination of any recoveries for Claims in Class 4B.

Under the Plan, IMG, who has a Claim in excess of $81 million, has agreed to receive equity on account of its Claim (both the unsecured and secured portion of its Claim) and to a modification of the subordination provisions of the Subordinated Debt Indenture so that the Reorganized Debtor, which will be wholly owned by IMG, receives distributions from the Net Litigation Proceeds allocated to the Subordinated Debt, and the Subordinated Debt retains certain amounts of the Net Litigation Proceeds. Absent modification of the Subordinated Debt

Indenture under the Plan, all of the Net Litigation Proceeds allocated to the Subordinated Debt would be paid to IMG until the IMG Claim was paid in full.

Importantly, under the Plan, the amount of IMG’s Claim is not counted in calculating the Pro Rata Share of the Net Litigation Proceeds to be Distributed to Holders of Class 4A and Class 4B Claims. In a chapter 7 liquidation, though, IMG would likely assert a large Deficiency Claim, which would be classified as a Class 4A Claim and counted in calculating the Pro Rata Share of Class 4A and Class 4B Claims. The likely result would be that the total amount of Class 4A General Unsecured Claims would increase significantly, which would then cause the Pro Rata share of Class 4A and Class 4B Claims to decrease significantly. In addition, in a chapter 7 liquidation, Class 4B Creditors, who receive a Distribution under the Plan, would be subject to the subordination provisions in the Subordinated Debt Indenture, which would result in such Creditors receiving no Distributions unless and until the entire IMG Claim (in excess of $81 million) was paid in full. The Debtor does not believe that the IMG Claim would be paid in full in a chapter 7 liquidation, and thus recoveries for Class 4B Creditors would be eliminated.

(e)	Likely Loss of Contingent Assets under Chapter 7

A liquidation of the Debtor and its Assets under chapter 7 likely would eliminate any chance of realizing value from certain contingent Assets of the Debtor, which the Debtor seeks to preserve under the Plan.

Specifically, liquidation of the Debtor under chapter 7 could jeopardize the chance of the Debtor’s former primary operating subsidiary, FIC, to emerge from rehabilitation under the supervision of the New York State Department of Insurance and return to doing business. Although no insurance company has ever exited from rehabilitation in New York, the Debtor believes that FIC may be the first to do so. This belief is supported by recent statements by the Superintendent of the New York State Insurance Department regarding the successful reduction in claims against FIC over the last four years and the Department’s devotion of “considerable energies to Frontier’s emergence from rehabilitation so that it may once again operate as an independent Company.”

The potential for FIC to emerge from rehabilitation, however, is several years away, because, upon information and belief, FIC still must run off approximately 4,000 claims. Nonetheless, liquidation of the Debtor at the present time would deal a severe blow to FIC’s ability to emerge from rehabilitation. FIC never operated as a stand-alone entity and instead operated as part of an integrated corporate structure underneath the Debtor with all of its personnel employed by the Debtor. The Debtor believes that its liquidation may leave FIC without the infrastructure and support services that it may need to conduct business if it were to emerge from rehabilitation.

In addition to decreasing (if not eliminating) the likelihood that FIC could emerge from rehabilitation, liquidation of the Debtor under chapter 7 of the Bankruptcy Code would eliminate any of the Debtor’s NOLs, which, to the extent they exist, are potentially significant assets that are preserved under the Plan. As described in Section III.D of this Disclosure Statement, the

Debtor’s NOLs, while contingent in nature and of uncertain value, represent a potentially significant asset of the Debtor. The Plan preserves the Debtor’s NOLs through the distribution of 100% of the stock of the Reorganized Debtor to IMG. Under a chapter 7 liquidation, any NOLs of the Debtor could not be preserved, because NOLs may not be bought or sold and may only be preserved pursuant to a chapter 11 plan of reorganization and then only under certain specific circumstances as set forth in the Internal Revenue Code. Thus, although this asset is available in chapter 11, it would be lost in chapter 7.

Importantly, with regard to the above contingent Assets of the Debtor, IMG has agreed to the treatment of its Claim under the Plan, including the virtual waiver of its Deficiency Claim as described earlier (i.e. that the IMG Claim is not counted for purposes of calculating the Class 4A or Class 4B Pro Rata Shares of the Net Litigation Proceeds), in return for the Distribution of 100% of the stock of the Reorganized Debtor, the preservation of the above-described contingent Assets for the potential realization by IMG and the Reorganized Debtor and the modified enforcement of the subordination provisions of the Subordinated Debt Indenture. In this regard, the Debtor’s contingent Assets are central to allowing other Creditors to receive the beneficial treatment under the Plan as described in Section (d) above rather than the treatment that otherwise would be imposed upon them in a chapter 7 liquidation.

(f)	A Sale of the Debtor and/or its Assets is Unlikely

It is unlikely that a chapter 7 trustee would be able to sell the Debtor and its Assets as a whole or separately for any significant recoveries. The Debtor is not aware of any entity that would be interested in purchasing the company as a going-concern, especially because many of the Debtor’s primary assets – the Insurance Subsidiaries in rehabilitation, the NOLs and the Causes of Action – are all contingent in nature. In addition, the pool of potential buyers for the Debtor’s contingent and other Assets, including MedPro, is extremely limited because of the nature of the Debtor’s business and the numerous regulations governing the insurance industry.

The Debtor also does not believe that its Assets may be sold piecemeal for significant recoveries. The primary physical Assets of the Debtor that may be sold are the stock of MedPro, the Monticello Property and miscellaneous office furniture, software, artwork and other small assets. The Plan already contemplates that the Monticello Property will be sold for the benefit of Creditors and the remaining Assets could not be expected to be sold for significant amounts. Indeed, the Debtor does not believe that MedPro may be easily sold as a stand-alone entity due to the nature of its business. Further, offsetting any potential salvage proceeds from the sale of Assets would be the costs of shutting down the Debtor’s business and selling the Assets. Finally, there is no possibility of selling the NOLs because of applicable provisions of the Internal Revenue Code.

(g)	Conclusion

In short, liquidation under chapter 7 would result in higher expenses, a decrease and/or total loss in the value of the Debtor’s Assets and lower Creditor recoveries. The best interests test is clearly satisfied.

E.	Plan Feasibility

Section 1129(a)(11) of the Bankruptcy Code requires that confirmation of the Plan is not likely to be followed by the liquidation, or the need for further financial reorganization, of the Debtor or any successors to the Debtor under the Plan, unless such liquidation or reorganization is proposed in the Plan. As set forth below, the Debtor believes that the Reorganized Debtor will be able to perform its obligations under the Plan and continue to operate its business without further financial reorganization or liquidation.

The Reorganized Debtor will emerge from chapter 11 as a wholly owned subsidiary of Lancer Financial Group, Inc., the ultimate parent company of IMG and the parent company of Lancer Insurance Company, a specialty insurer, primarily with respect to the transportation industry, both passenger and property transportation. Lancer employs in excess of four hundred employees nationally, is authorized to write insurance in all fifty states, the District of Columbia and Puerto Rico. It is expected that Lancer will provide the Reorganized Debtor with adequate capital to meet its obligations upon emergence from chapter 11. Further, as explained below, through a combination of increased revenue and decreased operating expenses, the Debtor believes that the Reorganized Debtor will be able to meet its future financial obligations.

Lancer is uniquely positioned to grow the business of the Reorganized Debtor’s sole operating subsidiary, MedPro, so that it will provide sufficient revenue to the Reorganized Debtor to cover the Reorganized Debtor’s ongoing operating expenses. MedPro, which is already marginally profitable – generating approximately $180,000 of gross commissions on an annual basis – produces, as a retail broker, medical liability coverage through insurers unrelated to the Debtor. Because of Lancer’s unique access to additional markets, the Debtor believes that MedPro’s production and profitability will increase within the first year or two after the Debtor emerges from chapter 11 as a subsidiary of Lancer, without the need for additional infrastructure. During this time, Lancer is prepared to fund any operating expenses of the Reorganized Debtor to the extent that the Reorganized Debtor’s revenue does not cover such expenses. The potential expansion of MedPro’s business and resulting increased revenue to the Reorganized Debtor is an important part of the Debtor’s reorganization.

Another important part of the Debtor’s reorganization is the reduction of operating expenses of the Reorganized Debtor. The Debtor believes that its reorganization under the Plan as a subsidiary of Lancer will drastically reduce its operating expenses. Lancer’s already-existing infrastructure can readily assume most of the Reorganized Debtor’s accounting, legal and information technology requirements. Attached as Exhibit B to this Disclosure Statement is an estimated budget of operating expenses of the Reorganized Debtor for 2006. The estimated budget was prepared to demonstrate the total operating expenses that may be incurred by the

Reorganized Debtor and thus require funding by Lancer and, therefore, does not reflect the potential revenue of the Reorganized Debtor from MedPro or certain expenses of the Reorganized Debtor that are fully reimbursed by MedPro.

Finally, in addition to the increase in revenue of the Debtor and the reduction of the Debtor’s operating expenses, which may permit the Reorganized Debtor to operate on at least a cash-neutral basis, the Debtor believes that FIC may eventually be found to have a surplus of assets over liabilities thereby enabling it to be released from its state rehabilitation proceeding and returned to its parent company (i.e. the Reorganized Debtor) where it will be re-authorized to write new insurance policies. While successful rehabilitation is an extraordinary outcome, the Debtor’s belief is supported by recent public statements by the Superintendent of the New York State Insurance Department regarding the successful reduction in claims against FIC over the last four years and the Department’s devotion of “considerable energies to Frontier’s emergence from rehabilitation so that it may once again operate as an independent Company.” Notwithstanding these statements, though, in order for FIC to emerge from rehabilitation, it must still resolve over 4,000 claims that have been asserted against it. This process is expected to take a number of years. Therefore, it remains uncertain at this time whether FIC will be able to emerge from rehabilitation. Nonetheless, the potential return of FIC to the Reorganized Debtor would provide additional revenue to the Reorganized Debtor.

SEE GENERAL DISCLAIMERS IN SECTION I.D ABOVE REGARDING ANY FINANCIAL INFORMATION AND ANY PROJECTIONS, INCLUDING INHERENT UNCERTAINTY OF FORWARD-LOOKING INFORMATION; NO INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT AUDIT, REVIEW OR COMPILATION; NO INTENT TO UPDATE TO REFLECT SUBSEQUENT EVENTS; AND NONCOMPLIANCE WITH GUIDELINES PROSCRIBED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS FOR PROSPECTIVE FINANCIAL STATEMENTS.

F.	Section 1129(b): Unfair Discrimination and the “Fair and Equitable” Test

The Debtor will request Confirmation of the Plan under section 1129(b) of the Bankruptcy Code. The Debtor has reserved the right to modify the Plan to the extent, if any, that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification. The Bankruptcy Court may confirm the Plan over the rejection or deemed rejection of the Plan by an Impaired Class of Claims or Equity Interests if the Plan “does not discriminate unfairly” and is “fair and equitable” with respect to such Class.

1.	No Unfair Discrimination

The “unfair discrimination” test applies to Impaired Classes of Claims or Equity Interests that are of equal priority and are receiving disparate treatment under the Plan. The test does not require that the treatment of such Classes be the same or equivalent, but only that the treatment be “fair.”

With the exception of Classes 4A and 4B, the Plan does not contain any Class of Claims or Equity Interests containing equal priority and disparate treatment. As explained below, the Plan’s treatment of Class 4B Claims arises from the contractual subordination provisions governing such Claims and, therefore, is not “unfair discrimination.”

Pursuant to the Plan, the Class 4B Subordinated Debt Claims have been classified separately from Class 4A General Unsecured Claims due to the unique subordination provisions affecting Distributions to the Class 4B Claims. This treatment is “fair” because the Claims in Class 4A and Class 4B will each be entitled to share Pro Rata in the Net Litigation Proceeds as if they were a single Class. Holders of Class 4B Claims, however, will not receive the full amount of their Pro Rata share as Distributions because each of the Claims in that Class is subject to a contractual subordination provisions in the Subordinated Debt Indenture requiring payment of the Claim of IMG, as the holder of “Senior Indebtedness,” in full before such Claim may receive any Distributions. Through negotiations with the Debtor and the Subordinated Debt Property Trustee and IMG, though, the Plan provides that Holders of Class 4B Claims will receive a partial Distribution from the Pro Rata share of the Net Litigation Proceeds allocated to Class 4B Claims, which otherwise would have been paid to IMG in accordance with the subordination provisions of the Subordinated Debt Indenture, and the remaining Distribution of such Pro Rata share will be paid to the Reorganized Debtor, which will be wholly owned by IMG. The Debtor believes that this treatment, which arises from the enforcement of the contractual subordination provision governing Class 4B Claims, does not discriminate against such Claims and satisfies the “unfair discrimination” test.

2.	Fair and Equitable Test: “Cramdown”

The Bankruptcy Code provides a non-exclusive definition of the phrase “fair and equitable.” The Bankruptcy Code establishes “cramdown” tests for dissenting classes of secured creditors, unsecured creditors and equity holders. As to each dissenting class, the test prescribes different standards, depending on the type of claims or equity interests in such class:

The Holders of Claims and Equity Interests in Class 5 (Non-Debtor Subsidiary Claims), Class 6 (Equity Securities § 510(b) Claims) and Class 7 (Equity Interests) will not receive or retain property under the Plan on account of their respective Claims and Equity Interests in such Classes. Accordingly, under section 1126(g) of the Bankruptcy Code, such Classes are presumed to have rejected the Plan. The Debtor (a) intends to request confirmation of the Plan under section 1129(b) of the Bankruptcy Code notwithstanding the deemed rejection of the Plan by Classes 5, 6 and 7 and (b) reserves the right to seek confirmation of the Plan under section 1129(b) of the Bankruptcy Code notwithstanding the rejection of the Plan by any other Class of Claims.

The Debtor believes that the Plan may be confirmed pursuant to the “cramdown” provisions, over the dissent of certain Classes of Claims and Equity Interests, in view of the treatment proposed for such Classes. The Debtor believes that the treatment under the Plan of the Holders of Claims and Equity Interests in Classes 5, 6 and 7 will satisfy the “fair and equitable” test because, although no distribution will be made in respect of Claims and Equity

Interests in such Classes and, as a result, such Classes will be deemed to have rejected the Plan, no Class junior to such non-accepting Classes will receive or retain any property under the Plan. Additionally, as noted above, the Debtor does not believe that the Plan unfairly discriminates against any dissenting Class because all dissenting Classes of equal rank are treated equally under the Plan.

XI. ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN

The Debtor believes that the Plan provides the Debtor’s Creditors and Holders of Equity Interests with the earliest and greatest possible value that can be realized on their respective Claims and Equity Interests. As discussed below, the alternatives to confirmation of the Plan are the submission of an alternative plan or plans of reorganization by any other party in interest or the liquidation of the Debtor under the Bankruptcy Code.

If the Plan is not accepted, other persons may have an opportunity to file another plan of reorganization. The Debtor believes that no alternative plan would result in Distribution of greater value to Creditors and Holders of Equity Interests than that contemplated under the Plan, because any alternative plan would involve greater feasibility risks, delay in confirmation, or litigation costs than the Plan proposed at this time.

Alternatively, a liquidation of the Debtor could be conducted as described in Section X.D.1 of this Disclosure Statement (“Liquidation Analysis”). For the reasons described therein, the Debtor believes that the Distributions to each impaired class of Creditors and Holders of Equity Interests under the Plan will be greater than the Distributions that might be received after a chapter 7 liquidation of the Debtor.

[Remainder of page left blank intentionally]

XII. CONCLUSION AND RECOMMENDATION

The Debtor believes that confirmation and implementation of the Plan is preferable to any of the alternatives described above because it will result in the greatest and most expeditious recoveries to Holders of Allowed Claims. Other alternatives could involve significant delay, uncertainty and additional administrative costs, as well as a concomitant reduction in the Distributions to Holders of Allowed Class 4A and Allowed Class 4B Claims. FOR THESE REASONS, THE DEBTOR URGES YOU TO RETURN YOUR BALLOT AND VOTE TO ACCEPT THE PLAN.

Dated: New York, New York

            October 17, 2005

FRONTIER INSURANCE GROUP, INC.
Debtor and Debtor in Possession

By:	/s/ MATTHEW H. CHARITY

BAKER & HOSTETLER, LLP
Matthew H. Charity, Esq. (MC-9629)
666 Fifth Avenue
New York, New York 10103
Telephone: (212) 589-4200
Facsimile: (212) 589-4201

Counsel for the Debtor and Debtor in
Possession

Exhibit A

Chapter 11 Plan of Reorganization

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

In re:
Chapter 11
FRONTIER INSURANCE GROUP, INC.	Case No. 05-36877 (CGM)

Debtor.

FIRST AMENDED CHAPTER 11 PLAN OF REORGANIZATION

OF FRONTIER INSURANCE GROUP, INC.

BAKER & HOSTETLER, LLP

Matthew H. Charity, Esq. (MC-9629)

666 Fifth Avenue

New York, New York 10103

Telephone: (212) 589-4200

Facsimile: (212) 589-4201

Counsel for the Debtor and Debtor-in-Possession

Dated: October 17, 2005

INTRODUCTION

Frontier Insurance Group, Inc., the above captioned debtor and debtor in possession (the “Debtor”) proposes the following Plan of Reorganization pursuant to chapter 11 of the Bankruptcy Code (as defined herein), which contemplates the reorganization of the Debtor’s business and the resolution of outstanding claims against and equity interests in the Debtor.1 Reference is made to the Disclosure Statement (as defined herein), distributed contemporaneously herewith, for a discussion of the Debtor’s history, business, properties, operations, the Chapter 11 Case, projections, risk factors, summary and analysis of the Plan of Reorganization, and certain other related matters.

ARTICLE I.

DEFINITIONS; RULES OF INTERPRETATION; COMPUTATION OF TIME

Section 1.01. Definitions. In addition to those terms that are defined in other sections of this Plan, capitalized terms appearing in this Plan shall have the meanings set forth below. Any capitalized term used, but not defined in this Plan, shall have the meaning set forth in the Bankruptcy Code or the Bankruptcy Rules (as defined herein), as the case may be.

“Administrative Claim” means a Claim for payment of an administrative expense of any kind described in section 503(b) of the Bankruptcy Code and entitled to priority in payment under sections 507(a)(1), 507(b) or 1114(e)(2) of the Bankruptcy Code, including, without limitation: (a) the actual and necessary costs and expenses incurred after the Petition Date for preserving the Estate and/or operating the business of the Debtor; (b) compensation for Professional Fees under section 330(a) or section 331 of the Bankruptcy Code; (c) all fees and charges assessed against the Estate under Chapter 123 of title 28 of the United States Code, 28 U.S.C. §§ 1911-30; and (d) obligations designated as Allowed Administrative Claims pursuant to an order of the Bankruptcy Court or this Plan.

“Administrative Consulting and Support Agreement” means the agreement, substantially in the form annexed to the Plan as Exhibit A, that will be entered into by the Reorganized Debtor and Ms. Suzanne R. Loughlin to obtain services in relation to the integration of the Reorganized Debtor with the business operations of IMG and its affiliates as authorized by Section 6.12 of the Plan.

“Allowed” means, with respect to any Claim, except as otherwise provided herein, the Claim or portion thereof (a) for which proof thereof was Filed on or before the applicable Bar Date, and as to which no Objection to the allowance thereof, or action to equitably subordinate or otherwise limit recovery with respect thereto, shall have been Filed on or before the applicable deadline to object to such Claim or within such other period of limitation fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules or a Final Order of the Bankruptcy Court, (b) for which no proof thereof was Filed, to the extent that such Claim has been listed by the Debtor in its Schedules as liquidated in amount and not disputed or contingent as to liability, and as to which no Objection to the allowance thereof, or action to equitably

[1]	This First Amended Plan of Reorganization (hereinafter, the “Plan”) amends and restates the Plan of Reorganization of Frontier Insurance Group, Inc., dated September 23, 2005.

subordinate or otherwise limit recovery with respect thereto, shall have been Filed within such period of limitation fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules or a Final Order of the Bankruptcy Court, (c) which arises from the recovery of property under section 550 or section 553 of the Bankruptcy Code and is allowed in accordance with section 502(h) of the Bankruptcy Code, (d) which is allowed under the Plan, or (e) which is allowed by a Final Order; provided, however, that with reference to any Claim, the term “Allowed” for purposes of Distribution under the Plan shall not include, unless otherwise specified in the Plan, interest, penalties, premium or late charges on such Claim from and after the Petition Date.

“Allowed . . . Claim” means an Allowed Claim in the particular Class described.

“Amended Articles of Incorporation and Bylaws” means, collectively, the Amended Articles of Incorporation and the Amended Bylaws.

“Amended Articles of Incorporation” means the articles of incorporation of the Reorganized Debtor, as amended and restated by this Plan or in accordance herewith, which shall also comply with section 1123(a)(6) of the Bankruptcy Code.

“Amended Bylaws” means the bylaws of the Reorganized Debtor, as amended and restated by this Plan or in accordance therewith.

“Assets” means all (a) assets, property, interests and effects, real and personal, tangible and intangible, including but not limited to all Cash, real property interests, fixtures, equipment, furniture, other tangible property, accounts receivable, tax refunds, contract rights, other intangible property, interests in employee benefit plans, Causes of Action, claims and rights of any kind of the Debtor, including any property of the Estate for purposes of section 541 of the Bankruptcy Code; and (b) proceeds, products, rents and profits of all of the foregoing.

“Avoidance Actions” means any and all actions that are Filed or that may be Filed pursuant to sections 502(d), 542, 544, 545, 547, 548, 549, 550, 551 and 553 of the Bankruptcy Code, any actions based on applicable nonbankruptcy law that may be incorporated or brought under the foregoing sections of the Bankruptcy Code, or any other similar actions or proceedings filed to recover property for or on behalf of the Estate or to avoid a Lien or transfer.

“Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101 - 1532, and applicable portions of titles 18 and 28 of the United States Code, and as such titles have been, or may be, amended from time to time.

“Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of New York (Poughkeepsie), or such other court having jurisdiction over the Chapter 11 Case or any proceeding within, or appeal of an order entered in, the Chapter 11 Case.

“Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure and the Official Bankruptcy Forms promulgated under 28 U.S.C. § 2075, and the local rules and standing and administrative orders of the Bankruptcy Court, and as each has been, or may be, amended from time to time, to the extent that any such amendment is applicable to the Chapter 11 Case.

“Bar Date” means the date fixed by the Bankruptcy Court as the last date for filing proofs of Claim, which is August 31, 2005 for all Claims other than (a) Administrative Claims, (b) Claims asserted by Governmental Units and (c) Claims subject to the Bankruptcy Court’s August 17, 2005 Order Establishing Supplemental Deadline for Filing Proofs of Claim and Approving Form and Manner of Notice Thereof, which provides an additional 25 days from the date of service of such order for filing proofs of claim with respect to known creditors who were not served with notice of the August 31 Bar Date. The Bar Date for Claims by Governmental Units has been fixed by the Bankruptcy Court as January 2, 2006. The Bar Date for Claims subject to the Bankruptcy Court’s supplemental deadline is September 13, 2005.

“Business Day” means any day, other than a Saturday, Sunday or a “legal holiday” (as defined in Bankruptcy Rule 9006(a)).

“Cash” means money that is legal tender of the United States of America.

“Causes of Action” means all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, rights to legal remedies, rights to equitable remedies, rights to payment and claims, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances and trespasses of, or belonging to, the Estate, whether known or unknown, reduced to judgment, not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured and whether asserted or assertable directly or indirectly or derivatively, in law, equity or otherwise, including, without limitation, the Debtor’s lawsuit against Ernst & Young LLP pending before the New York Supreme Court, Sullivan County, under Index #1060/2003 and any Avoidance Action. The term shall also include any relief that may be sought by a trustee under the Bankruptcy Code whether by adversary proceeding or otherwise.

“Chapter 11 Case” means the chapter 11 case commenced by the Debtor and pending before the Bankruptcy Court and bearing case number 05-36877.

“Claim” means any claim against the Debtor within the meaning of section 101(5) of the Bankruptcy Code, whether or not asserted.

“Claimant” means the Holder of a Claim.

“Class” means a category of Holders of Claims or Interests, as described in Article III of this Plan.

“Confirmation” means the entry of the Confirmation Order, pursuant to section 1129 of the Bankruptcy Code, which shall occur on the Confirmation Date.

“Confirmation Date” means the date upon which the clerk of the Bankruptcy Court enters the Confirmation Order on the docket of the Chapter 11 Case maintained by the Bankruptcy Court pursuant to Bankruptcy Rule 5003.

“Confirmation Hearing” means the hearing before the Bankruptcy Court pursuant to section 1128(a) of the Bankruptcy Code to consider Confirmation of the Plan in accordance with section 1129 of the Bankruptcy Code.

“Confirmation Order” means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

“Consummation” means the occurrence of the Effective Date.

“Creditor” means the Holder of a Claim against the Debtor or the Estate.

“Creditor Trust” means the trust established pursuant to the Plan and in accordance with the Creditor Trust Agreement.

“Creditor Trustee” means the trustee of the Creditor Trust under this Plan.

“Creditor Trust Agreement” means the Trust Agreement that will establish and govern the Creditor Trust, which will be included in the Plan Supplement.

“Creditor Trust Expenses” mean all costs and expenses associated or incurred in connection with the administration of the Creditor Trust, including without limitation (a) all compensation and expenses payable to the Creditor Trustee and those Professionals retained by the Creditor Trustee, (b) all costs and expenses in making Distributions pursuant to the Plan, (c) all costs and expenses incurred by the Creditor Trustee in prosecuting, defending, settling or otherwise resolving the Causes of Action or Objections to Claims against the Debtor, (d) all costs and expenses of filing, if necessary, any and all tax information and returns required with respect to the Creditor Trust, making tax elections by and on behalf of the Creditor Trust and paying taxes, if any, owed by the Creditor Trust, and (e) the fees provided for in the Litigation Consulting and Support Agreements.

“Creditor Trust Expense Reserve” means the Creditor Trust account established and maintained by the Creditor Trustee pursuant to the Plan to hold funds to pay Creditor Trust Expenses.

“Debtor” has the meaning set forth in Article I hereof.

“Deficiency Claim” means any Unsecured Claim of a Holder of a Secured Claim equal to the amount, if any, by which the Allowed Amount of such Holder’s Claim exceeds such Holder’s Secured Claim.

“Disallowed” means, when referring to a Claim, a Claim or any portion thereof, that (a) has been disallowed or expunged, in whole or part, by a Final Order, (b) has been withdrawn, in whole or part, by the Holder thereof, (c) is listed in the Schedules as zero or as disputed, contingent or unliquidated, and in respect of which a proof of claim has not been timely Filed or deemed timely Filed pursuant to the Plan, the Bankruptcy Code or any Final Order of the Bankruptcy Court, (d) has been reclassified, expunged, subordinated or estimated to the extent that such reclassification, expungement, subordination or estimation results in a reduction in the Filed amount of any proof of claim, or (e) is evidenced by a proof of claim which has been Filed, or which has been deemed to be Filed under applicable law or order of the Bankruptcy Court or which is required to be Filed by order of the Bankruptcy Court, but as to which such proof of claim was not timely or properly Filed. In each case a Disallowed Claim is disallowed only to the extent of disallowance, withdrawal, reclassification, expungement, subordination or estimation.

“Disclosure Statement” means the First Amended Disclosure Statement with respect to the Plan of Reorganization of the Debtor, dated October 17, 2005, including all exhibits, appendices, schedules and annexes attached thereto, prepared and submitted pursuant to section 1125 of the Bankruptcy Code, approved by the Bankruptcy Court and distributed in accordance with sections 1125 and 1126 of the Bankruptcy Code and Bankruptcy Rule 3018, as may be altered, amended, supplemented or modified from time to time.

“Disputed” means any Claim that (a) is timely objected to in whole or in part or for which a request for estimation has been Filed in accordance with the Bankruptcy Code and the Bankruptcy Rules and as to which no Final Order allowing such Claim has been entered, (b) is held by a party that is adverse to the Debtor in any litigation or contested matter pending at the time of Distribution and as to which no Final Order resolving such litigation or contested matter has been entered, or (c) is not either Allowed or Disallowed. To the extent an Objection relates to the allowance of only part of a Claim, such Claim shall be Disputed only to the extent of the Objection.

“Distribution” means the payment of Cash, or distribution of other consideration as the case may be, to be made in accordance with the Plan to Holders of Allowed Claims.

“Effective Date” means the first Business Day after the date on which the conditions in Article X of the Plan have been satisfied or waived in accordance with that Article.

“Entity” has the meaning set forth in section 101(15) of the Bankruptcy Code.

“Equity Securities § 510(b) Claims” means any and all Claims arising from the rescission of a purchase or sale of equity securities or Equity Interests of the Debtor, for damages arising from the purchase or sale of such equity securities or Equity Interests, or a Claim for reimbursement or contribution, including without limitation, Claims for indemnification allowed under section 502 of the Bankruptcy Code of any Person on account of such a Claim, which Claims are subject to subordination under section 510(b) of the Bankruptcy Code, whether or not such Claims have been asserted as of the Petition Date. The Equity Securities § 510(b) Claims shall include, without limitation, all Claims asserted or subject to settlement in that certain securities class action lawsuit pending in the United States District Court for the Eastern District of New York captioned, In re Frontier Insurance Group, Inc. Securities Litigation, Case No. 94-CV-5213, and all other claims within the scope of section 510(b) of the Bankruptcy Code relating to equity securities or Equity Interests of the Debtor.

“Equity Interest” means any ownership interest in the Debtor, including but not limited to, an interest in any issued, unissued, authorized or outstanding preferred shares or common shares with any or no designation, options, warrants, any securities (other than the Trust Securities) convertible with common shares or preferred shares, and any contractual right to purchase or acquire such interests at any time and all rights arising with respect thereto.

“Estate” means the estate of the Debtor created by section 541 of the Bankruptcy Code upon the commencement of the Chapter 11 Case on the Petition Date.

“FIC” means Frontier Insurance Company, Inc., which is a subsidiary of the Debtor that is currently under state rehabilitation proceedings in New York.

“File” or “Filed” means file or filed with the clerk of the Bankruptcy Court in the Chapter 11 Case.

“Final Order” means an order, ruling or judgment of the Bankruptcy Court or any other court of competent jurisdiction (a) as to which the time to appeal, petition for certiorari, or request for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing shall then be pending, or (b) as to which any right to appeal, petition for certiorari, reargue, or rehearing shall have been waived in writing in form and substance satisfactory to the Debtor or, on and after the Effective Date, the Reorganized Debtor or, in the event that an appeal, writ of certiorari, or reargument or rehearing thereof has been sought, such order of the Bankruptcy Court or other court of competent jurisdiction shall have been determined by the highest court to which such order was appealed, or certiorari, reargument or rehearing was sought and shall have been denied and the time to take any further appeal, petition for certiorari or move for reargument or rehearing shall have expired; provided, however, that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules or applicable state court rules of civil procedure, may be filed with respect to such order, shall not cause such order not to be a Final Order.

“General Unsecured Claim” means a Claim against the Debtor that is not a Secured Claim, Administrative Claim, Priority Claim, Subordinated Debt Claim, Equity Securities § 510(b) Claim, the IMG Claim or Equity Interest. General Unsecured Claims include, without limitation, all Claims (a) asserted by vendors, suppliers and manufacturers for goods or services delivered or rendered before the Petition Date, (b) asserted by direct or indirect subsidiaries of the Debtor that are currently subject to state rehabilitation or liquidation proceedings, including, without limitation, FIC and Western Indemnity Insurance Company, and (c) arising from the rejection or termination of executory contracts or unexpired leases of real and personal property.

“Governmental Unit” has the meaning set forth in section 101(27) of the Bankruptcy Code.

“Holder” means an Entity holding a Claim or Equity Interest.

“IMG” means Insurance Management Group, LLC.

“IMG Claim” means the prepetition Claim of IMG secured by a Lien on certain Assets of the Debtor, including, without limitation, the stock of the Debtor’s subsidiaries and the proceeds thereof.

“IMG DIP Loan” means the postpetition debtor in possession financing provided by IMG to the Debtor pursuant to the Bankruptcy Court’s interim order dated October 19, 2005 and any subsequent final order, which financing is secured by first priority Liens on all of the Debtor’s unencumbered Assets, including the E&Y Cause of Action and the Monticello Property, junior Liens on all of the Debtor’s encumbered Assets and also is a superpriority Claim pursuant to section 364(c)(1) of the Bankruptcy Code.

“Impaired” means, when used in reference to a Claim or Equity Interest, a Claim or Equity Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.

“Lien” means a lien as defined in section 101(37) of the Bankruptcy Code on or against the Assets of the Debtor.

“Litigation Consulting and Support Agreements” means the agreements, substantially in the forms annexed to the Plan as Exhibit B, that will be entered into by the Creditor Trustee and Mr. Harry Rhulen, Ms. Suzanne R. Loughlin and Mr. Doug Moat, to obtain their services in relation to the prosecution of the Causes of Action and the liquidation of the Trust Assets as authorized by Section 6.07 of the Plan.

“Monticello Property” means the Debtor’s real property located at 217 Broadway, Monticello, New York.

“Net Litigation Proceeds” mean the gross Cash proceeds realized in respect of the Causes of Action less any Creditor Trust Expenses and any amounts reserved by the Creditor Trustee to pay Disputed Claims. In addition, any remaining Trust Assets that may exist upon termination of the Creditor Trust pursuant to the Creditor Trust Agreement shall be treated as Net Litigation Proceeds and Distributed in accordance with the Plan.

“New Common Stock” means the shares of common stock, par value $0.01 per share, of the Reorganized Debtor to be issued pursuant to the Plan and the Amended Articles of Incorporation and Bylaws. The New Common Stock shall be freely transferable.

“Non-Debtor Subsidiary Claims” means the Claims of the Non-Debtor Subsidiaries against the Debtor.

“Non-Debtor Subsidiaries” means any and all direct and/or indirect subsidiaries, whether active or inactive, of the Debtor that are not currently subject to state rehabilitation or liquidation proceedings. To prevent any ambiguity, Non-Debtor Subsidiaries do not include those subsidiaries that are currently subject to state rehabilitation or liquidation proceedings, such as FIC and Western Indemnity Insurance Company.

“Objection” means any objection, application, motion, complaint or any other legal proceeding seeking, in whole or in part, to disallow, determine, liquidate, classify, reclassify or establish the priority, expunge, subordinate or estimate any Claim (including the resolution of any request for payment of any Administrative Claim) or Equity Interest.

“Person” has the meaning set forth in section 101(41) of the Bankruptcy Code.

“Petition Date” means July 5, 2005.

“Plan” means this Plan of Reorganization, together with any and all schedules and exhibits thereto, as the same may be amended or modified by the Debtor from time to time pursuant to the Plan, the Bankruptcy Code or the Bankruptcy Rules.

“Plan Supplement” means the supplement containing certain implementation documents, including the Creditor Trust Agreement, as provided for in Section 14.01 hereof.

“Precluded Claims” shall have the meaning set forth in Section 11.07 hereof.

“Priority Claims” means all Priority Tax Claims and Priority Non-Tax Claims.

“Priority Non-Tax Claim” means a Claim or a portion of a Claim for which priority is asserted under sections 507(a)(3), (4), (5), (6) or (7) of the Bankruptcy Code.

“Priority Tax Claim” means a Claim or a portion of a Claim for which priority is asserted under section 507(a)(8) of the Bankruptcy Code.

“Professionals” means the professionals retained by the Debtor under section 327 of the Bankruptcy Code or to be compensated pursuant to sections 327, 328, 330, 331, 503(b)(2) or (4) of the Bankruptcy Code.

“Professional Fees” means the fees for professional services rendered and expenses incurred in connection with such services by Professionals on and after the Petition Date and prior to and including the Effective Date.

“Quarterly Distribution Date” means the first Business Day of each calendar quarter following the Effective Date on which there exists Trust Assets for Distribution under the Plan.

“Pro Rata” means the proportion that the amount of any Claim in a particular Class bears to the aggregate amount of all Claims in that Class, as of the date of determination, or, when used with respect to any Allowed Claim, the proportion that the amount of any Allowed Claim in a particular Class bears to the aggregate amount of all Allowed Claims in that Class.

“Released Parties” shall have the meaning set forth in Section 11.03 hereof.

“Reorganized Debtor” means the Debtor as reorganized on or after the Effective Date pursuant to this Plan.

“Schedule of Assumed Contracts” means the schedule of executory contracts and unexpired leases to be assumed by the Debtor, which will be Filed in accordance with Section 7.01 hereof.

“Schedules” means the schedules of assets, liabilities and executory contracts and the statement of financial affairs of the Debtor that were Filed pursuant to section 521 of the Bankruptcy Code, as each has been, or may be, amended and supplemented from time to time.

“Secured Claim” means, pursuant to section 506 of the Bankruptcy Code, that portion of a Claim that is (a) secured by a valid, perfected and enforceable security interest, Lien, mortgage or other encumbrance, that is not subject to avoidance under applicable bankruptcy or non-bankruptcy law, in or upon any right, title or interest of the Debtor in and to property of the Estate, to the extent of the value of the Holder’s interest in such property as of the relevant determination date; or (b) Allowed as such pursuant to the terms of the Plan (subject to the Confirmation Order becoming a Final Order). The defined term “Secured Claim” includes any Claim that is (a) subject to an offset right under applicable law, and (b) a secured Claim against the Debtor pursuant to sections 506(a) and 553 of the Bankruptcy Code, but specifically excludes the IMG Claim.

“Subordinated Debt” means the 6 1/4% Convertible Subordinated Debentures Due 2026 issued by the Debtor to Frontier Financing Trust held by the Subordinated Debt Property Trustee for the benefit of the holders of the Trust Securities. As of the Petition Date, the amount outstanding was $164,419,985.17, consisting of (a) $123,151,350.00 in principal and (b) $41,268,635.17 in prepetition interest at the applicable rates specified in the Subordinated Debt Indenture, plus all reasonable fees, costs, and expenses, including reasonable attorneys’ fees and expenses.

“Subordinated Debt Claim” means any Claim arising from or on account of the Subordinated Debt.

“Subordinated Debt Indenture” means the Indenture Agreement between the Debtor and HSBC Bank USA, N.A., as successor in interest to The Bank of New York, as trustee, dated as of October 16, 1996.

“Subordinated Debt Property Trustee” means HSBC Bank USA, N.A., as the successor property trustee to The Bank of New York for the Subordinated Debt, or any further successor property trustee, pursuant to the terms of the Subordinated Debt Indenture.

“Tax” or “Taxes” means all income, gross receipts, sales, use, transfer, payroll, employment, franchise, profits, property, excise or other similar taxes, estimated import duties, fees, stamp taxes and duties, value added taxes, assessments or charges of any kind whatsoever

(whether payable directly or by withholding), together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority of a Governmental Unit with respect thereto.

“Trust Assets” mean the specific assets provided by the Debtor to the Creditor Trust pursuant to the Plan for the purpose of funding Distributions, other than the New Common Stock to be delivered to IMG, under the Plan, which shall consist solely of (a) the Debtor’s Cash on hand as of the Effective Date, (b) all Causes of Action and (c) the Monticello Property to the extent it has not been sold during the Chapter 11 Case. The Trust Assets shall be deemed to include the Net Litigation Proceeds received from the liquidation of the Causes of Action.

“Trust Beneficiaries” mean (a) the Holders of Allowed Claims, except for the IMG Claim and the Equity Securities § 510(b) Claims, and (b) the Reorganized Debtor.

“Trust Securities” means collectively the 6.25% Convertible Trust Originated Preferred Securities due 2026 and the convertible common securities issued by Frontier Financing Trust.

“Unimpaired” means, when used in reference to a Claim or Equity Interest, a Claim or Equity Interest, if any, that is not impaired within the meaning of section 1124 of the Bankruptcy Code.

Section 1.02. Rules of Interpretation. For purposes of the Plan: (a) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and the neuter genders; (b) any reference in the Plan to a contract, instrument, release, indenture or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; (c) any reference in the Plan to an existing document or exhibit Filed, or to be Filed shall mean such document or exhibit, as it may have been or may be amended, modified, supplemented or restated; (d) unless otherwise specified, all references in the Plan to Subsections, Sections, Articles and Exhibits are references to Subsections, Sections, Articles and Exhibits of or to the Plan; (e) the words “hereof”, “herein”, “hereto” and “hereunder” and comparable terms refer to the Plan in its entirety rather than to a particular portion of the Plan; (f) the words “include”, “includes” and “including” shall not be limiting and shall be deemed to be followed by “without limitation” whether or not they are, in fact, followed by such words or words of like import; (g) captions and headings to Subsections, Sections and Articles are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; (h) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; and (i) in the event of any inconsistency between the terms of the Plan and the terms of the Disclosure Statement, the terms of the Plan shall control.

Section 1.03. Computation of Time. In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

ARTICLE II.

UNCLASSIFIED CLAIMS

(ADMINISTRATIVE CLAIMS AND PRIORITY TAX CLAIMS)

Section 2.01. Administrative Claims. In full satisfaction, settlement, release and discharge, each Administrative Claim (other than claims for Professional Fees) that is an Allowed Claim shall be paid in Cash in full to the Holder thereof (a) by the Debtor on the Effective Date for all Allowed Administrative Claims as of the Effective Date or (b) by the Creditor Trustee on the date on which such Administrative Claim becomes an Allowed Administrative Claim; provided, however, that (i) such Administrative Claim may be treated on such less favorable terms as may be agreed to by such Holder, and (ii) Administrative Claims representing liabilities incurred by the Debtor in the ordinary course of its business during the Chapter 11 Case shall be paid by the Reorganized Debtor in accordance with the terms and conditions of the particular transactions and agreements relating thereto. All Administrative Claims for which a request for payment is required to be Filed and is not timely Filed in accordance with Sections 2.02, 2.03 and 2.04 herein shall be Disallowed and deemed discharged.

Section 2.02. Bar Date for Administrative Claims (other than Professional Fees). Requests for payment of Administrative Claims (other than (a) Claims relating to the assumption of executory contracts, (b) Administrative Claims for which a request has already been Filed, (c) Administrative Claims for Professional Fees, and (d) Administrative Claims of the United States Trustee under 28 U.S.C. § 1930 and fees due to the Clerk of the Bankruptcy Court) must be Filed and served on the Debtor no later than 30 days after the Effective Date. If the Holder of an Administrative Claim fails to timely File and serve a request for payment of such Administrative Claims, such Holder will be forever barred from doing so. All requests for payment of Administrative Claims will be subject to authorization and approval of the Bankruptcy Court. The Creditor Trustee shall have 90 days (or such longer period as may be allowed by order of the Bankruptcy Court) from the Effective Date to object to Administrative Claims.

Section 2.03. Professional Fees. Notwithstanding any other provision of this Plan concerning Administrative Claims, any Professional or other Entity seeking an award by the Bankruptcy Court of Professional Fees incurred through and including the Effective Date under sections 328, 330, 331 or 503(b) of the Bankruptcy Code shall File a final application for allowance of compensation for services rendered and reimbursement of expenses incurred through and including the Effective Date in accordance with the provisions of Section 2.04 of this Plan. To the extent that such an award is granted by the Bankruptcy Court, on, or as soon as reasonably practicable after the date on which such Administrative Claim becomes an Allowed Administrative Claim, each Holder of an Allowed Administrative Claim for Professional Fees shall be paid by the Creditor Trustee, in full settlement, satisfaction and release of, and in exchange for, such Allowed Administrative Claim, Cash in an amount equal to the unpaid amount of such Allowed Administrative Claim.

Section 2.04. Bar Date for Professionals. Applications for final approval of Professional Fees shall be filed on or before 30 days after the Effective Date and shall be served on: (a) Counsel to the Debtor, Baker & Hostetler LLP, 666 Fifth Avenue, New York,

New York 10103, Attention: Matthew H. Charity, Esq.; (b) the Office of the United States Trustee, 74 Chapel Street, Albany, New York 12207, Attention: Eric Small, Esq.; (c) counsel to IMG, Gibson, Dunn & Crutcher, LLP, 200 Park Avenue, 47th Floor, New York, New York 10166-0193, Attention: Craig A. Bruens, Esq.; and (d) the Creditor Trustee. The Bankruptcy Court will not consider any applications that are not timely Filed. Applications for Professional Fees and Objections thereto must be Filed and served in accordance with the Bankruptcy Rules and all applicable orders of the Bankruptcy Court.

Section 2.05. Priority Tax Claims. Each Holder of an Allowed Priority Tax Claim against the Debtor shall receive payment in Cash in an amount equal to such Allowed Priority Tax Claim on (i) the Effective Date or (ii) the date on which such Priority Tax Claim becomes an Allowed Priority Tax Claim, or such other treatment agreed to by the Debtor and the Holder of such Claim.

Section 2.06. IMG DIP Loan. The IMG DIP Loan, to the extent outstanding and not previously paid in full, shall be paid in Cash in full by the Debtor on the Effective Date, except if the termination of the IMG DIP Loan results from the occurrence of the Effective Date and the Debtor does not have sufficient funds to pay the IMG DIP Loan at that time, then, as provided in the IMG DIP Loan agreement, (a) the IMG DIP Loan shall be paid on a first-priority basis solely from the Net Litigation Proceeds resulting from the liquidation of the Trust Assets in the ordinary course by the Creditor Trustee in accordance with the provisions of the Creditor Trust Agreement, (b) the IMG DIP Loan shall continue to accrue interest pursuant to Section 2.03 of the IMG DIP Loan agreement until it is paid in full in Cash, (c) the Liens securing the IMG DIP Loan shall remain in full force and effect with respect to the Trust Assets until the IMG DIP Loan is paid in full in Cash, and (d) all other obligations under the IMG DIP Loan agreement, except for those set forth above, shall be otherwise terminated and superseded by the obligations set forth herein and the Creditor Trust Agreement.

ARTICLE III.

DESIGNATION OF CLASSES OF CLAIMS AND

EQUITY INTERESTS AND IMPAIRMENT STATUS

Section 3.01. Classification Generally. Pursuant to section 1122 of the Bankruptcy Code, all Claims and Equity Interests, except Administrative Claims and Priority Tax Claims, are placed in the Classes set forth below for all purposes, including voting, confirmation and Distribution. A Claim or Equity Interest shall be deemed classified in a particular Class only to the extent that the Claim or Equity Interest falls within the description of that Class and shall be classified in other Classes to the extent that any portion of the Claim or Equity Interest falls within the description of such other Classes. A Claim or Equity Interest is placed in a Class only to the extent that such Claim or Equity Interest is Allowed in that Class and has not been paid, released or otherwise settled before the Effective Date. Notwithstanding any Distribution provided for in the Plan, no Distribution on account of any Claim or Equity Interest is required or permitted unless and until such Claim or Equity Interest becomes an Allowed Claim or Equity Interest, as the case may be, which may not occur, if at all, until after the Effective Date.

Section 3.02. Classification; Impairment; Voting Rights. The classification of Claims and Equity Interests in the Debtor and the identification of Impaired Classes of Claims and Equity Interests and the corresponding voting rights are as follows:

Class	Status	Voting Rights

Class 1 (Priority Non-Tax Claims)	Unimpaired	Not entitled to Vote - Deemed to accept the Plan

Class 2 (Secured Claims)	Impaired	Entitled to Vote

Class 3 (IMG Claim)	Impaired	Entitled to Vote

Class 4A (General Unsecured Claims)	Impaired	Entitled to Vote

Class 4B (Subordinated Debt Claim)	Impaired	Entitled to Vote

Class 5 (Non-Debtor Subsidiary Claims)	Impaired	Not entitled to Vote - Deemed to reject the Plan

Class 6 (Equity Securities § 510(b) Claims)	Impaired	Not entitled to Vote – Deemed to reject the Plan

Class 7 (Equity Interests)	Impaired	Not entitled to Vote - Deemed to reject the Plan

ARTICLE IV.

TREATMENT OF CLASSIFIED CLAIMS AND INTERESTS

Section 4.01. Class 1: Priority Non-Tax Claims.

(a) Impairment Status and Voting Rights. Class 1 Claims are Unimpaired by the Plan and the Holders of Allowed Class 1 Claims are deemed to accept the Plan and therefore are not entitled to vote.

(b) Treatment. On the later of (i) the Effective Date or (ii) the date on which such Claim becomes an Allowed Class 1 Priority Non-Tax Claim, each Holder of an Allowed Class 1 Priority Non-Tax Claim, shall be paid by the Debtor (if on the Effective Date) or the Creditor Trustee (if after the Effective Date), in full satisfaction, settlement and release of, and in exchange for, such Allowed Class 1 Priority Non-Tax Claim (i) Cash in an amount equal to the unpaid portion of such Allowed Class 1 Priority Non-Tax Claim or (ii) such other less favorable consideration to which the Holder of such Claim shall have agreed upon in writing.

Section 4.02. Class 2: Secured Claims.

(a) Impairment Status and Voting Rights. Class 2 Claims are Impaired by the Plan and the Holders of Allowed Class 2 Claims are entitled to vote on the Plan.

(b) Treatment. On the later of (i) the Effective Date or (ii) the date on which a Claim becomes an Allowed Class 2 Secured Claim, at the option of the Debtor (on the Effective Date) or the Creditor Trustee (after the Effective Date), as the case may be, which shall be provided to the Holder of the Claim in writing (i) the Plan shall (A) not alter the legal, equitable or contractual rights to which such Claim entitles the Holder thereof, or (B) otherwise render such Claim unimpaired pursuant to section 1124 of the Bankruptcy Code; (ii) the Debtor or Creditor Trustee shall distribute to the Holder of an Allowed Class 2 Claim the property securing such Holder’s Claim, in which event the Holder shall be entitled within 30 days of notice of such election to file a proof of claim for any deficiency Claim entitled to treatment in Class 4A or be forever barred from thereafter asserting a Deficiency Claim against the Debtor or the Reorganized Debtor; (iii) the Holder of such Claim shall be paid Cash in the amount of the unpaid portion of the Allowed Secured Claim plus postpetition interest calculated at the federal judgment rate; (iv) the Holder of such Claim shall be accorded such other less favorable treatment with respect to such Claim as may be agreed to by such Holder; or (v) for any Allowed Secured Claim that is a Secured Claim because of a valid right of setoff, the Holder of such Claim shall be permitted to offset such Claim against amounts due to the Debtor.

(c) Separate Classes. Each Secured Claim shall be deemed to be in its own Class of Claims for purposes of sections 1122 and 1129 of the Bankruptcy Code.

Section 4.03. Class 3: IMG Claim.

(a) Allowance, Impairment Status and Voting Rights. The IMG Claim is an Impaired Claim, which is deemed Allowed under the Plan. IMG, as the Holder of such Allowed Class 3 Claim, is entitled to vote on the Plan.

(b) Treatment. On, or as soon as reasonably practicable after the Effective Date, IMG or its designee, as Holder of the Allowed Class 3 IMG Claim, shall receive 100% of the New Common Stock of the Reorganized Debtor, provided that the Reorganized Debtor, which will be wholly owned by IMG, also shall receive the Distributions pursuant to Section 4.05 of the Plan.

Section 4.04. Class 4A: General Unsecured Claims. For purposes of determining Distributions to Classes 4A and 4B, such Classes shall be considered as a single Class, and each Class shall be entitled to a Pro Rata share of the Net Litigation Proceeds. The Pro Rata share of Class 4A shall be distributed in accordance with Section 4.04(b), and the Pro Rata share of Class 4B shall be distributed in accordance with Section 4.05(b).

(a) Impairment Status and Voting Rights. Class 4A Claims are Impaired by the Plan and the Holders of Class 4 Claims are entitled to vote on the Plan.

(b) Treatment. On, or as soon as reasonably practicable after the later of (i) the Effective Date or (ii) the first Quarterly Distribution Date after the date on which such Claim becomes an Allowed Class 4A General Unsecured Claim, and on subsequent Quarterly Distribution Dates thereafter, the Creditor Trustee shall pay to each Holder of an Allowed Class 4A General Unsecured Claim, in full settlement, satisfaction and release of, and in exchange for its Allowed Class 4A General Unsecured Claim, a Pro Rata share of the Net Litigation Proceeds in accordance with the Creditor Trust Agreement; provided, however, that for purposes of calculating the Pro Rata share of the Net Litigation Proceeds, Classes 4A and 4B will be considered as a single Class.

Section 4.05. Class 4B: Subordinated Debt Claims. For purposes of determining Distributions for Classes 4A and 4B, such Classes shall be considered as a single Class, and each Class shall be entitled to a Pro Rata share of the Net Litigation Proceeds. The Pro Rata share of Class 4A shall be distributed in accordance with Section 4.04(b), and the Pro Rata share of Class 4B shall be distributed in accordance with Section 4.05(b). The Subordinated Debt Claims shall be deemed Allowed under the Plan in the amount of $164,419,985.17, consisting of (a) $123,151,350.00 in principal amount and (b) $41,268,635.17 in prepetition interest at the applicable rates specified in the Subordinated Debt Indenture, plus all reasonable fees, costs, and expenses, including reasonable attorneys’ fees and expenses.

(a) Impairment Status and Voting Rights. Class 4B Claims are Impaired by the Plan and the Holders of the Class 4B Claim are entitled to vote on the Plan.

(b) Treatment. From and after the Effective Date and on subsequent Quarterly Distribution Dates thereafter, the Creditor Trustee shall pay to each Holder of an Allowed Class 4B Subordinated Debt Claim, in full settlement, satisfaction and release of, and in exchange for its Allowed Class 4B Subordinated Debt Claim, the following amounts in accordance with the Creditor Trust Agreement:

(i) 5% of the Pro Rata share of any Net Litigation Proceeds between $1 and $5,000,000;

(ii) 10% of the Pro Rata share of any Net Litigation Proceeds between $5,000,001 and $10,000,000;

(iii) 15% of the Pro Rata share of any Net Litigation Proceeds between $10,000,001 and $20,000,000;

(iv) 20% of the Pro Rata share of any Net Litigation Proceeds between $20,000,001 and $40,000,000; and

(v) 50% of the Pro Rata share of any Net Litigation Proceeds in excess of $40,000,000,

provided, however, that for purposes of calculating the Pro Rata share of the Net Litigation Proceeds, Classes 4A and 4B will be considered as a single Class; provided further, however, that the Reorganized Debtor shall receive the following amounts:

(i) 95% of the Pro Rata share of any Net Litigation Proceeds between $1 and $5,000,000;

(ii) 90% of the Pro Rata share of any Net Litigation Proceeds between $5,000,001 and $10,000,000;

(iii) 85% of the Pro Rata share of any Net Litigation Proceeds between $10,000,001 and $20,000,000;

(iv) 80% of the Pro Rata share of any Net Litigation Proceeds between $20,000,001 and $40,000,000; and

(v) 50% of the Pro Rata share of any Net Litigation Proceeds in excess of $40,000,000.

The foregoing treatment represents a modification to the subordination provisions of the Subordinated Debt Indenture, which would otherwise require all Distributions allocated to Class 4B Claimants to be paid to IMG until the IMG Claim is paid in full. In addition, Holders of Subordinated Debt Claims will receive a Distribution of $50,000 on the Effective Date or as soon after as is reasonably practicable. Distributions to Holders of Subordinated Debt Claims will be reduced by the reasonable fees and expenses of the Subordinated Debt Property Trustee, including the fees and disbursements of counsel in accordance with the terms of the Subordinated Debt Indenture. On or about the Effective Date, the Subordinated Debt Property Trustee will provide the Debtor with invoices for its reasonable fees and expenses, including the fees and expenses of counsel, to the Effective Date.

Section 4.06. Class 5: Non-Debtor Subsidiary Claims.

(a) Impairment Status and Voting Rights. Class 5 Claims are Impaired under the Plan. Because Class 5 is to receive no Distribution, Holders of Class 5 Claims are deemed to reject the Plan and, therefore, not entitled to vote on the Plan.

(b) Treatment. There shall be no Distribution or payment of any kind to the Holders of the Allowed Class 5 Non-Debtor Subsidiary Claims.

Section 4.07. Class 6: Equity Securities § 510(b) Claims.

(a) Impairment Status and Voting Rights. Class 6 Claims are Impaired under the Plan. Because Class 6 is to receive no Distribution, Holders of Class 6 Claims are deemed to reject the Plan and, therefore, not entitled to vote on the Plan.

(b) Treatment. Class 6 Claims are Claims that are subject to section 510(b) of the Bankruptcy Code. There shall be no Distribution or payment of any kind to the Holders of the Allowed Class 6 Equity Securities § 510(b) Claims.

Section 4.08. Class 7: Equity Interests.

(a) Impairment Status and Voting Rights. Class 7 Equity Interests are Impaired under the Plan. Because Class 7 is to receive no Distribution under the Plan, Holders of Class 7 Equity Interests are deemed to reject the Plan and, therefore, not entitled to vote on the Plan.

(b) Treatment. On the Effective Date, all Equity Interests in the Debtor and all documents representing such Equity Interests shall be deemed canceled and of no force or effect. Without limiting the generality of the foregoing, all rights or Claims of any Holders of Equity Interests with respect to dividends, distributions, voting rights, liquidation preferences or presumptive rights to subscribe for securities of the Debtor, or other rights or Claims with respect to such Equity Interests, whether arising under applicable law, the Debtor’s certificates of incorporation, agreement or otherwise, also shall be deemed extinguished, canceled and of no force or effect as of the Effective Date. There shall be no Distribution or payment of any kind to Holders of Equity Interests.

Section 4.09. Special Provisions Regarding Certain Indemnification Claims. All Claims against the Debtor asserted by current or former officers or directors of the Debtor or its subsidiaries and affiliates for defense and indemnification shall be reinstated against the Reorganized Debtor and rendered unimpaired to the extent that the respective officers or directors are entitled to defense or indemnification under applicable law, agreement, or past policy of the Debtor, provided that as to any such reinstated Claim for defense and indemnification in response to a claim against an officer or director that is covered under the Debtor’s insurance policies, the reinstated Claim against the Reorganized Debtor, and the Reorganized Debtor’s corresponding defense and indemnification obligation, shall not exceed the amount of available coverage and shall not be for excess coverage, and provided further that the aggregate total amount of the Reorganized Debtor’s defense and indemnification obligations with respect to all Claims reinstated under this Section is limited to $1,000,000. The $1,000,000 is a total limit, not a per Claim limit. All portions of Claims in excess of the $1,000,000 aggregate total limit in the preceding sentence shall not be reinstated and shall remain as Class 4A General Unsecured Claims.

Section 4.10. This Section shall not reinstate or render unimpaired any indemnification Claim asserted by any other Entity or Person. Notwithstanding anything to the contrary contained in the Plan, under no circumstances will any entity be obligated other than the Reorganized Debtor pursuant to the terms hereof.

Section 4.11. Settlement of the Claim of FIC. The Plan encompasses a settlement with FIC and constitutes a motion to approve such settlement pursuant to Bankruptcy Rule 9019. As a result of this settlement, FIC’s Claim against the Debtor shall be an Allowed Class 4A Claim in the amount of $12,000,000. The remaining terms and conditions of the Debtor’s settlement with FIC, which are generally described in the Disclosure Statement, will be included in the Plan Supplement.

ARTICLE V.

ACCEPTANCE OR REJECTION OF THE PLAN

Section 5.01. Classes Entitled to Vote. Except as provided herein, each Holder of an Allowed Claim or the Holder of a Claim that has been temporarily Allowed for voting purposes only under Bankruptcy Rule 3018(a), in an Impaired Class that will (or may) receive a Distribution under the Plan shall be entitled to vote to accept or reject the Plan as further described in Article IV of the Plan.

Section 5.02. Elimination of Vacant Classes. Any Class of Claims that is not occupied as of the date of the Confirmation Hearing by an Allowed Claim or a Claim temporarily Allowed under Bankruptcy Rule 3018 shall be deemed deleted from the Plan for purposes of (a) voting on the acceptance or rejection of the Plan and (b) determining acceptance or rejection of the Plan by such Class under section 1129(a)(8) of the Bankruptcy Code.

Section 5.03. Nonconsensual Confirmation. The Debtor will request Confirmation of the Plan, as it may be modified from time to time, under section 1129(b) of the Bankruptcy Code with respect to Classes 5, 6 and 7, each of which is deemed to have rejected the Plan. In addition, if any other Impaired Class of Claims shall not accept the Plan by the requisite majorities provided in section 1126(c) of the Bankruptcy Code, the Debtor reserves the right to (a) modify the Plan in accordance with Section 13.01 hereof and/or (b) request confirmation of the Plan under section 1129(b) of the Bankruptcy Code notwithstanding such lack of acceptance.

ARTICLE VI.

MEANS OF IMPLEMENTING THE PLAN

Section 6.01. Transactions on the Effective Date. On the Effective Date, the following shall occur:

(a) the Plan shall be implemented;

(b) the Creditor Trustee shall be appointed in accordance with Section 6.03 hereof;

(c) the Creditor Trust shall be created pursuant to Section 6.02 hereof;

(d) the Debtor will transfer the Trust Assets to, and title to the Trust Assets shall automatically vest in, the Creditor Trust on behalf of the Trust Beneficiaries, free and clear of all Claims and Equity Interests, except as specifically provided in the Plan;

(e) the Creditor Trust shall be automatically substituted for the Debtor as a party to all pending contested matters, adversary proceedings, claims, administrative proceedings and lawsuits, both within and outside of the Bankruptcy Court, involving the Assets, Claims against the Debtor or matters relating to the Creditor Trust, including the Causes of Action and the resolution of Disputed Claims;

(f) all privileges with respect to the Trust Assets, including the attorney/client privilege, to which the Debtor is entitled shall automatically vest in, and may be asserted by or waived on behalf of the Creditor Trust;

(g) the New Common Stock shall be Distributed to IMG in accordance with Section 6.08 hereof; and

(h) the Assets of the Debtor, except for the Trust Assets, shall revest in the Reorganized Debtor pursuant to Section 11.01 hereof.

Section 6.02. Creditor Trust.

(a) Creation of Creditor Trust. On the Effective Date, theCreditor Trust Agreement shall be executed, and all other necessary steps shall be taken to establish the Creditor Trust as a liquidating trust treated as a grantor trust pursuant to Treas. Reg. § 301.7701-4(d) for the benefit of the Trust Beneficiaries. The Creditor Trust shall consist of the Trust Assets and shall be administered by the Creditor Trustee for the purpose of liquidating the Trust Assets and making Distributions pursuant to the Plan. The Creditor Trust shall not carry on or conduct a trade or business, or accept an assignment of any claim or right of action from, or assume any liabilities of, any person or entity other than the Debtor, and no part of the Trust Assets or the proceeds, revenue or income therefrom shall be used or disposed of by the Creditor Trust in furtherance of any trade or business.

(b) Valuation of Trust Assets. The fair market value of the Trust Assets as of the Effective Date will be agreed to by the Debtor and the Creditor Trustee. Such valuation shall be used consistently by all parties for all federal income tax purposes.

(c) Federal Income Tax Treatment. The transfer on the Effective Date of the Trust Assets to the Creditor Trust pursuant to the Plan shall be treated for federal income tax purposes as a transfer of the Trust Assets to the Trust Beneficiaries (other than the Reorganized Debtor) followed by the contribution of the Trust Assets by all the Trust Beneficiaries to the Creditor Trust. The Creditor Trust will be treated as a grantor trust for federal tax purposes and, to the extent permitted under applicable law, for state and local income tax purposes. The Trust Beneficiaries will be treated as grantors and owners of the allocable portion of the Creditor Trust for federal income tax purposes.

(d) Insurance. The Creditor Trustee may purchase, at the expense of the Creditor Trust, errors and omissions insurance with regard to any liabilities, losses, damages, claims, costs and expenses it may incur, including but not limited to attorneys’ fees, arising out of or due to its actions or omissions or consequences of such actions or omissions, other than as a result of its fraud, gross negligence or willful misconduct, with respect to the implementation of the Creditor Trust Agreement, the Plan or the Confirmation Order.

Section 6.03. Creditor Trustee.

(a) Appointment. The Creditor Trustee shall be designated in writing by the Debtor in the Plan Supplement after consultation with IMG and the Subordinated Debt Property Trustee.

(b) Term. The Creditor Trustee shall administer the Creditor Trust pursuant to the Creditor Trust Agreement and in accordance with the Plan, until death, resignation or discharge and the appointment of a successor Creditor Trustee in accordance with the Creditor Trust Agreement.

(c) Powers and Duties.

(i) Distributions. The Creditor Trustee shall make Distributions to Trust Beneficiaries from the Trust Assets and pay Creditor Trust Expenses in accordance with the Plan and as set forth in the Creditor Trust Agreement, provided that the Creditor Trust shall be required to distribute at least annually to the Trust Beneficiaries any net income plus all Net Litigation Proceeds, except that the Creditor Trust may retain an amount of Net Litigation Proceeds or net income reasonably necessary to maintain the value of the Trust

Assets, administer the Creditor Trust, prosecute the Causes of Action and Objections to Claims or meet Claims (including Disputed Claims) and contingent liabilities. The Creditor Trustee shall make continuing efforts to liquidate and dispose of the Trust Assets, make timely Distributions and not unduly prolong the duration of the Creditor Trust.

(ii) Other Duties. The Creditor Trustee will be responsible for (A) objecting to Claims or Equity Interests that are not Allowed hereunder or by a Final Order, (B) investigating and prosecuting the Causes of Action, (C) filing all federal, state and local tax returns of the Creditor Trust; (D) establishing reserves, including the Creditor Trust Expense Reserve, and opening, maintaining and administering bank accounts as necessary to discharge the duties of the Creditor Trustee; and (E) representing the Estate before the Bankruptcy Court or other courts of competent jurisdiction with respect to matters concerning the Creditor Trust. The Creditor Trustee is empowered and authorized to take the foregoing actions and exercise such other powers as may be vested in the Creditor Trustee pursuant to the Creditor Trust Agreement and the Plan, provided that the investment powers of the Creditor Trustee, other than those reasonably necessary to maintain the value of the Trust Assets and to further the liquidating purpose of the Creditor Trust, shall be limited to powers to invest in demand and time deposits, such as short-term certificates of deposit, in banks or other savings institutions, or other temporary, liquid investments, such as Treasury bills. Notwithstanding any other provision of the Plan, in order to facilitate an orderly transfer of the Trust Assets by the Debtor to the Creditor Trust, the Creditor Trustee shall be authorized to engage Professionals, and incur fees and expenses in connection with such engagement, immediately upon the occurrence of the Confirmation Date.

(d) No Bond Requirement. The Creditor Trustee is not required to obtain a bond to secure the performance of his or her duties. Nothing in the Plan, though, shall limit the Debtor from selecting a Creditor Trustee, after consultation with IMG and the Subordinated Debt Property Trustee, and requesting the Creditor Trustee to obtain such a bond.

Section 6.04. Funding of the Creditor Trust Expense Reserve. After payment in full of all Administrative Claims and Priority Claims, the Creditor Trustee shall deposit remaining Cash from the Trust Assets into the Creditor Trust Expense Reserve in an amount up to $250,000 to satisfy the Creditor Trust Expenses. Any Trust Assets in excess of $250,000 shall be treated as Net Litigation Proceeds by the Creditor Trustee for purposes of Distribution to the Trust Beneficiaries. If the Trust Assets consist of less than $250,000 in Cash after satisfaction of all Allowed Administrative Claims and Allowed Priority Claims, the Reorganized Debtor or IMG shall have a one-time obligation to make a loan to the Creditor Trust Expense Reserve for the funding of the Creditor Trust Expenses in an amount so that the total Cash in the Creditor Trust Expense Reserve is $250,000. Any loan by the Reorganized Debtor or IMG shall be repaid with interest at the prime lending rate as a Creditor Trust Expense from the gross proceeds of the Ernst & Young Cause of Action or upon termination of the Creditor Trust in accordance with the Creditor Trust Agreement. To the extent the Creditor Trustee in his or her discretion determines that the amount of funds in the Creditor Trust Expense Reserve is at any time or may become insufficient and that additional funds are needed, the Creditor Trustee, may arrange for additional funds to be loaned to the Creditor Trust as the Trustee in his or her discretion and judgment may reasonably determine to be necessary or advisable to satisfy all current and anticipated obligations of the Creditor Trust. In no event shall the Creditor Trustee be required or permitted to use his or her personal funds or assets for such purposes.

Section 6.05. Litigation Consulting and Support Agreements. The Creditor Trustee is authorized to enter into Litigation Consulting and Support Agreements with Mr. Harry Rhulen, Chief Executive Officer of the Debtor; Ms. Suzanne R. Loughlin, Executive Vice President of the Debtor; and Mr. Doug Moat, consultant and director of the Debtor, in order to obtain services necessary to the prosecution of the Causes of Action.

Section 6.06. Claim Objections; Settlement of Disputed Claims. From and after the Effective Date, except as provided in Section 9.01 hereof, the Creditor Trustee shall be the only party authorized (a) to object to any Claims or Equity Interests Filed against the Debtor’s Estate that are not Allowed hereunder or by Court order, except for other Creditors and parties in interest who may have standing to object to such Claims or Equity Interests, and (b) to compromise and settle any Disputed Claims in accordance with the Bankruptcy Code, the Bankruptcy Rules and as follows:

(i) If the proposed amount at which the Disputed Claim is to be Allowed is less than or equal to $1,000,000, the Creditor Trustee shall be authorized and empowered to settle the Disputed Claim and execute such documents and instruments as it determines, in its sole discretion, to be necessary or appropriate to effectuate or implement such settlement, without notice to any party, and the Creditor Trustee shall have no liability to any party for the reasonableness of such settlement.

(ii) If the proposed amount at which the Disputed Claim is to be allowed is greater than $1,000,000, the Creditor Trustee shall be authorized and empowered to settle such Disputed Claim and execute such documents and instruments as it determines, in its sole discretion, to be necessary or appropriate to effectuate or implement such settlement only after providing 10 days written notice of such settlement to IMG and the Subordinated Debt Property Trustee, provided that, notwithstanding the foregoing, the Creditor Trustee has the power to seek Bankruptcy Court approval of any settlement even if such approval is not required under this Section. If IMG or the Subordinated Debt Property Trustee objects to a proposed settlement of a Disputed Claim in writing and serves such objection upon the Creditor Trustee so that it is received before the expiration of the 10-day period, the Creditor Trustee shall not be authorized to proceed with the settlement unless (A) all objections are withdrawn, or (B) the Creditor Trustee obtains an order of the Bankruptcy Court approving the settlement of the Disputed Claim pursuant to Bankruptcy Rule 9019 after providing 20 days notice to IMG and the Subordinated Debt Property Trustee. IMG and the Subordinated Debt Property Trustee shall have standing to object to any proposed settlement of a Disputed Claim.

Section 6.07. Prosecution of Causes of Action. On and after the Effective Date, except as otherwise provided in this Plan or the Confirmation Order, the Creditor Trustee, on behalf of the Creditor Trust and in accordance with the best interests of the Trust Beneficiaries, in its sole discretion, may enforce, prosecute, settle or compromise (or decline to do any of the foregoing) the Causes of Action without notice to any party, provided, however, that the Creditor Trustee shall be authorized to settle (a) the Debtor’s Cause of Action against Ernst & Young LLP, and (b) any other Cause of Action where the amount asserted in the Cause of Action exceeds $1,000,000, only after providing 10 days written notice of a proposed settlement to IMG and the Subordinated Debt Property Trustee, provided that, notwithstanding the foregoing, the Creditor Trustee has the power to seek Bankruptcy Court approval of any settlement even if such approval is not required under this Section. If IMG or the Subordinated Debt Property Trustee objects to a proposed settlement of a Cause of Action in writing and serves such objection upon the Creditor Trustee so that it is received before the expiration of the 10-day period, the Creditor Trustee shall not be authorized to proceed with the proposed settlement unless (A) all objections are withdrawn, or (B) the Creditor Trustee obtains an order of the Bankruptcy Court approving the settlement of the Cause of Action pursuant to Bankruptcy Rule 9019 after providing 20 days notice to IMG and the Subordinated Debt Property Trustee. IMG and the Subordinated Debt Property Trustee shall have standing to object to any proposed settlement of a Cause of Action.

Section 6.08. Authorized Issuance of Stock. The Reorganized Debtor will be authorized, and shall issue on the Effective Date, the New Common Stock for Distribution to IMG or its designee, in accordance with the Plan and consistent with the Amended Articles of Incorporation and Bylaws.

Section 6.09. Amended Articles of Incorporation and Bylaws. The Amended Articles of Incorporation and Bylaws shall be adopted as of the Effective Date without further action of the shareholders or directors of the Debtor or the Reorganized Debtor. The Reorganized Debtor shall exist after the Effective Date as a separate legal entity, with all the powers of a corporation under the laws of the jurisdiction of its incorporation or organization and without prejudice to any right to alter or terminate such existence (whether by merger or otherwise) under such applicable law.

Section 6.10. Board of Directors and Officers of Reorganized Debtor. The initial Board of Directors and the officers of the Reorganized Debtor shall be comprised of persons who are current senior officers of IMG’s ultimate parent company, Lancer Financial Group, Inc., and are not insiders of the Debtor, and shall be specifically designated in the Plan Supplement.

Section 6.11. Insurance and Other Obligations of Reorganized Debtor. The Reorganized Debtor shall pay all indemnification and defense Claims of the current and former directors and officers of the Debtor and its subsidiaries to the extent that such Claims are reinstated pursuant to Section 4.09 of this Plan. In addition, the Reorganized Debtor shall maintain insurance coverage after the Effective Date for the directors and officers of the Reorganized Debtor and its subsidiaries, and shall purchase tail insurance for claims against current and former officers and directors of the Debtor and its subsidiaries relating to the time period from October, 2002 to the Effective Date.

Section 6.12. Administrative Consulting and Support Agreement. The Reorganized Debtor is authorized to enter into the Administrative Consulting and Support Agreement with Ms. Suzanne R. Loughlin, Executive Vice President of the Debtor, in order to obtain services necessary to integrate the Reorganized Debtor with the business operations of IMG and its affiliates.

Section 6.13. Corporate Action. On the Effective Date, (a) the appointment of the Creditor Trustee and all actions contemplated by the Plan shall be deemed authorized and approved in all respects (subject to the provisions of the Plan and the Confirmation Order), (b) all matters provided for in the Plan involving the corporate structure of the Debtor, and any corporate action required by the Debtor in connection with the Plan or the Confirmation Order, shall be deemed to have occurred and shall be in effect, without any requirement of further action by the Holders of Equity Interests or the directors of the Debtor, and (c) the Creditor Trustee shall be deemed authorized and directed to issue, execute and deliver the agreements, documents and instruments contemplated by the Plan in the name of and on behalf of the Creditor Trust.

Section 6.14. Cancellation of Notes, Instruments, Debentures and Equity Interests. On the Effective Date, except as otherwise provided in the Plan, all notes, instruments, debentures, certificates and other documents evidencing Claims against and Equity Interests in the Debtor, including all Trust Securities and other securities issued by the Debtor or Frontier Financing Trust, shall be canceled and deemed terminated and of no further force or effect, and the obligations of the Debtor thereunder shall be discharged, in each case without any further act or action under any applicable agreement, law, regulation, order or rule and without any further action by the Bankruptcy Court or any Person; provided, however, that the Subordinated Debt Indenture shall continue in effect solely for the purposes of allowing the Subordinated Debt Property Trustee to receive and make the Distributions to be made to Holders of the Subordinated Debt under the Plan and to maintain any charging lien, to the extent one exists, under the Subordinated Debt Indenture against Distributions to be made to Holders of the Subordinated Debt for amounts due to the Subordinated Debt Property Trustee. The Holders of the Trust Securities, securities, notes, instruments, debentures, certificates and other documents evidencing Claims and Equity Interests cancelled hereby shall have no rights against the Debtor arising from or relating to such documents or the cancellation thereof, except the rights in the Creditor Trust provided under the Plan.

Section 6.15. Dissolution of Frontier Financing Trust. In accordance with the terms of the Amended and Restated Declaration of Trust, dated October 16, 1996, Frontier Financing Trust is dissolved as of the Effective Date.

ARTICLE VII.

EXECUTORY CONTRACTS AND LEASES

Section 7.01. Assumption of Executory Contracts and Unexpired Leases. Pursuant to sections 365(a) and 1123(b) of the Bankruptcy Code, the Debtor shall assume each of the prepetition executory contracts and unexpired leases to which the Debtor is a party that is identified as a contract or lease to be assumed on the Schedule of Assumed Contracts, which Schedule is to be Filed with the Bankruptcy Court and served on the affected parties by the

Debtor at least 15 days before the deadline established by the Court for objection to Confirmation of the Plan. The Debtor may amend the Schedule of Assumed Contracts at any time prior to the Confirmation Hearing by filing such amendment with the Bankruptcy Court and serving it on the parties directly affected by the amendment and any other party entitled to notice in the Chapter 11 Case. The Confirmation Order shall constitute an order of the Bankruptcy Court approving such assumptions on the Confirmation Date, pursuant to section 365 of the Bankruptcy Code, effective as of the Effective Date. Each executory contract and unexpired lease assumed pursuant to this Section 7.01 by the Debtor shall revest in, be deemed assigned to, and be fully enforceable by, the Reorganized Debtor or its successor or assignee in accordance with its terms, except as modified by the provisions of the Plan, any order of the Bankruptcy Court authorizing and providing for its assumption or applicable federal law.

Section 7.02. Objections to Assumption of Executory Contracts and Unexpired Leases.

(a) Objection Procedure Generally. Any party objecting to the Debtor’s proposed assumption of an executory contract or unexpired lease, shall File and serve a written objection to the assumption of such contract or lease within the deadline and in the manner set forth in the notice accompanying the Schedule of Assumed Contracts. Failure to timely File an objection shall constituted consent to the assumption of those contracts and leases, including the acknowledgment that the Debtor has provided assurance of future performance and that the applicable “cure” amount set forth in the Schedule of Assumed Contracts is proper and sufficient pursuant to section 365 of the Bankruptcy Code.

(b) Resolution of Objections. If any party timely Files an objection to assumption, pursuant to section 7.02(a) above, the applicable contract or unexpired lease shall be assumed only upon the entry of a Final Order of the Bankruptcy Court resolving the objection and approving the assumption. The Debtor reserves the right to reject any executory contract or unexpired lease listed on the Schedule of Assumed Contracts and to remove such contract or lease from the Schedule of Assumed Contracts if an objection to assumption is Filed.

Section 7.03. Payments Related to Assumption of Executory Contracts and Unexpired Leases. If not the subject of dispute pursuant to Section 7.02 hereof as of the Confirmation Date, any monetary defaults under each executory contract and unexpired lease to be assumed under the Plan shall be satisfied by the Reorganized Debtor, pursuant to section 365(b) of the Bankruptcy Code, by payment of (a) the applicable “cure” amount set forth in the Schedule of Assumed Contracts, or (b) such other amount as ordered by the Bankruptcy Court, in Cash within 30 days following the Effective Date or on such other terms as agreed to by the parties to such executory contract or unexpired lease. In the event of a dispute pursuant to Section 7.02, payment of the amount otherwise payable hereunder shall be made within 30 days following entry of a Final Order or agreement by the Reorganized Debtor.

Section 7.04. Rejection of Remaining Executory Contracts and Unexpired Leases. On the Effective Date, all executory contracts and unexpired leases not listed on the Schedule of Assumed Contracts shall be deemed to be rejected as of the Effective Date. The Confirmation Order shall constitute an order of the Bankruptcy Court approving such rejections on the

Confirmation Date, pursuant to section 365 of the Bankruptcy Code. Any party to an executory contract or unexpired lease subject to rejection as provided herein may file with the Bankruptcy Court and serve on the Debtor an objection to such rejection; provided, however, that failure to file any such objection prior to the Confirmation Hearing shall constitute a waiver of any right to object to the rejection.

Section 7.05. Bar Date For Rejection Damages. If the rejection of an executory contract or unexpired lease by the Debtor, pursuant to the Plan or otherwise, results in damages to the other party or parties to such executory contract or unexpired lease, a Claim for such damages shall be forever barred and shall not be enforceable against the Debtor or its Estate, the Reorganized Debtor, the Creditor Trustee or the Creditor Trust, or any of their respective successors or properties unless a proof of claim is Filed and served upon the Creditor Trustee within 30 days after the earlier of (a) the date of entry of a Final Order of the Bankruptcy Court rejecting the executory contract or unexpired lease or (b) the Effective Date. Unless otherwise ordered by the Bankruptcy Court or provided in this Plan, all Claims arising from the rejection of an executory contract or unexpired lease for which proofs of claim are required to be Filed and which are timely Filed in accordance with the provisions of this Section 7.05 will constitute and will be treated as Class 2 Claims to the extent that they are Secured Claims, Class 4A Claims to the extent that they are General Unsecured Claims, subject to being Allowed.

Section 7.06. Termination of Tax Allocation Agreement. Upon the Effective Date, the Federal Income Tax Allocation Agreement between the Debtor and certain of its subsidiaries, dated January 1, 1996, as amended from time to time, shall be terminated according to its terms. As a result, neither the Debtor nor any of its subsidiaries shall have any rights under that agreement after the Effective Date.

ARTICLE VIII.

PROVISIONS GOVERNING DISTRIBUTIONS

Section 8.01. Distributions by Creditor Trustee. The Creditor Trustee will make all Distributions required under the Plan other than the distribution of New Common Stock with respect to the IMG Claim and Distributions on the Effective Date, which will be made by the Debtor. Distributions will be delivered in accordance with Section 8.06 of the Plan. The Reorganized Debtor shall have no obligations or liability with respect to Distributions under the Plan.

Section 8.02. Source of Funds and Manner of Payment for Plan Distributions. Except as otherwise provided in the Plan or the Confirmation Order, all Cash necessary for Distributions pursuant to the Plan shall come from the Assets of the Debtor, if the Distribution is to be made on the Effective Date, and the Trust Assets if the Distribution is to be made after the Effective Date. Any payment in Cash shall be made, at the election of the Debtor or the Creditor Trustee, as the case may be, by check drawn on, or by wire transfer from, a domestic bank selected by the Debtor or Creditor Trustee.

Section 8.03. Timing of Distributions. Except as otherwise provided herein, in the Creditor Trust Agreement or as may be ordered by the Bankruptcy Court, Distributions to be made on account of Allowed Claims as of the Effective Date shall be made on the Effective Date or as soon as reasonably practicable thereafter. If the payment or act under the Plan is required to be made or performed on a date that is not a Business Day, the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date. Distributions on account of Claims that become Allowed after the Effective Date shall be made pursuant to Section 9.03 hereof.

Section 8.04. Interest on Allowed Claims. Unless otherwise specifically provided for in the Plan or in the Confirmation Order or required by the Bankruptcy Code, interest, fees, penalties, costs and other charges accruing on a Claim or incurred by the Holder of such Claim in respect of its Claim on or after the Petition Date shall not be paid to or recovered by any Claimant. If a Disputed Claim becomes an Allowed Claim, interest shall not accrue or be paid upon such Disputed Claim for the period from the Petition Date to the date on which the Distribution is made in respect of such Disputed Claim.

Section 8.05. Subordination. Pursuant to section 510(a) of the Bankruptcy Code, nothing in this Plan shall be deemed to limit any subordination agreement, including the subordination provisions in the Subordinated Debt Indenture, or intercreditor agreement that is otherwise enforceable under applicable nonbankruptcy law. Accordingly, Distributions hereunder will be made subject to any enforceable subordination agreement or intercreditor agreement known to the Debtor, including the subordination provisions of the Subordinated Debt Indenture, except as explicitly modified by Section 4.05 of the Plan. Creditors that are parties to any such enforceable subordination or intercreditor agreements shall notify the Debtor of their existence in advance of the Effective Date and shall provide the Debtor with copies of such agreements, or identify such agreements if they are already in the Debtor’s possession.

Section 8.06. Delivery of Distributions. Subject to the provisions of Bankruptcy Rule 2002(g), and except as otherwise provided herein, Distributions and deliveries to Holders of Allowed Claims shall be made, as the case may be, (a) at the addresses set forth in the proof(s) of claim Filed by Claimants, (b) at the addresses set forth in any written notices of address changes delivered by Claimants to the Creditor Trustee or the Debtor after the date of any related proof of claim, (c) at the Claimants’ respective addresses reflected in the Schedules, if no proof of claim has been Filed and the Creditor Trustee or Debtor has not received a written notice of a change of address, or (d) in the case of the Subordinated Debt administered by the Subordinated Debt Property Trustee, in accordance with the provisions of the Subordinated Debt Indenture, the Bankruptcy Rules, including Bankruptcy Rule 3021 and Section 8.11 of the Plan.

Section 8.07. Failure to Claim Distributions. If a Distribution is returned for insufficiency of address, the Creditor Trustee shall make reasonable efforts to obtain corrected address information. To ensure that all Holders of Allowed Claims receive their allocated Distributions, the Creditor Trustee shall File a listing of Holders of undeliverable or unclaimed Distributions. Any Holder that does not assert a Claim pursuant to the Plan for an undeliverable or unclaimed Distribution within six months after the Effective Date shall be deemed to have forfeited its Claim for such undeliverable or unclaimed Distribution and shall be forever barred from asserting any such Claim for an undeliverable or unclaimed Distribution against the Debtor or its property, the Reorganized Debtor, the Creditor Trustee or the Creditor Trust. Any Cash held for Distribution on account of Claims for undeliverable or unclaimed Distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code and shall be deemed a

Trust Asset free of any restrictions thereon and notwithstanding any federal or state escheat laws to the contrary, and any entitlement of any Claimant to such Distributions shall be extinguished and forever barred. Other than making reasonable efforts to obtain correct address information, nothing contained in the Plan or the Creditor Trust Agreement shall require the Creditor Trustee to attempt to locate any Holder of an Allowed Claim.

Section 8.08. Withholding Taxes. In connection with each Distribution with respect to which the filing of an information return (such as Internal Revenue Service Form 1099 or 1042) or withholding is required, the Creditor Trustee shall file such information return with the Internal Revenue Service or any other taxing authority or Governmental Unit and provide any required statements in connection therewith to the recipients of such Distributions, or effect any such withholding and remit to the appropriate Governmental Unit all moneys so withheld to the extent required by law. With respect to any Person from whom a tax identification number, certified tax identification number or other tax information required by law to avoid withholding has not been received by the Creditor Trustee, the Creditor Trustee may, at its sole option, withhold the amount required and distribute the balance to such Person or decline to make such Distribution until the information is received. Distributions received in respect of Allowed Claims will be allocated first to the principal amount of such Claims, with any excess allocated to unpaid accrued interest.

Section 8.09. Cancellation of Liens. Except as otherwise provided in the Plan, on the Effective Date, any Lien securing the IMG Claim or other Secured Claim shall be deemed released, and the Holders of any such Liens shall be authorized and directed, at the expense of the Reorganized Debtor, to release any collateral or other property of the Debtor held by such Holders and to take such actions, at the expense of the Reorganized Debtor, as may be reasonably requested by the Reorganized Debtor to evidence the release of any Lien.

Section 8.10. Time Bar to Cash Payments. Checks issued by the Creditor Trustee on account of Allowed Claims shall, at the election of the Creditor Trustee, be deemed null and void if not cashed within 90 days from the date of issuance thereof. Requests for re-issuance of any check shall be made in writing directly to the Creditor Trustee by the Holder of the Allowed Claim with respect to which the check was originally issued. Any claim in respect of such a void check shall be made on or before 120 days after the date of issuance of such check. After such date, the Creditor Trustee may elect that all Claims relating to such void checks shall be deemed reconsidered and Disallowed in full, and shall be forever barred. The proceeds of such checks shall become part of the Trust Assets for Distribution to the Trust Beneficiaries.

Section 8.11. Distributions to Holders of Subordinated Debt. All Distributions to Holders of Subordinated Debt Claims will be made to the Subordinated Debt Property Trustee for distribution to Holders of Allowed Subordinated Debt Claims. The Subordinated Debt Property Trustee shall make each Distribution to the Holder of record on the business day prior to the date of each such Distribution. Each of the Debtor, the Creditor Trustee and the Subordinated Debt Property Trustee shall have no duty to recognize the transfer of, or the sale of any interest in, any Allowed Claim or any Subordinated Debt occurring after the close of business on the day prior to each Distribution and shall be entitled for all purposes relating to this Plan to recognize, distribute to and deal with only those record holders of Claims stated on the official claims register maintained by the clerk of the Bankruptcy Court or the transfer books and records as maintained by the Subordinated Debt Property Trustee or its agent, as the case may be, as of the close of business on such date. All distributions to holders of Allowed Subordinated Debt Claims will be deemed to apply first to principal amount of such Claims until such principal amount is paid in full, and then to any prepetition accrued interest included in such Claim.

Section 8.12. Subordinated Debt Property Trustee as Claim Holder. Consistent with Bankruptcy Rule 3003(c), the Debtor and the Creditor Trustee, as the case may be, shall recognize a proof of claim filed by the Subordinated Debt Property Trustee in respect of the Subordinated Debt. Accordingly, any Subordinated Debt Claim, proof of which is Filed by the registered or beneficial holder thereof, shall be deemed Disallowed as duplicative of the Claim of the Subordinated Debt Property Trustee without need for any further action or objection by the Debtor or the Creditor Trustee or any order of the Bankruptcy Court.

Section 8.13. Fractional Dollars; De Minimis Distributions. Notwithstanding any provision of the Plan or the Creditor Trust Agreement to the contrary, (a) the Creditor Trustee shall not be required to make Distributions or payments of fractions of dollars, (b) all Distributions shall be rounded to the nearest whole dollar (up or down), with half dollars being rounded down, and (c) the Creditor Trustee shall not have a duty to make a Distribution on account of an Allowed Claim (i) to any Holder of an Allowed Claim if the aggregate amount of all Distributions authorized to be made from all such Reserves or accounts on the Quarterly Distribution Date in question is less than $5,000, in which case such Distributions shall be deferred to the next Quarterly Distribution Date or (ii) if the amount to be distributed to that Holder on the Effective Date or that particular Quarterly Distribution Date, as the case may be, on account of such Allowed Claim is less than twenty-five dollars ($25.00), unless a specific request therefore is made in writing to the Creditor Trustee on or before 90 days after the Effective Date.

Section 8.14. Set-Offs. Except as otherwise provided in the Plan, the Creditor Trustee may, pursuant to sections 502(d) or 553 of the Bankruptcy Code or other applicable non-bankruptcy law, set off against any Allowed Claim, and the Distributions to be made pursuant to the Plan on account thereof (before any Distribution is made), the claims, rights and Causes of Action of any nature that the Debtor or Creditor Trustee may hold against the Holder of such Allowed Claim; provided, however, that neither the failure to effect such a set-off nor the allowance of any Claim shall constitute a waiver or release by the Creditor Trust of any such claims, rights and Causes of Action of the Debtor or Creditor Trustee.

ARTICLE IX.

PROCEDURES FOR RESOLVING DISPUTED CLAIMS

Section 9.01. Prosecution of Objections to Claims on and after the Effective Date. Subject to the limitations set forth in the Creditor Trust Agreement and this Plan, on and after the Effective Date, the Creditor Trustee shall have the exclusive authority to, and shall, file, settle, compromise, withdraw or litigate to judgment all Objections to Claims, except applications for allowance of Professional Fees (as to which any party in interest may file an Objection). Unless another date is established by the Bankruptcy Court or the Plan, any Objection to a Claim shall be filed with the Bankruptcy Court within 90 days of the later of (a) the Effective Date or (b) the date that the Claim is Filed with the Bankruptcy Court.

Section 9.02. Estimation of Claims. The Creditor Trustee may, at any time, request that the Bankruptcy Court estimate any contingent or unliquidated Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether the Debtor previously objected to such Claim or whether the Bankruptcy Court has ruled on any such Objection. The Bankruptcy Court shall retain jurisdiction to estimate any Claim at any time during litigation concerning any Objection to any Claim, including during the pendency of any appeal relating to any such Objection. In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim, such estimated amount will constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on such Claim, the Creditor Trustee may elect to pursue any supplemental proceedings to object to any ultimate allowance of such Claim. All of the aforementioned Claims objection, estimation and resolution procedures are cumulative and not exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the Bankruptcy Court.

Section 9.03. Treatment of Disputed Claims.

(a) No Distribution Pending Allowance. If any portion of a Claim is a Disputed Claim, no payment or distribution provided for under the Plan shall be made on account of the portion of such Claim that is a Disputed Claim unless and until such Disputed Claim becomes an Allowed Claim.

(b) Distribution After Allowance. On the first Quarterly Distribution Date after the date on which a Disputed Claim becomes an Allowed Claim, the Creditor Trustee shall distribute to the Holder of such Claim any Cash that would have been distributable to such Person or Entity if such Claim had been an Allowed Claim on the Effective Date.

(c) Reserves for Disputed Claims. In the event that a Claim (whether Administrative, Priority or General Unsecured) is a Disputed Claim, the Creditor Trustee shall establish a reasonable reserve in an amount equal to the amount that would have been distributed to the Holder of the Disputed Claim in such Class had the Disputed Claim been an Allowed Claim on the Effective Date or such other amount as may be approved by the Bankruptcy Court upon motion of the Creditor Trustee.

ARTICLE X.

CONFIRMATION AND CONSUMMATION OF THE PLAN

Section 10.01. Conditions Precedent to Confirmation. It shall be a condition precedent to Confirmation that the following conditions shall have been satisfied or waived in accordance with the provisions of Section 10.03 hereof:

(a) the Bankruptcy Court shall have entered a Final Order approving the Disclosure Statement and finding that the Disclosure Statement contains adequate information pursuant to section 1125 of the Bankruptcy Code; and

(b) the Confirmation Order shall be reasonably acceptable in form and substance to the Debtor and IMG and shall have been entered by the Bankruptcy Court.

Section 10.02. Conditions Precedent to Consummation. It shall be a condition precedent to Consummation that the following conditions shall have been satisfied or waived in accordance with the provisions of Section 10.03 hereof:

(a) the Confirmation Order, in form and substance reasonably acceptable to the Debtor and IMG, (i) shall have been signed by the Bankruptcy Court and duly entered on the docket for the Chapter 11 Case by the clerk of the Bankruptcy Court, and (ii) shall be a Final Order;

(b) the Creditor Trust Agreement, in form and substance reasonably acceptable to the Debtor, IMG and the Subordinated Debt Property Trustee, shall have been executed;

(c) the Trust Assets have been transferred to, and title to the Trust Assets have vested in, the Creditor Trust in accordance with Article VI of the Plan; and

(d) all actions, documents and agreements necessary, in the judgment of the Debtor, to be taken and effected, or executed and delivered, as the case may be, to implement and consummate the provisions of the Plan to be effectuated on or prior to the Effective Date shall be reasonably satisfactory to the Debtor, and such actions, documents and agreements shall have been taken, effected, executed and delivered to the satisfaction of the Debtor.

Section 10.03. Waiver of Conditions. The Debtor, with the written approval of IMG, may waive any of the conditions to Confirmation and/or Consummation as set forth in Sections 10.01 and 10.02 hereof, respectively, at any time, without notice, without leave or order of the Bankruptcy Court, and without any formal action other than the Debtor proceeding to seek Confirmation or Consummation, as the case may be. The Debtor, with the written approval of IMG, may assert the failure to satisfy any condition to Confirmation or Consummation, regardless of the circumstances giving rise to the failure of such condition to be satisfied (including any action or inaction by the Debtor). The failure of the Debtor to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each right shall be deemed an ongoing right that may be asserted at any time.

Section 10.04. Effect of Non-Occurrence of Conditions to Consummation. If one or more of the conditions specified in Section 10.02 hereof have not occurred (or has been waived) on or before 120 days after the Confirmation Date, at the discretion of IMG and upon notice by the Debtor to the Bankruptcy Court (a) the Confirmation Order shall be vacated, (b) the Plan shall be null and void in all respects, (c) no Distributions under the Plan shall be made, (d) the Debtor and all Holders of Claims and Equity Interests shall be restored to the status quo ante as of the day immediately preceding the Confirmation Date, (e) the Debtor’s obligations with respect to the Claims and Equity Interests shall remain unchanged as though the Confirmation Date never had occurred, and (f) nothing contained herein or in the Disclosure Statement shall (i) constitute or be deemed a waiver or release of any Claims by or against, or Equity Interest in, the Debtor or any other Person or Entity, (ii) prejudice in any manner the rights of the Debtor or any Person or Entity in any further proceedings involving the Debtor, or (iii) constitute an admission, acknowledgment, offer or undertaking by the Debtor in any respect.

ARTICLE XI.

EFFECTS OF CONFIRMATION

Section 11.01. Revesting of Assets. Except as expressly provided herein with regard to the Trust Assets, all Assets of the Debtor and property of the Estate shall revest in the Reorganized Debtor on the Effective Date. From and after the Effective Date, the Reorganized Debtor may operate its business and may use, acquire and dispose of property free of any restrictions of the Bankruptcy Code, except as provided herein. As of the Effective Date, all property of the Debtor shall be free and clear of all Liens, Claims and Equity Interests, except as provided in the Plan.

Section 11.02. Discharge of Claims and Termination of Interests. Except as otherwise provided in the Plan or in the Confirmation Order, the rights afforded under this Plan and the Confirmation Order and the treatment of Claims and Equity Interests thereunder shall be in exchange for, and in complete satisfaction, settlement, discharge and release of all Claims and Equity Interests of any nature whatsoever against the Debtor or any of its Assets or properties, including any interest accrued on Claims from and after the Petition Date and regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims or Equity Interests. Except as otherwise expressly provided in the Plan or the Confirmation Order, upon the Effective Date, the Debtor shall be deemed discharged and released under section 1141(d)(1)(A) of the Bankruptcy Code from any and all Claims and Equity Interests, including, but not limited to, demands and liabilities that arose before the Confirmation Date. Further, upon the Effective Date all debts of the kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code and all Equity Interests relating to any of the foregoing, shall be terminated, extinguished and cancelled. The discharge granted under this Section 11.02 shall void any judgment obtained against the Debtor or the Reorganized Debtor at any time, to the extent that such judgment relates to a discharged Claim or Equity Interest.

Section 11.03. Releases by the Debtor. From and after the Effective Date, for good and valuable consideration, each of the present directors, officers and employees of the Debtor, the Reorganized Debtor, IMG and the Subordinated Debt Property Trustee, and the successors and assigns of such parties and any Person claimed to be liable derivatively through any of the foregoing (collectively, the “Released Parties”), shall be released by the Debtor, its Non-Debtor Subsidiaries and any Person claiming by through or under any of them and by the Debtor on behalf of its Estate, from any and all claims, obligations, suits, judgment, damages, rights, causes of action and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, that the Debtor or its Non-Debtor

Subsidiaries is entitled to assert in its own right or on behalf of the Holder of any Claim or Equity Interest or other Person, based in whole or in part upon any act or omission, transaction, agreement, event or other occurrence taking place on or prior to the Effective Date. Notwithstanding the foregoing, the Released Parties shall not be released from any claims, obligations suits, judgments, damages, rights, causes of action and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, arising under executory contracts assumed under the Plan or acts or omissions which are the result of fraud, gross negligence, willful misconduct or willful violation of the law.

Section 11.04. Injunction Relates to Releases. The Confirmation Order shall constitute an injunction permanently enjoining the commencement or prosecution by any Entity, whether directly, derivatively, or otherwise, of any claim, demand, suit liability, obligation, debt, damage, right, cause of action, interest or remedy released or to be released pursuant to the Plan.

Section 11.05. Term of Injunctions or Stays. Unless otherwise provided in the Plan or the Confirmation Order, all injunctions or stays provided for in the Chapter 11 Case under sections 105(a) or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date.

Section 11.06. Preservation of Causes of Action. On the Effective Date, except as otherwise provided in the Plan or in any contract, instrument, release, indenture or other agreement entered into in connection with the Plan, in accordance with section 1123(b) of the Bankruptcy Code, the Causes of Action that the Debtor or the Estate may hold against any Person or Entity shall be Trust Assets, and the Creditor Trustee shall have and may exclusively enforce, as the authorized representative of the Creditor Trust, any and all claims, rights and Causes of Action that the Debtor or the Estate may hold against any Person or Entity. The Creditor Trustee may pursue the Causes of Action in accordance with the best interests of the Creditor Trust and shall have the exclusive right, authority, and discretion to institute, prosecute, abandon, settle, or compromise any and all such claims, rights and Causes of Action without the consent or approval of any third party and without any further order of the Bankruptcy Court.

Section 11.07. Exculpation and Limitation of Liability. As of the Effective Date, none of (a) the Debtor and its present and former officers, directors and employees, (b) IMG and its present and former officers, directors and employees, (c) the Creditor Trustee, (d) the Subordinated Debt Property Trustee, (e) the accountants, financial advisors, investment bankers and attorneys for the Debtor, solely in their capacities as such and (f) the directors, officers, partners, members, employees, agents , representatives, accountants, financial advisors, investment bankers or attorneys of any of the Persons or Entities described in clauses (a) through (d) of this Section 11.07, solely in their capacities as such, shall have or incur any liability to any Person or Entity by reason of any claim, cause of action or other assertion of liability for any act taken or omitted to be taken on or after the Petition Date in connection with, arising out of, or related to (i) the Chapter 11 Case, (ii) the Disclosure Statement, (iii) any contract, instrument, release, agreement or document created or entered into in connection with the Plan (except for any agreement or document created or entered into in the ordinary course of business), (iv) any action or act taken or omitted to be taken in connection with the Chapter 11 Case or (v) any of the settlements and compromises reflected in the Plan (collectively, the “Precluded Claims”), and in all respects shall be entitled reasonably to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan; provided, however, that the foregoing provisions of this Section 11.05 shall have no effect on the liability of any Person or Entity that results from any such act or omission that is determined by a Final Order to have constituted gross negligence, bad faith, fraud or willful misconduct.

Section 11.08. Injunction. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED FOR IN THE PLAN, THE CONFIRMATION ORDER OR OTHER ORDERS ENTERED BY THE BANKRUPTCY COURT, AND TO THE FULLEST EXTENT AUTHORIZED OR PROVIDED BY THE BANKRUPTCY CODE, INCLUDING SECTIONS 524 AND 1141 THEREOF, UPON CONSUMMATION, ALL PERSONS OR ENTITIES, TOGETHER WITH THEIR RESPECTIVE PRESENT OR FORMER EMPLOYEES, AGENTS, OFFICERS, DIRECTORS OR PRINCIPALS, THAT HAVE HELD, CURRENTLY HOLD OR MAY HOLD A CLAIM OR OTHER DEBT OR LIABILITY AGAINST THE DEBTOR THAT IS SUBJECT TO THE PLAN OR WHO HAVE HELD, CURRENTLY HOLD OR MAY HOLD AN EQUITY INTEREST THAT IS SUBJECT TO THE PLAN ARE PERMANENTLY ENJOINED FROM TAKING ANY OF THE FOLLOWING ACTIONS AGAINST THE DEBTOR, THE ESTATE, THE CREDITOR TRUSTEE, THE CREDITOR TRUST, THE RELEASED PARTIES, THE REORGANIZED DEBTOR OR ANY PROPERTY OF SUCH PERSONS OR ENTITIES ON ACCOUNT OF ANY SUCH CLAIM, EQUITY INTEREST OR PRECLUDED CLAIM: (A) COMMENCING, CONDUCTING OR CONTINUING IN ANY MANNER, DIRECTLY OR INDIRECTLY, ANY SUIT, ACTION OR OTHER PROCEEDING OF ANY KIND TO COLLECT OR RECOVER ANY PROPERTY ON ACCOUNT OF ANY SUCH CLAIM, EQUITY INTEREST OR PRECLUDED CLAIM; (B) ENFORCING, LEVYING, ATTACHING, COLLECTING OR OTHERWISE RECOVERING IN ANY MANNER OR BY ANY MEANS, WHETHER DIRECTLY OR INDIRECTLY, ANY JUDGMENT, AWARD, DECREE OR ORDER TO COLLECT OR RECOVER ANY PROPERTY ON ACCOUNT OF ANY SUCH CLAIM, EQUITY INTEREST OR PRECLUDED CLAIM; (C) CREATING, PERFECTING OR ENFORCING IN ANY MANNER DIRECTLY OR INDIRECTLY, ANY LIEN OR ENCUMBRANCE OF ANY KIND ON ACCOUNT OF ANY SUCH CLAIM, EQUITY INTEREST OR PRECLUDED CLAIM; (D) ASSERTING ANY SETOFF, OFFSET, RIGHT OF SUBROGATION OR RECOUPMENT OF ANY KIND, DIRECTLY OR INDIRECTLY, AGAINST ANY DEBT, LIABILITY OR OBLIGATION DUE TO THE DEBTOR, THE REORGANIZED DEBTOR OR THE ESTATE; (E) COMMENCING OR CONTINUING ANY ACTION, IN ANY MANNER AND IN ANY FORUM, THAT DOES NOT COMPLY WITH OR IS INCONSISTENT WITH THE PROVISIONS OF THE PLAN; (F) TAKING ANY ACTION TO INTERFERE WITH THE IMPLEMENTATION OR CONSUMMATION OF THE PLAN; AND (G) EXERCISING CONTROL OVER PROPERTY OF THE REORGANIZED DEBTOR OR THE CREDITOR TRUST ON ACCOUNT OF ANY SUCH CLAIM, EQUITY INTEREST OR PRECLUDED CLAIM; PROVIDED, HOWEVER, THAT NOTHING HEREIN SHALL PROHIBIT ANY CLAIMANT FROM PROSECUTING A PROOF OF CLAIM IN THE CHAPTER 11 CASE. BY ACCEPTING DISTRIBUTIONS PURSUANT TO THE PLAN, EACH HOLDER OF AN ALLOWED CLAIM SHALL BE DEEMED TO HAVE CONSENTED TO THE RELEASE, EXCULPATION AND INJUNCTIONS SET FORTH IN THIS ARTICLE XI.

Section 11.09. Binding Effect. The rights, benefits and obligations conferred on any Person by the Plan will be binding upon, and inure to the benefit of the executors, successors, heirs and assigns of and any Persons claiming an interest in any and all property in which the Debtor has an interest within the meaning of section 541 of the Bankruptcy Code through such Person.

Section 11.10. Other Documents and Actions. The Debtor is authorized to execute such documents and take such other action as is necessary to effectuate the transactions contemplated in the Plan.

Section 11.11. Future Actions by IMG or Reorganized Debtor. Nothing in this Plan or the Confirmation Order shall restrict or prohibit IMG, IMG’s affiliates or the Reorganized Debtor, each in its sole discretion, from retaining, employing or providing future business opportunities to current and former employees, officers or directors of the Debtor, under any terms and conditions as determined by IMG, its affiliates or the Reorganized Debtor, each in its sole discretion, without the approval of the Bankruptcy Court. Except for the Litigation Consulting and Support Agreements and the Administrative Consulting and Support Agreements, which concern payments for services in connection with the Plan and incident to the Chapter 11 Case and which are subject to approval of the Bankruptcy Court in connection with the Plan, there are no agreements, commitments or understandings between IMG, IMG’s affiliates or the Reorganized Debtor and any current or former employee, officer or director of the Debtor concerning future retention, employment or business opportunities, nor are there any other agreements, commitments or understandings concerning payments on account of services in connection with the Chapter 11 Case or in connection with the Plan and incident to the Chapter 11 Case.

Section 11.12. Preservation of Insurance. Except as necessary to be consistent with the Plan, the Plan and the discharge provided herein shall not diminish or impair the enforceability of insurance policies that may cover Claims against the Debtor, the Estate, or Assets or any other Person or Entity.

Section 11.13. Clarification Regarding Debtor’s Release. Notwithstanding this Article XI, nothing contained herein or in the Plan or the Confirmation Order shall affect, limit or impair the right of Clarendon Insurance Group, Clarendon National Insurance Company or any of their subsidiaries to pursue any claims they now have or may have hereafter against any of the Debtor’s subsidiaries, former or current officers, directors, principals, employees or agents, whether disclosed or undisclosed or any of the former or current officers or directors of any of the Debtor’s subsidiaries.

ARTICLE XII.

RETENTION OF JURISDICTION

Section 12.01. Exclusive Jurisdiction of Bankruptcy Court. Notwithstanding the entry of the Confirmation Order or the occurrence of the Effective Date, the Bankruptcy Court shall retain jurisdiction over all matters arising in, arising under or related to the Chapter 11 Case pursuant to section 1142 of the Bankruptcy Code and 28 U.S.C. section 1334 to the fullest extent permitted by the Bankruptcy Code and other applicable law, including, without limitation, such jurisdiction as is necessary to ensure that the purpose and intent of the Plan are carried out. Without limiting the generality of the foregoing, the Bankruptcy Court shall retain jurisdiction for the following purposes:

(a) to allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Equity Interest (whether filed before or after the Effective Date and whether or not contingent, Disputed or unliquidated), including the compromise, settlement and resolution of any request for payment of any Administrative Claim or Priority Claim, the resolution of any Objections to the allowance or priority of Claims or Equity Interests and to hear and determine any other issue presented hereby or arising hereunder, including during the pendency of any appeal relating to any Objection to such Claim or Equity Interest to the extent permitted under applicable law;

(b) to grant or deny any applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or the Plan, for periods ending on or before the Effective Date;

(c) to hear and determine motions, applications, adversary proceedings, contested matters and other litigated matters pending on, filed or commenced after the Effective Date that may be commenced by the Debtor, including proceedings with respect to the rights of the Debtor to recover Property under sections 542, 543 or 553 of the Bankruptcy Code, or to bring any other claim, including but limited to Avoidance Actions, or to otherwise collect to recover on account of any claim or Cause of Action of the Debtor or its Estate. In the event the Reorganized Debtor commences such a lawsuit or action, the filing of such suit shall not be deemed a modification of the Plan;

(d) to determine and resolve any matters related to the assumption, assumption and assignment or rejection of any executory contract or unexpired lease to which the Debtor is a party or with respect to which the Debtor may be liable, and to hear, determine and, if necessary, liquidate any Claims arising therefrom;

(e) to ensure that all payments due under the Plan and performance of the provisions of the Plan are accomplished as provided herein and resolve any issues relating to Distributions to Holders of Allowed Claims pursuant to the provisions of the Plan;

(f) to construe, take any action and issue such orders, prior to and following the Confirmation Date and consistent with section 1142 of the Bankruptcy Code, as may be necessary for the enforcement, implementation, execution and consummation of the Plan and all contracts, instruments, releases, other agreements or documents created in connection with the Plan, including, without limitation, the Disclosure Statement and the Confirmation Order, for the

maintenance of the integrity of the Plan in accordance with sections 524 and 1141 of the Bankruptcy Code following Consummation;

(g) to determine and resolve any case, controversies, suits or disputes that may arise in connection with the consummation, interpretation, implementation or enforcement of the Plan or the Confirmation Order, including the indemnification and injunction provisions set forth in and contemplated by the Plan or the Confirmation Order, or any entity’s rights arising under or obligations incurred in connection therewith;

(h) to modify the Plan before or after the Effective Date pursuant to section 1127 of the Bankruptcy Code or modify the Disclosure Statement, the Confirmation Order or any contract, instrument, release, or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order, or remedy any defect or omission or reconcile any inconsistency in any Bankruptcy Court order, the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order, in such manner as may be necessary or appropriate to consummate the Plan, to the extent authorized by the Bankruptcy Code and the Plan;

(i) to issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any entity with consummation, implementation or enforcement of the Plan or the Confirmation Order;

(j) to enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked or vacated;

(k) to determine any other matters that may arise in connection with or in relation to the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order, except as otherwise provided in the Plan;

(l) to determine such other matters and for such other purposes as may be provided in the Confirmation Order;

(m) to continue to enforce the automatic stay through the closing of the Debtor’s Estate;

(n) to determine and resolve controversies related to the Creditor Trust, the Creditor Trustee and the settlement of the Causes of Action, including to approve of settlements of the Causes of Action as contemplated by Section 6.07 of the Plan;

(o) to hear and determine any other matter relating to this Plan, including, without limitation, construing any ambiguities in the Plan or interpreting any provision of the Plan; and

(p) to enter a final decree closing the Chapter 11 Case.

ARTICLE XIII.

MODIFICATION AND REVOCATION OF THE PLAN

Section 13.01. Modification of the Plan. The Debtor may alter, amend or modify the Plan under section 1127 of the Bankruptcy Code or as otherwise permitted at any time prior to the Confirmation Hearing. After the Confirmation Date and prior to the substantial consummation of the Plan, and in accordance with the provisions of section 1127(b) of the Bankruptcy Code and the Bankruptcy Rules, the Debtor, so long as the treatment of Holders of Allowed Claims under the Plan is not adversely affected, may institute proceedings in the Bankruptcy Court to remedy any defect or omission or to reconcile any inconsistencies or ambiguities in the Plan, the Disclosure Statement or the Confirmation Order and any other matters as may be necessary to carry out the purposes and effects of the Plan; provided, however, that prior notice of such proceedings shall be served in accordance with Bankruptcy Rule 2002.

Section 13.02. Revocation of the Plan. The Debtor reserves the right to revoke or withdraw this Plan prior to the Confirmation Date or if the conditions set forth in Section 10.02 hereof have not been satisfied or waived in accordance with Section 10.03 hereof after the Confirmation Date, at any time up to the Effective Date. If the Debtor revokes or withdraw this Plan prior to the Confirmation Date, or if Confirmation or Consummation of the Plan does not occur, then (a) the Plan shall be deemed null and void in all respects, (b) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Class of Claims), assumption or rejection of executory contracts or leases effected by the Plan, and any document or agreement executed pursuant to the Plan, shall be deemed null and void, and (c) nothing contained in the Plan shall (i) constitute or be deemed a waiver or release of any Claims by or against, or any Equity Interests in, the Debtor or any other Person or Entity, (ii) prejudice in any manner the rights of the Debtor or any other Person, or (iii) constitute an admission, acknowledgment, offer or commitment of any sort by the Debtor or any other Person or Entity. In such event, nothing contained herein shall be deemed to constitute a waiver or release of any claims by or against the Debtor or any other Person or Entity or prejudice in any manner the rights of the Debtor or any Person or Entity in any further proceedings involving the Debtor.

ARTICLE XIV.

MISCELLANEOUS PROVISIONS

Section 14.01. Plan Supplement. No later than 15 days before the scheduled date for the beginning of the Confirmation Hearing, the Debtor shall file with the Bankruptcy Court in the Plan Supplement such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. Such documents shall include, without limitation, the Creditor Trust Agreement, the identity of the Creditor Trustee, the Litigation Consulting and Support Agreements, the Administrative Consulting and Support Agreements and the Amended and Restated Articles of Incorporation and Bylaws.

Section 14.02. Post-Effective Date Professional Fees. Any Professional Fees incurred by the Creditor Trustee after the Effective Date and before the close of the Chapter 11 Case shall be paid by the Creditor Trustee as Creditor Trust Expenses in the ordinary course of business; however, if any such fees are disputed and not resolved by the parties within a reasonable time, the Bankruptcy Court shall retain jurisdiction to resolve such dispute.

Section 14.03. Payment of Statutory Fees. All fees payable pursuant to 28 U.S.C. § 1930, as determined by the Bankruptcy Court at the Confirmation hearing, shall be paid on or before the Effective Date. After the Effective Date, the Creditor Trustee shall pay, prior to the closing of the Chapter 11 Case, in accordance with the Bankruptcy Code and the Bankruptcy Rules, all fees payable pursuant to 28 U.S.C. § 1930 that accrue after the Effective Date through and including the closing of the Chapter 11 Case. Payments in the statutorily required amounts shall be timely made for each calendar quarter until the Chapter 11 Case is closed by the entry of a final decree or the case is converted to chapter 7. The Creditor Trustee shall timely transmit to the United States Trustee, with copies to the Reorganized Debtor, appropriate affidavits indicating the disbursements made during each applicable calendar quarter. The Reorganized Debtor shall be liable for payment of all statutory fees described above to the extent that such fees are not timely paid by the Creditor Trustee.

Section 14.04. Severability. If, prior to the Confirmation Date, any term or provision of this Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court will have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision then will be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order will constitute a judicial determination and will provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

Section 14.05. Governing Law. Except to the extent th at the Bankruptcy Code or Bankruptcy Rules or other federal laws are applicable, and subject to the provisions of any contract, instrument, release, or other agreement or document entered into in connection with the Plan, the construction, implementation and enforcement of the Plan and all rights and obligations arising under the Plan, and any claim or controversy directly or indirectly based upon or arising out of this Plan or the transactions contemplated by this Plan (whether based on contract, tort, or any other theory), including all matters of construction, validity and performance, shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to conflicts of law principles which would apply the law of a jurisdiction other than the State of New York or the United States of America.

Section 14.06. Conflicts. To the extent any provision of the Disclosure Statement or the Confirmation Order (or any exhibits, schedules, appendices, supplements or amendments to the foregoing) or any other Order referenced in the Plan, conflict with or are in any way inconsistent with the terms of the Plan, the Plan shall govern and control.

Section 14.07. Notices. Any notice required or permitted to be provided under this Plan shall be in writing and served by either (a) certified mail, return receipt requested, postage prepaid, (b) hand delivery, or (c) reputable overnight delivery service, freight prepaid, to be addressed as follows:

If to the Debtor:	If to the Creditor Trustee:

Baker & Hostetler, LLP
Matthew H. Charity, Esq.
666 Fifth Avenue
New York, New York 10103

If to IMG or the Reorganized Debtor:	If to the Subordinated Debt Property Trustee:

Insurance Management Group, LLC	Sandra E. Horwitz
c/o Lancer Insurance Company	Vice President, Corporate Trust and Loan Agency
Attn: John Petrilli, Esq.	HSBC Bank USA, National Association
370 West Park Avenue	10 East 40th Street
Long Beach, NY 11561	New York, NY 10016-0200

with a copy to:	with a copy to:

Craig A. Bruens, Esq.	Tina Niehold Moss, Esq.
Gibson, Dunn & Crutcher, LLP	Pryor Cashman Sherman & Flynn
200 Park Avenue, 47th Floor	410 Park Avenue
New York, New York 10166-0193	New York, NY 10022

Section 14.08. Filing of Additional Documents. On or before substantial consummation of the Plan, the Debtor may issue, execute, deliver, and file with the Bankruptcy Court or record any agreements and other documents, and take any action as may be necessary or appropriate to effectuate, consummate and further evidence the terms and conditions of the Plan.

Section 14.09. No Admissions. Notwithstanding anything herein to the contrary, nothing contained in the Plan shall be deemed an admission by the Debtor with respect to any matter set forth herein, including, without limitation, liability on any Claim or Equity Interest or the propriety of any classification of any Claim or Equity Interest.

Section 14.10. Successors and Assigns. The Plan shall be binding on, and shall inure to the benefit of the Debtor, and its successors and assigns, including the Reorganized Debtor and the Creditor Trustee. The rights, benefits and obligations of any Person or Entity named or referred to in the Plan shall be binding upon, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of such Person or Entity.

Section 14.11. Reservation of Rights. Except as expressly set forth herein, this Plan shall have no force or effect unless the Bankruptcy Court shall enter the Confirmation Order and the Effective Date shall have occurred. Neither the filing of this Plan, any nor statement or provision contained herein, nor the taking of any action by the Debtor with respect to this Plan shall be or shall be deemed to be an admission or waiver of any rights of the Debtor prior to the Effective Date. If the Plan is not confirmed by a Final Order, or if the Plan is confirmed and does not become effective, the rights of all parties in interest in the Chapter 11 Case is and shall be reserved in full. Any concessions or settlements reflected herein, if any, are made for purposes of the Plan only, and if the Plan does not become effective, no party in interest in the Chapter 11 Case shall be bound or deemed prejudiced by any such concession or settlement.

Section 14.12. Section 1146 Exemption. Pursuant to section 1146(c) of the Bankruptcy Code, the issuance, transfer, or exchange of any Security under the Plan, or the making or delivery of an instrument of transfer under, in furtherance of, or in connection with, this Plan, including any merger agreements, agreements of consolidation, restructuring, disposition, liquidation or dissolution, deeds, bills of sale, and transfers of tangible property shall not be taxed under any law imposing a stamp tax, recording tax, personal property tax, real estate transfer tax, sales or use tax or other similar tax. Unless the Bankruptcy Court orders otherwise, all sales, transfers and assignments of owned and leased property approved by the Bankruptcy Court on or prior to the Effective Date shall be deemed to have been in furtherance of, or in connection with, the Plan.

Section 14.13. Section 1145 Exemption for New Common Stock. Pursuant to section 1145 of the Bankruptcy Code, the issuance of the New Common Stock under the Plan shall be exempt from registration under the Securities Act of 1933 and applicable state and local laws requiring registration for the offer or sale of securities.

Section 14.14. Further Assurances. Each of the Debtor, the Reorganized Debtor and the Creditor Trustee (on and after the Effective Date) is authorized to execute, deliver, file or record such contracts, agreements, instruments, releases and other documents and take or cause to be taken such action as may be necessary or appropriate to effectuate, implement and further evidence the terms, provisions and intent of this Plan and to consummate the transactions and transfers contemplated by the Plan.

Section 14.15. Determination of Tax Liability. The Debtor, the Reorganized Debtor or the Creditor Trustee, as the case may be, are authorized to request an expedited determination under section 505(b) of the Bankruptcy Code of the tax liability of the Debtor for all taxable periods ending after the Petition Date through and including the Effective Date.

Section 14.16. Substantial Consummation. On the Effective Date, the Plan shall be deemed to be substantially consummated under sections 1101 and 1127(b) of the Bankruptcy Code.

Section 14.17. Waiver. The Debtor reserves the right, in its sole discretion, to waive any provision of this Plan to the extent such provision is for the sole benefit of the Debtor.

Dated: October 17, 2005

            Rock Hill, New York

FRONTIER INSURANCE GROUP, INC.
Debtor and Debtor-in-Possession

/s/ SUZANNE R. LOUGHLIN
Suzanne R. Loughlin,
Executive Vice President
146 Rock Hill Drive, PO Box 859
Rock Hill, New York 12775

Exhibit A

Administrative Consulting and Support Agreement

AGREEMENT WITH CONSULTANT

AGREEMENT effective as of the date stated below by and between Suzanne Rhulen Loughlin (“Consultant”), residing at                              and Frontier Insurance Group, Inc. (“Client”), with principal offices located at 146 Rock Hill Drive, Rock Hill, New York 12775-0859.

W I T N E S S E T H :

WHEREAS Client wishes to retain the services of Consultant to perform certain services on behalf of the Client, and

WHEREAS Consultant wishes to perform such services as an independent contractor,

NOW THEREFORE in consideration of the premises and covenants and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

1.	RENDITION AND DESCRIPTION OF SERVICES

During the term of this Agreement, Consultant will furnish consulting services as specifically requested by Client’s Chief Executive Officer, or any employee of Client designated by Client’s Chief Executive Officer. Consultant shall report directly to such person or his designee; Consultant shall direct all inquiries to such person and shall not accept any requests for services except from such persons. The services and advice of Consultant will relate to work being done or planned by Client in administering the day to day operations of Client and its subsidiaries, acting as liaison between the Client and Client’s management and Board of Directors and acting as liaison between Client and such state and federal regulators having jurisdiction over any portion of the operations of Client and its subsidiaries.

2.	TERM OF AGREEMENT

This Agreement shall begin on the effective dated stated below and shall terminate upon thirty (30) days prior written notice by one party to the other in accordance with paragraph 7 hereof.

Notwithstanding the foregoing, Client may, at its option, terminate this Agreement upon ten (10) days written notice given to Consultant (or her heirs, executors or

1

conservators) in accordance with paragraph 7 hereof, upon the occurrence of any of the following events:

(a) Consultant’s death;

(b) Any permanent disability that makes it impossible for Consultant to render the services required by this Agreement; or

(c) Consultant’s engagement in activities directly competitive with Client’s business; Consultant will advise Client of its position with respect to any activity, employment, or business arrangement contemplated by Consultant which may be relevant to this paragraph. For this purpose, Consultant agrees to disclose any such plans to Client prior to implementation.

3.	WHERE SERVICES ARE TO BE PERFORMED

Consultant’s services will be performed on Client’s premises.

4.	COMPENSATION

For the term of this Agreement, Client will pay Consultant a consulting fee bimonthly at the rate of $75,000 per annum plus reasonable verified expenses approved by Client in advance.

5.	CONSULTANT AN INDEPENDENT CONTRACTOR

Consultant will furnish Consultant’s services as an independent contractor, and not as an employee of Client, or of any company affiliated with Client. Consultant has no power or authority to act for, represent, or bind Client, or any company affiliated with Client in any manner. Consultant is not entitled to any medical coverage, life insurance, participation in Client’s savings plan, or other benefits afforded to Client’s regular employees, or those of Client’s affiliated companies. All of Consultant’s activities will be at her own risk. If Client or any of its affiliated companies is required to pay or withhold any taxes or make any other payment with respect to fees payable to Consultant, Consultant will reimburse Client or the affiliated company in full for taxes paid, and permit Client to make deductions for taxes required to be withheld from any sum due Consultant.

2

6.	CONSULTANT’S ADDITIONAL RESPONSIBILITIES

(a) Unless expressly authorized by Client in writing, Consultant agrees not to use, except for the sole purpose of its consulting services on behalf of Client, and further agrees to hold in strict confidence, any and all confidential and proprietary information of the Client developed for the Client by Consultant, or disclosed by Client to Consultant, either in writing or orally and either directly or indirectly. Consultant further agrees that no personally identifiable information provided by Client to Consultant shall be used or disclosed by Consultant for any purpose not related to the performance of services under this Agreement or in violation of any state or federal statute or regulation.

(b) Except as otherwise required by law, Consultant agrees that any inventions, works of authorship or other intellectual property, including, but not limited to, source code and documentation, conceived, developed, originated, fixed or reduced to practice by Consultant or under Consultant’s direction during Consultant’s assignment to Client shall be the sole and complete property of Client, whether as a work made for hire or otherwise. Consultant hereby assigns and conveys Consultant’s entire right, title and interest to any and all resulting copyrights, patents and trade secrets to Client or to its customer, as the case may be. Consultant agrees to sign all applications or registrations for patents, trademarks and copyrights properly prepared by Client, and any other instruments deemed necessary or helpful for Client to secure and enforce its rights. Consultant shall make no charge or claim for additional compensation or any other consideration for signing such documents.

This paragraph 6 shall survive termination of this Agreement.

7.	NOTICES

All notices and other communications hereunder shall be in writing and delivered in person or sent by registered or certified mail, return receipt requested (or its equivalent); if to the Client, at                          Counsel, and if to Consultant, at                     . Any party may change its address by written notice to the other party complying as to delivery with the terms of this section.

8.	ENTIRE AGREEMENT

This Agreement embodies the entire agreement between the parties with respect to the transactions contemplated, and there have been no agreements, representations or warranties other than those set forth in this Agreement.

9.	AMENDMENTS, MODIFICATION

No amendment or modification of any provision of this Agreement shall be effective, and no waiver of any provision of this Agreement, nor consent to any departure therefrom, shall be effective, unless it is in writing and signed by all parties to this Agreement with the

3

same formalities as this Agreement, and then such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

10.	NO WAIVER

No failure on the part of either party to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right under this Agreement preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the parties provided herein are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law.

11.	SEVERABILITY

Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

12.	SUCCESSORS AND ASSIGNS

This Agreement shall be binding upon and inure to the benefit of the parties herein and their respective successors. This Agreement shall not be assignable by any party hereto without the prior written consent of all parties hereto. Any assignment or attempted or purported assignment without such consent shall be void and of no effect.

13.	COUNTERPARTS

This Agreement may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which when taken together, shall constitute one and the same agreement.

14.	HEADINGS

Section headings herein are included for the convenience of references only and shall not constitute a part of this Agreement for any other purpose.

15.	GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to the choice of law doctrine of such state.

4

16.	SUBMISSION TO JURISDICTION

(a) Any action or proceeding brought by either party against the other party relating in any way to this Agreement or the subject matter hereof shall be brought in the New York State Supreme Court for Sullivan or Nassau County or in the United States District Court for the Eastern District of New York.

For the purposes of this Agreement, each party irrevocably submits to the jurisdiction of the New York State Supreme Court for Sullivan or Nassau County and the jurisdiction of the United States District Court for the Eastern District of New York and each party hereby agrees that all suits, actions and proceedings brought by such party hereunder shall be brought only in the New York State Supreme Court, Sullivan or Nassau County or the United States District Court for the Eastern District of New York.

(b) Each party irrevocably waives, to the fullest extent permitted by law, any objection which he or it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court, any claim that any such suit, action or proceeding brought in such court has been brought in an inconvenient forum and the right object, with respect to any such suit, action or proceeding brought in any such court, that such court does not have jurisdiction over such party or the other party.

(c) In any such suit, action or proceeding, each party waives, to the fullest extent it may effectively do so, personal service of any summons, complaint or other process and agrees that the service thereof may be made by certified or registered mail accompanied by first class prepaid ordinary postage, addressed to such party at its address.

(d) Each party agrees that a final non-appealable judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding.

IN WITNESS WHEREOF, the parties have executed this Agreement on                     , 2005.

	Client:	Consultant:
Frontier Insurance Group, Inc.

BY:
Suzanne Rhulen Loughlin

5

Exhibit B

Litigation Consulting and Support Agreements

AGREEMENT WITH CONSULTANT

AGREEMENT effective as of the date stated below by and between Harry W. Rhulen (“Consultant”), residing at                          and                          (“Client”), in its capacity as Creditor Trustee of the Creditor Trust established pursuant to the Chapter 11 Plan of Reorganization of Frontier Insurance Group, Inc. (“Plan of Reorganization”).

W I T N E S S E T H :

WHEREAS Client wishes to retain the services of Consultant to perform certain services on behalf of the Client, and

WHEREAS Consultant wishes to perform such services as an independent contractor,

NOW THEREFORE in consideration of the premises and covenants and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

1.	RENDITION AND DESCRIPTION OF SERVICES

During the term of this Agreement, Consultant will furnish consulting services as specifically requested by Client or such other individual designated by Client. Consultant shall report directly to the Client or his designee; Consultant shall direct all inquiries to such person and shall not accept any requests for services except from such persons. The services and advice of Consultant will relate to work being done or planned by Client in prosecuting the causes of action within the possession of the Creditor Trust established pursuant to the Plan of Reorganization, including but not limited to the prosecution of Frontier Insurance Group, Inc. v. Ernst & Young, LLP (Sup. Ct. NY County, Index No. 0601461/2003), and, further, to assist in the liquidation of all other assets in the Creditor Trust. Consultant’s duties shall include but not be limited to collecting documents, maintaining records, marshalling witnesses, providing information and data, testifying and assisting counsel as Client directs.

2.	TERM OF AGREEMENT

This Agreement shall begin on the effective dated stated below and shall terminate upon thirty (30) days prior written notice by one party to the other in accordance with paragraph 7 hereof.

1

Notwithstanding the foregoing, Client may, at its option, terminate this Agreement upon ten (10) days written notice given to Consultant (or his heirs, executors or conservators) in accordance with paragraph 7 hereof, upon the occurrence of any of the following events:

(a) Consultant’s death;

(b) Any permanent disability that makes it impossible for Consultant to render the services required by this Agreement; or

(c) Consultant’s engagement in activities directly competitive with Client’s business; Consultant will advise Client of its position with respect to any activity, employment, or business arrangement contemplated by Consultant which may be relevant to this paragraph. For this purpose, Consultant agrees to disclose any such plans to Client prior to implementation.

3.	WHERE SERVICES ARE TO BE PERFORMED

Consultant’s services will be performed on or off Client’s premises.

4.	COMPENSATION

For the term of this Agreement, Client will pay Consultant a consulting fee bimonthly at the rate of $107,500 per annum plus reasonable verified expenses approved by Client in advance.

5.	CONSULTANT AN INDEPENDENT CONTRACTOR

Consultant will furnish Consultant’s services as an independent contractor, and not as an employee of Client, or of any company affiliated with Client. Consultant has no power or authority to act for, represent, or bind Client, or any company affiliated with Client in any manner. Consultant is not entitled to any medical coverage, life insurance, participation in Client’s savings plan, or other benefits afforded to Client’s regular employees, or those of Client’s affiliated companies. All of Consultant’s activities will be at her own risk. If Client or any of its affiliated companies is required to pay or withhold any taxes or make any other payment with respect to fees payable to Consultant, Consultant will reimburse Client or the affiliated company in full for taxes paid, and permit Client to make deductions for taxes required to be withheld from any sum due Consultant.

2

6.	CONSULTANT’S ADDITIONAL RESPONSIBILITIES

(a) Unless expressly authorized by Client in writing, Consultant agrees not to use, except for the sole purpose of its consulting services on behalf of Client, and further agrees to hold in strict confidence, any and all confidential and proprietary information of the Client developed for the Client by Consultant, or disclosed by Client to Consultant, either in writing or orally and either directly or indirectly. Consultant further agrees that no personally identifiable information provided by Client to Consultant shall be used or disclosed by Consultant for any purpose not related to the performance of services under this Agreement or in violation of any state or federal statute or regulation.

(b) Except as otherwise required by law, Consultant agrees that any inventions, works of authorship or other intellectual property, including, but not limited to, source code and documentation, conceived, developed, originated, fixed or reduced to practice by Consultant or under Consultant’s direction during Consultant’s assignment to Client shall be the sole and complete property of Client, whether as a work made for hire or otherwise. Consultant hereby assigns and conveys Consultant’s entire right, title and interest to any and all resulting copyrights, patents and trade secrets to Client or to its customer, as the case may be. Consultant agrees to sign all applications or registrations for patents, trademarks and copyrights properly prepared by Client, and any other instruments deemed necessary or helpful for Client to secure and enforce its rights. Consultant shall make no charge or claim for additional compensation or any other consideration for signing such documents.

This paragraph 6 shall survive termination of this Agreement.

7.	NOTICES

All notices and other communications hereunder shall be in writing and delivered in person or sent by registered or certified mail, return receipt requested (or its equivalent); if to the Client, at                             , and if to Consultant, at                             . Any party may change its address by written notice to the other party complying as to delivery with the terms of this section.

8.	ENTIRE AGREEMENT

This Agreement embodies the entire agreement between the parties with respect to the transactions contemplated, and there have been no agreements, representations or warranties other than those set forth in this Agreement.

9.	AMENDMENTS, MODIFICATION

No amendment or modification of any provision of this Agreement shall be effective, and no waiver of any provision of this Agreement, nor consent to any departure therefrom, shall be effective, unless it is in writing and signed by all parties to this Agreement with the

3

same formalities as this Agreement, and then such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

10.	NO WAIVER

No failure on the part of either party to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right under this Agreement preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the parties provided herein are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law.

11.	SEVERABILITY

Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

12.	SUCCESSORS AND ASSIGNS

This Agreement shall be binding upon and inure to the benefit of the parties herein and their respective successors. This Agreement shall not be assignable by any party hereto without the prior written consent of all parties hereto. Any assignment or attempted or purported assignment without such consent shall be void and of no effect.

13.	COUNTERPARTS

This Agreement may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which when taken together, shall constitute one and the same agreement.

14.	HEADINGS

Section headings herein are included for the convenience of references only and shall not constitute a part of this Agreement for any other purpose.

15.	GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to the choice of law doctrine of such state.

4

16.	SUBMISSION TO JURISDICTION

(a) Any action or proceeding brought by either party against the other party relating in any way to this Agreement or the subject matter hereof shall be brought in the New York State Supreme Court for Sullivan or Nassau County or in the United States District Court for the Eastern District of New York.

For the purposes of this Agreement, each party irrevocably submits to the jurisdiction of the New York State Supreme Court for Sullivan or Nassau County and the jurisdiction of the United States District Court for the Eastern District of New York and each party hereby agrees that all suits, actions and proceedings brought by such party hereunder shall be brought only in the New York State Supreme Court, Sullivan or Nassau County or the United States District Court for the Eastern District of New York.

(b) Each party irrevocably waives, to the fullest extent permitted by law, any objection which he or it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court, any claim that any such suit, action or proceeding brought in such court has been brought in an inconvenient forum and the right object, with respect to any such suit, action or proceeding brought in any such court, that such court does not have jurisdiction over such party or the other party.

(d) In any such suit, action or proceeding, each party waives, to the fullest extent it may effectively do so, personal service of any summons, complaint or other process and agrees that the service thereof may be made by certified or registered mail accompanied by first class prepaid ordinary postage, addressed to such party at its address.

(e) Each party agrees that a final non-appealable judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding.

IN WITNESS WHEREOF, the parties have executed this Agreement on                     , 2005.

Client:	Consultant:

By:
Harry W. Rhulen

5

AGREEMENT WITH CONSULTANT

AGREEMENT effective as of the date stated below by and between Suzanne Rhulen Loughlin (“Consultant”), residing at                         , and                          (“Client”), in its capacity as Creditor Trustee of the Creditor Trust established pursuant to the Chapter 11 Plan of Reorganization of Frontier Insurance Group, Inc. (“Plan of Reorganization”).

W I T N E S S E T H :

WHEREAS Client wishes to retain the services of Consultant to perform certain services on behalf of the Client, and

WHEREAS Consultant wishes to perform such services as an independent contractor,

NOW THEREFORE in consideration of the premises and covenants and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

1.	RENDITION AND DESCRIPTION OF SERVICES

During the term of this Agreement, Consultant will furnish consulting services as specifically requested by Client or such other individual designated by Client. Consultant shall report directly to the Client or his designee; Consultant shall direct all inquiries to such person and shall not accept any requests for services except from such persons. The services and advice of Consultant will relate to work being done or planned by Client in prosecuting the causes of action within the possession of the Creditor Trust established pursuant to the Plan of Reorganization, including but not limited to the prosecution of Frontier Insurance Group, Inc. v. Ernst & Young, LLP (Sup. Ct. NY County, Index No. 0601461/2003), and, further, to assist in the liquidation of all other assets in the Creditor Trust. Consultant’s duties shall include but not be limited to collecting documents, maintaining records, marshalling witnesses, providing information and data, testifying and assisting counsel as Client directs.

2.	TERM OF AGREEMENT

This Agreement shall begin on the effective dated stated below and shall terminate upon thirty (30) days prior written notice by one party to the other in accordance with paragraph 7 hereof.

1

Notwithstanding the foregoing, Client may, at its option, terminate this Agreement upon ten (10) days written notice given to Consultant (or her heirs, executors or conservators) in accordance with paragraph 7 hereof, upon the occurrence of any of the following events:

(a) Consultant’s death;

(b) Any permanent disability that makes it impossible for Consultant to render the services required by this Agreement; or

(c) Consultant’s engagement in activities directly competitive with Client’s business; Consultant will advise Client of its position with respect to any activity, employment, or business arrangement contemplated by Consultant which may be relevant to this paragraph. For this purpose, Consultant agrees to disclose any such plans to Client prior to implementation.

3.	WHERE SERVICES ARE TO BE PERFORMED

Consultant’s services will be performed on or off Client’s premises.

4.	COMPENSATION

For the term of this Agreement, Client will pay Consultant a consulting fee bimonthly at the rate of $75,000 per annum plus reasonable verified expenses approved by Client in advance.

5.	CONSULTANT AN INDEPENDENT CONTRACTOR

Consultant will furnish Consultant’s services as an independent contractor, and not as an employee of Client, or of any company affiliated with Client. Consultant has no power or authority to act for, represent, or bind Client, or any company affiliated with Client in any manner. Consultant is not entitled to any medical coverage, life insurance, participation in Client’s savings plan, or other benefits afforded to Client’s regular employees, or those of Client’s affiliated companies. All of Consultant’s activities will be at her own risk. If Client or any of its affiliated companies is required to pay or withhold any taxes or make any other payment with respect to fees payable to Consultant, Consultant will reimburse Client or the affiliated company in full for taxes paid, and permit Client to make deductions for taxes required to be withheld from any sum due Consultant.

2

6.	CONSULTANT’S ADDITIONAL RESPONSIBILITIES

(a) Unless expressly authorized by Client in writing, Consultant agrees not to use, except for the sole purpose of its consulting services on behalf of Client, and further agrees to hold in strict confidence, any and all confidential and proprietary information of the Client developed for the Client by Consultant, or disclosed by Client to Consultant, either in writing or orally and either directly or indirectly. Consultant further agrees that no personally identifiable information provided by Client to Consultant shall be used or disclosed by Consultant for any purpose not related to the performance of services under this Agreement or in violation of any state or federal statute or regulation.

(b) Except as otherwise required by law, Consultant agrees that any inventions, works of authorship or other intellectual property, including, but not limited to, source code and documentation, conceived, developed, originated, fixed or reduced to practice by Consultant or under Consultant’s direction during Consultant’s assignment to Client shall be the sole and complete property of Client, whether as a work made for hire or otherwise. Consultant hereby assigns and conveys Consultant’s entire right, title and interest to any and all resulting copyrights, patents and trade secrets to Client or to its customer, as the case may be. Consultant agrees to sign all applications or registrations for patents, trademarks and copyrights properly prepared by Client, and any other instruments deemed necessary or helpful for Client to secure and enforce its rights. Consultant shall make no charge or claim for additional compensation or any other consideration for signing such documents.

This paragraph 6 shall survive termination of this Agreement.

7.	NOTICES

All notices and other communications hereunder shall be in writing and delivered in person or sent by registered or certified mail, return receipt requested (or its equivalent); if to the Client, at                         , and if to Consultant, at                     . Any party may change its address by written notice to the other party complying as to delivery with the terms of this section.

8.	ENTIRE AGREEMENT

This Agreement embodies the entire agreement between the parties with respect to the transactions contemplated, and there have been no agreements, representations or warranties other than those set forth in this Agreement.

9.	AMENDMENTS, MODIFICATION

No amendment or modification of any provision of this Agreement shall be effective, and no waiver of any provision of this Agreement, nor consent to any departure therefrom, shall be effective, unless it is in writing and signed by all parties to this Agreement with the

3

same formalities as this Agreement, and then such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

10.	NO WAIVER

No failure on the part of either party to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right under this Agreement preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the parties provided herein are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law.

11.	SEVERABILITY

Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

12.	SUCCESSORS AND ASSIGNS

This Agreement shall be binding upon and inure to the benefit of the parties herein and their respective successors. This Agreement shall not be assignable by any party hereto without the prior written consent of all parties hereto. Any assignment or attempted or purported assignment without such consent shall be void and of no effect.

13.	COUNTERPARTS

This Agreement may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which when taken together, shall constitute one and the same agreement.

14.	HEADINGS

Section headings herein are included for the convenience of references only and shall not constitute a part of this Agreement for any other purpose.

15.	GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to the choice of law doctrine of such state.

4

16.	SUBMISSION TO JURISDICTION

(a) Any action or proceeding brought by either party against the other party relating in any way to this Agreement or the subject matter hereof shall be brought in the New York State Supreme Court for Sullivan or Nassau County or in the United States District Court for the Eastern District of New York.

For the purposes of this Agreement, each party irrevocably submits to the jurisdiction of the New York State Supreme Court for Sullivan or Nassau County and the jurisdiction of the United States District Court for the Eastern District of New York and each party hereby agrees that all suits, actions and proceedings brought by such party hereunder shall be brought only in the New York State Supreme Court, Sullivan or Nassau County or the United States District Court for the Eastern District of New York.

(b) Each party irrevocably waives, to the fullest extent permitted by law, any objection which he or it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court, any claim that any such suit, action or proceeding brought in such court has been brought in an inconvenient forum and the right object, with respect to any such suit, action or proceeding brought in any such court, that such court does not have jurisdiction over such party or the other party.

(d) In any such suit, action or proceeding, each party waives, to the fullest extent it may effectively do so, personal service of any summons, complaint or other process and agrees that the service thereof may be made by certified or registered mail accompanied by first class prepaid ordinary postage, addressed to such party at its address.

(e) Each party agrees that a final non-appealable judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding.

IN WITNESS WHEREOF, the parties have executed this Agreement on                     , 2005.

Client:	Consultant:

By:
Suzanne Rhulen Loughlin

5

AGREEMENT WITH CONSULTANT

AGREEMENT effective as of the date stated below by and between Doug Moat (“Consultant”), residing at                          and                          (“Client”), in its capacity as Creditor Trustee of the Creditor Trust established pursuant to the Chapter 11 Plan of Reorganization of Frontier Insurance Group, Inc. (“Plan of Reorganization”).

W I T N E S S E T H :

WHEREAS Client wishes to retain the services of Consultant to perform certain services on behalf of the Client, and

WHEREAS Consultant wishes to perform such services as an independent contractor,

NOW THEREFORE in consideration of the premises and covenants and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

1.	RENDITION AND DESCRIPTION OF SERVICES

During the term of this Agreement, Consultant will furnish consulting services as specifically requested by Client or such other individual designated by Client. Consultant shall report directly to the Client or his designee; Consultant shall direct all inquiries to such person and shall not accept any requests for services except from such persons. The services and advice of Consultant will relate to work being done or planned by Client in prosecuting the causes of action within the possession of the Creditor Trust established pursuant to the Plan of Reorganization, including but not limited to the prosecution of Frontier Insurance Group, Inc. v. Ernst & Young, LLP (Sup. Ct. NY County, Index No. 0601461/2003), and, further, to assist in the liquidation of all other assets in the Creditor Trust. Consultant’s duties shall include but not be limited to collecting documents, maintaining records, marshalling witnesses, providing information and data, testifying and assisting counsel as Client directs.

2.	TERM OF AGREEMENT

This Agreement shall begin on the effective dated stated below and shall terminate upon thirty (30) days prior written notice by one party to the other in accordance with paragraph 7 hereof.

1

Notwithstanding the foregoing, Client may, at its option, terminate this Agreement upon ten (10) days written notice given to Consultant (or his heirs, executors or conservators) in accordance with paragraph 7 hereof, upon the occurrence of any of the following events:

(a) Consultant’s death;

(b) Any permanent disability that makes it impossible for Consultant to render the services required by this Agreement; or

(c) Consultant’s engagement in activities directly competitive with Client’s business; Consultant will advise Client of its position with respect to any activity, employment, or business arrangement contemplated by Consultant which may be relevant to this paragraph. For this purpose, Consultant agrees to disclose any such plans to Client prior to implementation.

3.	WHERE SERVICES ARE TO BE PERFORMED

Consultant’s services will be performed on or off Client’s premises.

4.	COMPENSATION

For the term of this Agreement, Client will pay Consultant a consulting fee bimonthly at the rate of $50,000 per annum plus reasonable verified expenses approved by Client in advance.

5.	CONSULTANT AN INDEPENDENT CONTRACTOR

Consultant will furnish Consultant’s services as an independent contractor, and not as an employee of Client, or of any company affiliated with Client. Consultant has no power or authority to act for, represent, or bind Client, or any company affiliated with Client in any manner. Consultant is not entitled to any medical coverage, life insurance, participation in Client’s savings plan, or other benefits afforded to Client’s regular employees, or those of Client’s affiliated companies. All of Consultant’s activities will be at her own risk. If Client or any of its affiliated companies is required to pay or withhold any taxes or make any other payment with respect to fees payable to Consultant, Consultant will reimburse Client or the affiliated company in full for taxes paid, and permit Client to make deductions for taxes required to be withheld from any sum due Consultant.

2

6.	CONSULTANT’S ADDITIONAL RESPONSIBILITIES

(a) Unless expressly authorized by Client in writing, Consultant agrees not to use, except for the sole purpose of its consulting services on behalf of Client, and further agrees to hold in strict confidence, any and all confidential and proprietary information of the Client developed for the Client by Consultant, or disclosed by Client to Consultant, either in writing or orally and either directly or indirectly. Consultant further agrees that no personally identifiable information provided by Client to Consultant shall be used or disclosed by Consultant for any purpose not related to the performance of services under this Agreement or in violation of any state or federal statute or regulation.

(b) Except as otherwise required by law, Consultant agrees that any inventions, works of authorship or other intellectual property, including, but not limited to, source code and documentation, conceived, developed, originated, fixed or reduced to practice by Consultant or under Consultant’s direction during Consultant’s assignment to Client shall be the sole and complete property of Client, whether as a work made for hire or otherwise. Consultant hereby assigns and conveys Consultant’s entire right, title and interest to any and all resulting copyrights, patents and trade secrets to Client or to its customer, as the case may be. Consultant agrees to sign all applications or registrations for patents, trademarks and copyrights properly prepared by Client, and any other instruments deemed necessary or helpful for Client to secure and enforce its rights. Consultant shall make no charge or claim for additional compensation or any other consideration for signing such documents.

This paragraph 6 shall survive termination of this Agreement.

7.	NOTICES

All notices and other communications hereunder shall be in writing and delivered in person or sent by registered or certified mail, return receipt requested (or its equivalent); if to the Client, at                             , and if to Consultant, at                         . Any party may change its address by written notice to the other party complying as to delivery with the terms of this section.

8.	ENTIRE AGREEMENT

This Agreement embodies the entire agreement between the parties with respect to the transactions contemplated, and there have been no agreements, representations or warranties other than those set forth in this Agreement.

9.	AMENDMENTS, MODIFICATION

No amendment or modification of any provision of this Agreement shall be effective, and no waiver of any provision of this Agreement, nor consent to any departure therefrom, shall be effective, unless it is in writing and signed by all parties to this Agreement with the

3

same formalities as this Agreement, and then such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

10.	NO WAIVER

No failure on the part of either party to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right under this Agreement preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the parties provided herein are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law.

11.	SEVERABILITY

Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

12.	SUCCESSORS AND ASSIGNS

This Agreement shall be binding upon and inure to the benefit of the parties herein and their respective successors. This Agreement shall not be assignable by any party hereto without the prior written consent of all parties hereto. Any assignment or attempted or purported assignment without such consent shall be void and of no effect.

13.	COUNTERPARTS

This Agreement may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which when taken together, shall constitute one and the same agreement.

14.	HEADINGS

Section headings herein are included for the convenience of references only and shall not constitute a part of this Agreement for any other purpose.

15.	GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to the choice of law doctrine of such state.

4

16.	SUBMISSION TO JURISDICTION

(a) Any action or proceeding brought by either party against the other party relating in any way to this Agreement or the subject matter hereof shall be brought in the New York State Supreme Court for Sullivan or Nassau County or in the United States District Court for the Eastern District of New York.

For the purposes of this Agreement, each party irrevocably submits to the jurisdiction of the New York State Supreme Court for Sullivan or Nassau County and the jurisdiction of the United States District Court for the Eastern District of New York and each party hereby agrees that all suits, actions and proceedings brought by such party hereunder shall be brought only in the New York State Supreme Court, Sullivan or Nassau County or the United States District Court for the Eastern District of New York.

(b) Each party irrevocably waives, to the fullest extent permitted by law, any objection which he or it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court, any claim that any such suit, action or proceeding brought in such court has been brought in an inconvenient forum and the right object, with respect to any such suit, action or proceeding brought in any such court, that such court does not have jurisdiction over such party or the other party.

(c) In any such suit, action or proceeding, each party waives, to the fullest extent it may effectively do so, personal service of any summons, complaint or other process and agrees that the service thereof may be made by certified or registered mail accompanied by first class prepaid ordinary postage, addressed to such party at its address.

(d) Each party agrees that a final non-appealable judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding.

IN WITNESS WHEREOF, the parties have executed this Agreement on                     , 2005.

Client:	Consultant:

By:
Doug Moat

5

Exhibit B

Budget of Operating Expenses of Reorganized Debtor

Reorganized Frontier Insurance Group, Inc.

Estimated Operating Costs

For the Year Ended December 31, 2006

Reorganized Frontier Insurance Group, Inc.

	Jan-06	Feb-06	Mar-06	Apr-06	May-06	Jun-06	Jul-06	Aug-06	Sep-06	Oct-06	Nov-06	Dec-06	Total
Revenue:
None													—
													—
Revenue	—	—	—	—	—	—	—	—	—	—	—	—	—
Payroll:
Salaries *	7,150	7,150	7,150	7,150	7,150	7,150	7,150	7,150	7,150	7,150	7,150	7,150	85,800
Payroll Taxes & Benefits **	1,788	1,788	1,788	1,788	1,788	1,788	1,788	1,788	1,788	1,788	1,788	1,788	21,450
Payroll	8,938	8,938	8,938	8,938	8,938	8,938	8,938	8,938	8,938	8,938	8,938	8,938	107,250
Rent & Utilities:
Rent & Lease Expense	4,050	4,050	4,050	4,050	4,050	4,050	4,050	4,050	4,050	4,050	4,050	4,050	48,598
Utilities - Remote Property	600	600	600	600	600	600	600	600	600	600	600	600	7,200
Storage	200	200	200	200	200	200	200	200	200	200	200	200	2,400
Rent & Utilities	4,850	4,850	4,850	4,850	4,850	4,850	4,850	4,850	4,850	4,850	4,850	4,850	58,198
Office Operations:
Telephone	1,000	1,000	1,000	1,000	1,000	1,000	1,000	1,000	1,000	1,000	1,000	1,000	12,000
Postage	100	100	100	100	100	100	100	100	100	100	100	100	1,200
Printing & Supplies	175	175	175	175	175	175	175	175	175	175	175	175	2,100
Office Equipment & General	225	225	225	225	225	225	225	225	225	225	225	225	2,700
Office Operations	1,500	1,500	1,500	1,500	1,500	1,500	1,500	1,500	1,500	1,500	1,500	1,500	18,000
Insurance:
GL, P&C and W/C	2,516	2,516	2,516	2,516	2,516	2,516	2,516	2,516	2,516	2,516	2,516	2,516	30,192
Umbrella ($1mm coverage)	417	417	417	417	417	417	417	417	417	417	417	417	5,000
ERISA	2,200												2,200
Rhulen Bldg - Property insurance			6,528						6,528				13,056
Insurance	5,133	2,933	9,461	2,933	2,933	2,933	2,933	2,933	9,461	2,933	2,933	2,933	50,448
Legal & Prof Fees:
Accounting	417	417	417	417	417	417	417	417	417	417	417	417	5,000
Legal - Corporate	1,667	1,667	1,667	1,667	1,667	1,667	1,667	1,667	1,667	1,667	1,667	1,667	20,000
Consulting ***	6,250	6,250	6,250	6,250	6,250	6,250	6,250	6,250	6,250	6,250	6,250	6,250	75,000
Legal & Prof Fees	2,083	2,083	2,083	2,083	2,083	2,083	2,083	2,083	2,083	2,083	2,083	2,083	25,000
Other:
T&E	100	100	100	100	100	100	100	100	100	100	100	100	1,200
Bank fees	50	50	50	50	50	50	50	50	50	50	50	50	600
Computer & Data Processing	83	83	83	83	83	83	83	83	83	83	83	83	1,000
Other	233	233	233	233	233	233	233	233	233	233	233	233	2,800
Total Projected Net Income/(Loss)	(28,987)	(26,787)	(33,315)	(26,787)	(26,787)	(26,787)	(26,787)	(26,787)	(33,315)	(26,787)	(26,787)	(26,787)	(336,696)

Note 1: Under the Plan, Reorganized Frontier Insurance Group, Inc. will provide indemnification (claims and legal) for the former Officers and Directors of Frontier Insurance Group, Inc. in the amount of $1 million in the aggregate.

Note 2: It is assumed that MedPro agency will generate sufficient commission revenue to pay its operating expenses, however it is not anticipated that there will be any additional income to Reorganized Frontier. As such, all income and expenses of MedPro are not included in the budget above.

*	- Salaries assumes 1 Bookkeeper and 1 Clerical.

**	- Benefits include payroll taxes and employee benefits. Estimated at 25%.

***	- Consulting assumes S. Loughlin @ $150k annual 50% of time.